   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997


                                                      REGISTRATION NO. 333-41293

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         FLEXTRONICS INTERNATIONAL LTD.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           SINGAPORE                          0-23354                       NOT APPLICABLE
STATE OR OTHER JURISDICTION OF       (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER IDENTIFICATION
         INCORPORATION                                                           NO.)


                           514 CHAI CHEE LANE #04-13
                            BEDOK INDUSTRIAL ESTATE
                                SINGAPORE 469029
                                 (65) 449-5255
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                MICHAEL E. MARKS
                            CHIEF EXECUTIVE OFFICER
                         FLEXTRONICS INTERNATIONAL LTD.
                           514 CHAI CHEE LANE #04-13
                            BEDOK INDUSTRIAL ESTATE
                                SINGAPORE 469029
                                 (65) 449-5255
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                            GORDON K. DAVIDSON, ESQ.
                            DAVID K. MICHAELS, ESQ.
                            CARLTON X. OSBORNE, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306
                                 (415) 494-0600

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As promptly as practicable after this Registration Statements becomes effective.

    If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED DECEMBER 19, 1997

                                  $150,000,000
                           OFFER FOR ALL OUTSTANDING
                   8 3/4% SENIOR SUBORDINATED NOTES DUE 2007
                                IN EXCHANGE FOR
             8 3/4% OF SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                                       OF

                         FLEXTRONICS INTERNATIONAL LTD.
                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.
         NEW YORK CITY TIME, ON                , 1997, UNLESS EXTENDED.

    Flextronics International Ltd., a Singapore company (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $150,000,000 of 8 3/4% Series B Senior Subordinated Notes due 2007 of the Company (the "New Notes") for a like principal amount of the issued and outstanding 8 3/4% Senior Subordinated Notes due 2007 of the Company (the "Old Notes" and, together with the New Notes, the "Notes") with the holders thereof. The terms of the New Notes are identical in all respects to the terms of the Old Notes, except that the terms of the New Notes do not include certain transfer restrictions and registration rights included in the terms of the Old Notes.

    For each Old Note accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from October 15, 1997. Accordingly, if the relevant record date for interest payment occurs after the consummation of the Exchange Offer, registered holders of New Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 1997. If, however, the relevant record date for interest payment occurs prior to the completion of the Exchange Offer, registered holders of Old Notes on such record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date, the record date for which occurs on or after consummation of the Exchange Offer.

    The Old Notes were issued on October 15, 1997 (the "Old Note Offering") in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act. Accordingly, the Old Notes may not be reoffered, resold, pledged, hypothecated or otherwise transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. The Old Notes are, and the New Notes will be, general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein), including borrowings under the New Credit Facility (as defined herein). The Indenture (as defined herein) permits the Company to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. As of September 30, 1997, on a pro forma basis, the Company had approximately $150.0 million of Senior Debt outstanding and, through its Subsidiaries, had additional liabilities (including trade payables and capital lease obligations) aggregating approximately $148.5 million, which would rank senior, or effectively senior, as the case may be, in right of payment to the Notes.

    The New Notes are being offered hereby to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated October 9, 1997 (the "Registration Rights Agreement"), among the Company and the initial purchasers of the Old Notes. The Company is making the Exchange Offer in reliance upon interpretations of the staff of the Securities and Exchange Commission (the "Commission") by which the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of the holder's business and the holder has no arrangement or understanding with any person to participate in the distribution of the New Notes. If any holder of Old Notes is an affiliate of the Company, or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, the holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities.

    The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined herein). If the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the holders thereof. See "The Exchange Offer." The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automatic Linkages market (the "PORTAL Market") of the National Association of Securities Dealers, Inc. Prior to this Exchange Offer, there has been no public market for the New Notes. If a market for the New Notes develops, the New Notes could trade at a discount from their principal amount. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation on any automated quotation system. There is no assurance that an active public market for the New Notes will develop.

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES OFFERED HEREBY.
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

               The date of this Prospectus is             , 1997.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including "Risk Factors" and the consolidated financial statements and notes thereto, appearing elsewhere in this Prospectus. In this Prospectus, references to "U.S. dollars" and "$" are to United States currency and references to "Singapore dollars" and "S$" are to Singapore currency.

                                  THE COMPANY

     Flextronics International Ltd. ("Flextronics" or the "Company") is a provider of advanced contract manufacturing services to original equipment manufacturers ("OEMs") in the communications, computer, consumer electronics and medical device industries. Flextronics offers a full range of services including product design, printed circuit board ("PCB") fabrication and assembly, materials procurement, inventory management, final system assembly and testing, packaging and distribution. The components, subassemblies and finished products manufactured by Flextronics incorporate advanced interconnect, miniaturization and packaging technologies, such as surface mount ("SMT"), chip-on-board ("COB"), ball grid array ("BGA") and miniaturized gold-plated PCB technology. The Company's strategy is to use its global manufacturing capabilities and advanced technological expertise to provide its customers with a complete manufacturing solution, highly responsive and flexible service, accelerated time to market and reduced production costs. The Company targets leading OEMs, in growing vertical markets, with which it believes it can establish long-term relationships, and serves its customers on a global basis from its strategically located facilities in North America, East Asia and Northern Europe. The Company's customers include Advanced Fibre Communications, Ascend Communications, Braun/ThermoScan, Cisco Systems, Diebold, Ericsson, Harris DTS, Lifescan (a Johnson & Johnson company), Microsoft, Philips and U.S. Robotics.

     On March 27, 1997, the Company acquired from Ericsson Business Networks AB ("Ericsson") two manufacturing facilities (the "Karlskrona Facilities") located in Karlskrona, Sweden and related inventory, equipment and other assets for approximately $82.4 million in cash. The Karlskrona Facilities include a 220,000 square foot facility and a 110,000 square foot facility, each of which is ISO 9002 certified. The Company is currently utilizing the Karlskrona Facilities to assemble and test PCBs, network switches, cordless base stations and other components for business communications systems sold by Ericsson pursuant to a multi-year purchase agreement (the "Karlskrona Purchase Agreement"). The Company intends to also use the Karlskrona Facilities to offer advanced contract manufacturing services to other European OEMs in the telecommunications and other industries, which the Company believes are beginning to outsource the manufacture of significant product lines. See "Business -- Recent Acquisitions."

     On October 30, 1997 the Company acquired 92% of the outstanding ordinary shares of Neutronics Electronics Industries Holding AG ("Neutronics"), an Austrian PCB assembly company with operations in Austria and Hungary, in exchange for 2,806,000 Ordinary Shares of the Company. Neutronics' subsidiaries have three manufacturing facilities in Hungary (including a campus in Sarvar) and one manufacturing facility in Austria. These facilities, which total 718,000 square feet and have a total of approximately 3,500 employees, are engaged primarily in PCB assembly, as well as related activities such as engineering and design, and injection molded plastics.


     Since 1994, the Company has substantially expanded its manufacturing capacity, technological capabilities and service offerings, both through acquisitions and internal growth. In fiscal 1997, in addition to the acquisition of the Karlstrona Facilities, the Company expanded its advanced PCB design capabilities by acquiring Fine Line Printed Circuit Design, Inc. ("Fine Line") for 223,321 Ordinary Shares; expanded its presence in China by investing in FICO Investment Holding Limited ("FICO"), a producer of injection molded plastics for Asian electronics companies; opened an additional manufacturing facility in San Jose, California; closed its plant in Texas; and downsized manufacturing operations in Singapore. The Company has recently substantially expanded its manufacturing operations by expanding its integrated campus in Doumen, China, constructing a new manufacturing campus in Guadalajara, Mexico and adding facilities in San Jose, California. In fiscal 1998, in addition to the Neutronics acquisition, the Company acquired DTM Products, Inc., a Colorado-based producer of injection molded plastics for North American OEMs, in exchange for 252,469 Ordinary Shares, and Energipilot AB, a Swedish company principally engaged in providing cables and cable assemblies for Northern European OEMs, in exchange for 229,990 Ordinary Shares. The Company intends to continue to pursue attractive acquisition opportunities in the future. See "Risk Factors -- Acquisitions."


                               THE EXCHANGE OFFER

Securities Offered.........  150,000,000 principal amount of 8 3/4 Series B
                             Subordinated Notes due 2007. The terms of the New Notes and the Old Notes are identical in all respects, except certain transfer restrictions and registration rights relating to the Old Notes will not be applicable with respect to the New Notes.

Issuance of Old Notes;
  Registration Rights......  The Old Notes were issued on October 15, 1997 to
                             BancAmerica, Robertson Stephens and BancBoston Securities Inc. (collectively, the "Initial Purchasers"), which placed the Old Notes with "qualified institutional buyers" (as that term is defined in Rule 144A promulgated under the Securities Act.) In connection therewith, the Company executed and delivered for the benefit of the holders of Old Notes the Registration Rights Agreement, pursuant to which the Company agreed (i) to file a registration statement (the "Registration Statement") no later than 45 days after October 15, 1997 with respect to the Exchange Offer and (ii) to use its reasonable efforts to cause the Registration Statement to be declared effective by the Commission no later than 135 days after October 15, 1997. In certain circumstances, the Company will be required to file a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Old Notes by the holders thereof. If the Company does not comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay Additional Interest (as defined herein) to holders of the Old Notes. See "The Exchange
                             Offer -- Registration Rights; Additional Interest." Holders of the Old Notes do not have any appraisal rights in connection with the Exchange Offer.


The Exchange Offer.........  The New Notes are being offered in exchange of a like principal amount of Old Notes. The issuance of the New Notes is intended to satisfy the obligations of the Company contained in the Registration Rights Agreement. Based upon the position of the staff of the Commission set forth in no-action letters issued in connection with other transactions substantially similar to the Exchange Offer, the Company believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) any holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act,
                             (ii) an Initial Purchaser that acquired the Old Notes directly from the Company solely in order to resell pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or (iii) a broker-dealer that acquired the Old Notes as a result of market-making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the New Notes are acquired in the ordinary course of the holder's business and the holder is not participating and has no arrangement with any person to participate in a distribution (within the meaning of the Securities Act) of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. Although there has been no indication of any change in the staff's position, there is no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Notes. See "Risk Factors."

Procedures for Tendering...  Tendering holders of Old Notes must complete and sign the Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Notes. Holders of the Old Notes desiring to tender the Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Notes pursuant to the Exchange Offer. Letters of Transmittal and certificates representing the Old Notes should not be sent to the Company. These documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should also be directed to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering the Old Notes."

Tenders, Expiration Date;
  Withdrawal...............  The Exchange Offer will expire the earlier of 5:00
                             p.m., New York City time, on             , 1997 or
                             (ii) the date when all Old Notes have been tendered, or such later date and time to which it is extended, provided it may not be extended beyond
                                         , 1997. The Company will accept for
                             exchange any and all Old Notes that are validly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange
                             Offer -- Terms of the Exchange Offer; Period for Tendering Old Notes" and "-- Withdrawal Rights."

Tax Considerations.........  For Singapore and U.S. federal income tax purposes, the exchange pursuant to the Exchange Offer will not result in any income, gain or loss to the holders of Notes or the Company. See "Certain Tax Considerations."

Use of Proceeds............  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

Appraisal Rights...........  Holders of Old Notes will not have dissenters'
                             rights or appraisal rights in connection with the Exchange Offer.

Exchange Agent.............  State Street Bank and Trust Company of California,
                             N.A. is serving as Exchange Agent in connection with the Exchange Offer.

                  CONSEQUENCES OF NOT EXCHANGING THE OLD NOTES

     Holders of Old Notes who do not exchange Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of the Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not anticipate that it will register the Old Notes for resale under the Securities Act. See "Risk Factors -- Consequences of Failure to Exchange Old Notes" and "The Exchange
Offer -- Consequences of Failure to Exchange Old Notes."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

     The terms of the New Notes and the Old Notes are identical in all respects, except that the terms of the New Notes do not include certain transfer restrictions and registration rights relating to the Old Notes.

     The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from October 15, 1997. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the completion of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on the Old Notes otherwise payable on any interest payment date that occurs on or after completion of the Exchange Offer.

Issuer.....................  Flextronics International Ltd., a Singapore
                             company.

Securities Offered.........  $150,000,000 aggregate principal amount of 8 3/4%
                             Senior Subordinated Notes due 2007.

Maturity Date..............  October 15, 2007.

Interest Payment Dates.....  Semiannually on April 15 and October 15, commencing
                             April 15, 1998.

Ranking....................  The Notes will be unsecured obligations of the
                             Company and will be subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company, including the Company's obligations under the Credit Facility (as defined) and effectively subordinated to all indebtedness and other obligations of the Company's Subsidiaries (as defined). The Notes will rank pari passu with any future senior subordinated indebtedness of the Company and will rank senior to any other subordinated indebtedness of the Company. As of June 30, 1997, on a pro forma basis, the Company had approximately $5.0 million of Senior Debt outstanding and, through its Subsidiaries, had additional liabilities (including trade payables and capital lease obligations) aggregating approximately $141.0 million, which would rank senior, or effectively rank senior, as the case may be, in right of payment to the Notes. See "Capitalization," "Description of the Credit Facility" and "Description of the
                             Notes -- Subordination."

Optional Redemption........  The Notes may be redeemed, in whole or in part, at any time on or after October 15, 2002 at the option of the Company, at the redemption prices set forth herein, plus, in each case, accrued and unpaid interest to the applicable redemption date. In addition, at any time prior to October 15, 2000, the Company may, at its option, redeem up to $52.5 million in aggregate principal amount of the Notes at a redemption price of

                             108.75% of the principal amount thereof, plus accrued and unpaid interest thereon to the applicable redemption date, with the net cash proceeds of a public or private offering of Ordinary Shares of the Company (other than the Equity Offering (as defined below)) (an "Equity Sale"), provided that at least $97.5 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption. Further, the Notes are subject to redemption at the option of the Company at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, in the event of a Change in Tax Law (as defined) requiring the imposition of withholding taxes on any amounts payable under the Notes. See "Description of the Notes -- Redemption."

Change of Control..........  Upon a Change of Control (as defined), the Company will be obligated to make an offer to repurchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes -- Repurchase at the Option of Holders Upon Change of Control."

Certain Covenants..........  The indenture under which the Notes will be issued
                             (the "Indenture") will contain certain covenants that will, among other things, restrict the ability of the Company and its Subsidiaries (i) to pay dividends, redeem capital stock or prepay certain subordinated indebtedness, (ii) to incur indebtedness or issue preferred stock, (iii) to grant liens, (iv) to merge, consolidate or transfer substantially all of their assets, (v) to enter into certain transactions with Affiliates (as defined), (vi) to impose restrictions on any Subsidiary's ability to pay dividends to the Company, (vii) to enter into certain sale and leaseback transactions, (viii) to make certain asset sales and (ix) to permit Subsidiaries to guarantee Debt. The limitations described above are subject to certain qualifications and exceptions. See "Description of the Notes -- Certain Covenants."

                                  RISK FACTORS

     Holders of Old Notes should carefully consider the following risk factors, as well as all other information set forth in this Prospectus, before tendering their Old Notes in the Exchange Offer. The risk factors set forth below (other than "Consequences of Failure to Exchange Old Notes") are generally applicable to the Old Notes as well as the New Notes.

                        SUMMARY SELECTED FINANCIAL DATA

     The following table sets forth summary selected financial data of the Company as of and for each of six months ended September 30, 1996 and 1997 and the fiscal years ended March 31, 1994, 1995, 1996 and 1997. The selected financial data set forth below for the fiscal years ended March 31, 1995, 1996 and 1997 have been derived from consolidated financial statements of the Company which have been audited by Ernst & Young, independent auditors, whose report thereon is included elsewhere in this Prospectus. The selected financial data set forth below for the fiscal year ended March 31, 1994 have been derived from audited financial statements not included in this Prospectus. The summary financial data as of September 30, 1997 and for the six months ended September 30, 1996 and 1997 is derived from the unaudited financial statements of the Company for such periods. See "Management's Discussion and Analysis of Financial Condition and Result of Operations."

                                                                                                        SIX MONTHS ENDED
                                                                  FISCAL YEAR ENDED MARCH 31,             SEPTEMBER 30,
                                                           -----------------------------------------   -------------------
                                                             1994       1995     1996(1)    1997(2)      1996       1997
                                                           --------   --------   --------   --------   --------   --------
                                                                              (RESTATED)(3)
                                                                                                    (RESTATED)(3)
                                                                               (DOLLARS IN THOUSANDS)      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Net sales..............................................  $131,345   $237,386   $448,346   $490,585   $240,359   $406,970
  Cost of sales..........................................   117,392    214,865    407,457    440,448    214,350    366,018
                                                           --------   --------   --------   --------   --------   --------
    Gross profit.........................................    13,953     22,521     40,889     50,137     26,009     40,952
  Selling, general and administrative expenses...........     8,667     11,468     18,787     26,765     12,179     20,016
  Acquired in-process research and development...........       202         91     29,000         --         --         --
  Goodwill amortization..................................       398        510        739        989        485        970
  Intangible assets amortization.........................        21        245        544      1,646        834        778
  Provision for plant closings...........................       830         --      1,254      5,868         --         --
                                                           --------   --------   --------   --------   --------   --------
    Operating income (loss)..............................     3,835     10,207     (9,435)    14,869     12,511     19,188
  Net interest expense...................................    (1,778)      (774)    (2,380)    (3,885)    (2,127)    (7,116)
  Merger expenses........................................        --       (816)        --         --         --         --
  Foreign exchange gain (loss)...........................       402       (303)       872      1,168        218        944
  Income (loss) from associated company..................       (70)      (729)        --        241         --        650
  Other income (expense).................................        --         34       (398)    (2,718)       355       (176)
                                                           --------   --------   --------   --------   --------   --------
    Income (loss) before income taxes....................     2,389      7,619    (11,341)     9,675     10,957     13,490
  Provision for income taxes.............................       654      1,463      3,791      2,212      1,622      1,653
  Extraordinary gain.....................................       416         --         --         --         --         --
                                                           --------   --------   --------   --------   --------   --------
    Net income (loss)....................................  $  2,151   $  6,156   $(15,132)  $  7,463   $  9,335   $ 11,837
                                                           ========   ========   ========   ========   ========   ========
OTHER DATA:
  EBITDA(4)..............................................  $  9,688   $ 16,063   $ 31,920   $ 37,431   $ 20,906   $ 31,389
  EBITDA margin..........................................       7.4%       6.8%       7.1%       7.6%       8.7%       7.7%
  Capital expenditures...................................  $  5,246   $  7,536   $ 15,812   $ 26,984   $ 12,511   $ 46,349
  Depreciation and amortization..........................  $  4,621   $  6,125   $ 10,627   $ 13,575   $  7,822   $ 11,433
PRO FORMA FINANCIAL RATIOS(5)(6):
  Ratio of EBITDA to interest expense..........................................................................       1.99
  Ratio of total debt to EBITDA................................................................................       5.40

                                                                                               SEPTEMBER 30, 1997
                                                                                             -----------------------
                                                                                              ACTUAL    PRO FORMA(6)
                                                                                             --------   ------------
                                                                                                   (UNAUDITED)
                                                                                             (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital (deficit)................................................................  $(12,847)    $165,332
  Total assets.............................................................................   426,300      526,860
  Long-term debt and capital lease obligations, including current portion..................   166,644      169,644
  Shareholders' equity.....................................................................    96,367      193,927

------------------------------

(1) In fiscal 1996, the Company wrote off $29.0 million of in-process research and development associated with the acquisition of Astron and also recorded charges totaling $1.3 million for costs associated with the closing of one of the Company's Malaysian plants and its Shekou, China operations. See "Risk Factors -- Management of Expansion and Consolidation" and
    "-- Acquisitions."

(2) In fiscal 1997, the Company incurred plant closing expenses aggregating $5.9 million in connection with the closing of its manufacturing facility in Texas, downsizing manufacturing operations in Singapore, and writing off obsolete equipment and incurring severance obligations at the nCHIP semiconductor fabrication operations.

(3) The consolidated financial statements of the Company for the fiscal year ended March 31, 1996 and the six months ended September 30, 1996 have been restated as a result of changes in the Company's accounting for the acquisition of Astron. See Note 14 of Notes to Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Changes in Accounting for Astron Acquisition."

(4) EBITDA represents income before interest expense, income taxes, depreciation and amortization, and non-recurring and extraordinary items. EBITDA excludes
    (i) the merger expenses recorded in fiscal 1995 associated with the acquisition of nCHIP by the Company, (ii) losses from associated company recorded in fiscal 1994 and 1995 and the income from associated company recorded in fiscal 1997, (iii) charges recorded in fiscal 1994 associated with certain plant closings, (iv) bank consulting fees recorded in fiscal 1997, (vi) a loss on investment in fiscal 1997 due to its permanent impairment, and (vi) the expenses, charges and write-offs discussed in notes
    (1) and (2) above. EBITDA is included herein because management believes that certain investors will find it to be a useful tool for measuring the Company's ability to service its debt; however, EBITDA does not represent cash flow from operations, as defined by GAAP, and should not be considered as a substitute for net earnings as an indicator of the Company's operating performance or cash flow as a measure of liquidity.

(5) EBITDA and pro forma interest expense used in the ratio calculations are for the six months ended September 30, 1997.

(6) Gives pro forma effect to (i) the sale of the Notes, (ii) the sale of 2,185,000 Ordinary Shares pursuant to a public offering which was consummated on October 8, 1997 (the "Equity Offering") and (iii) the application of the net proceeds from the sale of the Notes and from the Equity Offering to repay outstanding loans under the Company's Credit Facility and for working capital, all as if such transactions had occurred at September 30, 1997 for purposes of the pro forma balance sheet data and at October 1, 1996 for purposes of the pro forma financial ratios. See "Use of Proceeds" and "Capitalization."

                                  RISK FACTORS

     The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Notes offered hereby. The discussion in this Prospectus contains certain forward-looking statements, and the following risk factors should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein. See "Disclosure Regarding Forward-Looking Statements."

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Holders of the Old Notes desiring to tender the Old Notes in exchange for New Notes, therefore, should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of the Old Notes as set forth in the legend thereon. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, or tendered but unaccepted, Old Notes could be adversely affected. See "The Exchange Offer -- Consequences of Failure to Exchange Old Notes."

     Based on interpretations of the staff of the Commission, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act, (ii) an Initial Purchaser who acquired the Old Notes directly from the Company solely in order to resell pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, or
(iii) a broker-dealer who acquired the Old Notes as a result of market-making or other trading activities) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the New Notes are acquired in the ordinary course of the holder's business and that the holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of the New Notes. The Company has not, however, sought its own no-action letter from the staff of the Commission. Although there has been no indication of any change in the staff's position, there is no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Notes. Any holder that cannot rely upon these prior staff interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless the sale is made pursuant to an exemption from these requirements. See "The Exchange Offer -- Consequences of Failure to Exchange Old Notes."

SIGNIFICANT LEVERAGE; INCURRENCE OF ADDITIONAL SENIOR DEBT

     The Company has significant amounts of outstanding indebtedness and interest cost. The Company's level of indebtedness presents risks to investors, including the possibility that the Company may be unable to generate cash sufficient to pay the principal of and interest on the indebtedness when due. At September 30, 1997, on a pro forma basis after giving effect to the sale of the Notes and the Equity Offering and the application of the net proceeds therefrom to reduce indebtedness outstanding under the Credit Facility, the Company had consolidated indebtedness of approximately $169.6 million (including bank borrowings, long-term debt and capitalized lease obligations, and excluding $9.0 million of liabilities relating to the Astron acquisition that the Company intends to repay in the Company's Ordinary Shares) compared to $52.6 million as at September 30, 1996. The Company's indebtedness at September 30, 1997, included $111.0 million borrowed on March 27, 1997, and an additional $36.0 million borrowed during the six months ended September 30, 1997 which substantially increased the Company's leverage. See "Description of the Credit Facility" and "Description of the Notes -- Certain Covenants."

     The Company anticipates increasing the aggregate principal amount of revolving credit loans that may be made under the Credit Facility (although no assurances can be given as to the availability or amount of any such increase). The Company anticipates that it will from time to time continue to borrow revolving credit loans under the Credit Facility and such borrowings would increase the Company's leverage.

     The Company's ability to make principal and interest payments on the Notes will be dependent on the Company's future operating performance, which is itself dependent on a number of factors, many of which are outside of the Company's control. These factors include prevailing economic conditions and financial, competitive, regulatory and other factors affecting the Company's business and operations, and may be dependent on the availability of borrowings under the Credit Facility or other borrowings. Although the Company believes, based on current levels of operations, its cash flow from operations, together with other sources of liquidity, will be adequate to make required payments of principal and interest on its debt (including the Notes), whether at or prior to maturity, finance anticipated capital expenditures and fund working capital requirements, there is no assurance in this regard. If the Company does not have sufficient available resources to repay any indebtedness under the Credit Facility (or other indebtedness the Company may incur) when it becomes due and payable, the Company may find it necessary to refinance such indebtedness, and there can be no assurance that refinancing will be available, or available on reasonable terms.

     Additionally, the Company's level of indebtedness could have a material adverse effect on the Company's future operating performance, including, but not limited to, the following: (i) a significant portion of the Company's cash flow from operations will be dedicated to debt service payments, thereby reducing the funds available to the Company for other purposes; (ii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes or other purposes may be impaired; (iii) the Company's leverage may place the Company at a competitive disadvantage; (iv) the Company's leverage may limit its ability to expand and otherwise meet its growth objectives; and (v) the Company's leverage may hinder its ability to adjust rapidly to changing market conditions and could make it more vulnerable in the event of a downturn in general economic conditions or its business. See "Description of the Notes."

     The Company may seek growth through selective acquisitions, including significant acquisitions. The Company could incur substantial additional indebtedness in connection with a significant acquisition, in which event the Company's leverage would increase.

HOLDING COMPANY STRUCTURE

     The Company is a holding company with no business operations other than (i) holding the capital stock of its Subsidiaries and (ii) advancing funds to, and receiving funds from, its Subsidiaries. In repaying its indebtedness, including the Notes, the Company must rely on dividends and other payments made to it by its Subsidiaries.

     The holders of the Notes will have no direct claims against the Company's Subsidiaries. The ability of the Company's Subsidiaries to make payments to the Company will be affected by the obligations of such Subsidiaries to their creditors. Claims of holders of indebtedness of the Company, including the Notes, against the cash flow and assets of the Company's Subsidiaries will be effectively subordinated to claims of such creditors.

     In addition, the rights of the Holders of the Notes to participate in the assets of any Subsidiary of the Company upon such Subsidiary's liquidation or recapitalization will be subject to the prior claims of such Subsidiary's creditors. At September 30, 1997, on a pro forma basis, Subsidiaries of the Company had liabilities (including trade payables and capital lease obligations) aggregating approximately $148.5 million. The ability of the Company's Subsidiaries to make payments to the Company will also be subject to, among other things, applicable state and foreign corporate laws and other laws and regulations. In order to pay the principal amount at maturity of the Notes, the Company may be required to adopt one or more alternatives, such as a refinancing of the Notes.

SUBORDINATION

     The Notes will be unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt of the Company including indebtedness under the Credit Facility. The Notes will rank pari passu with any future senior subordinated indebtedness of the Company and will rank senior to all other subordinated indebtedness of the Company. As of September 30, 1997, on a pro forma basis, the Company had outstanding Senior Debt of approximately $150.0 million and, through its Subsidiaries, had additional liabilities (including trade payables and capital lease obligations) aggregating approximately $148.5 million, which would rank senior, or effectively senior, as the case may be, in right of payment on the Notes.

     In addition, under the Credit Facility, subject to compliance with certain covenants and financial ratios, the Company and its United States Subsidiary may borrow up to an aggregate of $105.0 million of revolving credit loans. The Company has guaranteed the obligations of its United States Subsidiary under the Credit Facility. Borrowings by the Company under the Credit Facility, and guarantees by the Company of borrowings by its United States Subsidiary will constitute Senior Debt. The Company anticipates increasing the aggregate principal amount of revolving credit loans that may be made under the Credit Facility (although no assurances can be given as to the availability or amount of any such increase). See "Description of the Credit Facility."

     Upon any distribution to creditors of the Company in a total or partial liquidation, winding up, reorganization or dissolution of the Company or in a voluntary or involuntary bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt would be entitled to receive payment in full in cash of all obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of the Notes will be entitled to receive any payment with respect to the Notes, and until all obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of the Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of the Notes may receive Permitted Junior Securities and payments made from the trust described under "Description of the Notes -- Legal Defeasance and Covenant Defeasance").

     As a result of the subordination provisions described above, in the event of the insolvency, liquidation, reorganization or other winding up of the Company, the lenders under the Credit Facility and other creditors who are holders of Senior Debt, as well as creditors with secured obligations that are not defined as Debt under the Indenture, must be paid in full before payment of amounts due on the Notes. Accordingly, there may be insufficient assets remaining after such payments to pay amounts due on the Notes. See "Description of the Notes -- Certain Covenants -- Incurrence of Debt and Issuance of Preferred Stock."

     In addition, the Company may not pay any principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Notes, or purchase, redeem or otherwise retire the Notes, or make any deposit pursuant to the defeasance provisions for the Notes, if Designated Senior Debt (as such term is defined in the Indenture) is not paid when due, unless such default is cured or waived or has ceased to exist or such Designated Senior Debt has been repaid in full. Under certain circumstances, no payments may be made for a specified period with respect to the principal of, premium, if any, and interest on, and any other amounts owing in respect of, the Notes if a default, other than a payment default, exists with respect to Designated Senior Debt, including indebtedness under the Credit Facility, unless such default is cured, waived or has ceased to exist or such indebtedness has been repaid in full. See "Description of the Notes -- Subordination." If any Event of Default occurs and is continuing, the Trustee (as defined herein) or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Such a continuing Event of Default, however, also would permit the acceleration of all outstanding obligations under the Credit Facility and may additionally permit the acceleration of other then-outstanding indebtedness of the Company or its Subsidiaries, some of which indebtedness may be Senior Debt. In such event, the subordination provisions of the Indenture would prohibit any payments to Holders of the Notes unless and until such obligations (and any other accelerated Senior Debt) have been repaid in full. See "Description of the Notes -- Subordination" and "-- Events of Default and Remedies."

OBLIGATIONS IN EVENT OF A CHANGE OF CONTROL; RESTRICTIONS ON REPURCHASE OF NOTES

     Upon the occurrence of a Change of Control, the Company may be required to purchase all or a portion of the Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Prior to commencing such an offer to purchase, the Company may be required to (i) repay in full all indebtedness of the Company that would prohibit the repurchase of the Notes, including under the Credit Facility, or (ii) obtain any consent required to make the repurchase. If the Company is unable to repay all of such indebtedness or is unable to obtain the necessary consents, the Company will be unable to offer to purchase the Notes and that failure would constitute an Event of Default under the Indenture. There is no assurance that the Company will have sufficient funds available at the time of any Change of Control to repurchase the Notes. The events that require a repurchase upon a Change of Control under the Indenture may also constitute events of default under the Credit Facility or subsequently incurred indebtedness of the Company. See "Description of the Notes -- Repurchase at the Option of Holders Upon Change in Control."

MANAGEMENT OF EXPANSION AND CONSOLIDATION

     The Company is currently experiencing a period of rapid expansion through both internal growth and acquisitions, with net sales increasing from $80.7 million in fiscal 1992 to $490.6 million in fiscal 1997 and $407.0 million in the first six months of fiscal 1998. There can be no assurance that the Company's historical growth will continue or that the Company will successfully manage the integration of acquired operations. Expansion has caused, and is expected to continue to cause, strain on the Company's infrastructure, including its managerial, technical, financial and other resources. To manage further growth, the Company must continue to enhance financial controls and hire additional engineering and sales personnel. The Company's ability to manage any future growth effectively will require it to attract, train, motivate and manage new employees successfully, to integrate new employees into its overall operations and to continue to improve its operational systems. The Company may experience certain inefficiencies as it integrates new operations and manages geographically dispersed operations. There can be no assurance that the Company will be able to manage its expansion effectively, and a failure to do so could have a material adverse effect on the Company, its results of operations, prospects or debt service ability. In addition, the Company's results of operations, prospects or debt service ability would be adversely affected if its new facilities do not achieve growth sufficient to offset increased expenditures associated with expansion.

     Expansion through acquisitions and internal growth has contributed to the Company's incurring significant accounting charges and experiencing volatility in its operating results. There can be no assurance that the Company will not continue to experience volatility in its operating results or incur write-offs in connection with its expansion efforts. See "-- Acquisitions." In addition, the Company has recently completed the construction of significant new facilities in Guadalajara, Mexico, Doumen, China, and San Jose, California, resulting in new fixed costs and other operating expenses, including substantial increases in depreciation expense that will increase the Company's cost of sales. There can be no assurances that the Company will utilize a sufficient portion of the capacity of these facilities to offset the impact of these expenses on its gross margins and operating income. If revenue levels do not increase sufficiently to offset these new expenses, the Company's results of operations, prospects or debt service ability could be materially adversely affected.


     The Company is beginning the process of replacing its management information systems. The new systems will significantly affect many aspects of the Company's business including its manufacturing, sales and marketing, and accounting functions, and the Company's ability to integrate the Karlskrona Facilities and the operations of Neutronics, which must be converted to the new system, and the successful implementation of these systems will be important to facilitate future growth. The Company intends to implement the new system incrementally on a regional basis and currently anticipates that the implementation of the new management information systems will take at least 18 months. The Company anticipates expending from $7.0 million to $15.0 million in fiscal 1998 and 1999 to implement the new management information system, and anticipates funding these expenditures with cash from operations and borrowings under its credit facility. Delays or difficulties could be encountered in the implementation process, which could cause significant disruption in operations, including problems with the delivery of its products or an adverse impact on its ability to access timely and accurate financial and operating information and could materially increase the cost of implementing the new management information system. If the Company is not successful in implementing its new systems or if the Company experiences difficulties in such implementation, the Company, its results of operations, prospects or debt service ability could be materially adversely affected.

ACQUISITIONS

     Acquisitions have represented a significant portion of the Company's growth strategy, and the Company intends to continue to pursue attractive acquisition opportunities. Acquisitions involve a number of risks in addition to those described under "-- Management of Expansion and Consolidation" that could adversely affect the Company, including the diversion of management's attention, the integration and assimilation of the operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees of the acquired companies. The Company may not have had any experience with technologies, processes and markets involved with the acquired business and accordingly may lack the management and marketing experience that will be necessary to successfully operate and integrate the business. The successful operation of an acquired business will require communication and cooperation in product development and marketing among senior executives and key technical personnel. Given the inherent difficulties involved in completing a major business combination, there can be no assurance that such cooperation will occur or that integration of the respective businesses will be successful and will not result in disruption in one or more sectors of the Company's business. In addition, there can be no assurance that the Company will retain key technical, management, sales and other personnel, that the market will favorably view the Company's entry into a new industry or market or that the Company will realize any of the other anticipated benefits of the acquisition. Furthermore, additional acquisitions would require investment of financial resources, and may require debt or equity financing. No assurance can be given that the Company will consummate any acquisitions in the future, that any past or future acquisition by the Company will not materially adversely affect the Company, its results of operations, prospects or debt service ability, or that any such acquisition will enhance the Company's business.


     The March 27, 1997 acquisition of the Karlskrona Facilities and the execution of a multi-year purchase agreement (the "Karlskrona Purchase Agreement") between the Company and Ericsson (together the "Karlskrona Acquisition") and the October 30, 1997 acquisition of Neutronics each represent a significant expansion of the Company's operations and entail a number of risks. The acquired operations are now being integrated into the Company's ongoing manufacturing operations. This requires optimizing production lines, implementing new management information systems, implementing the Company's operating systems, and assimilating and managing existing personnel. The difficulties of this integration may be further complicated by the geographical distance of the Karlskrona Facilities and Neutronics' operations from the Company's current operations in East Asia and North America. In addition, these acquisitions have increased and will continue to increase the Company's expenses and working capital requirements, and place burdens on the Company's management resources. In the event the Company is unsuccessful in integrating the acquired operations, the Company would be materially adversely affected. In addition, prior to the acquisitions of the Karlskrona Facilities and Neutronics, the Company had no experience operating in Sweden or in Central Europe, and there can be no assurance that the Company will achieve acceptable levels of profitability at the acquired operations, or that the acquisitions will not adversely affect its gross margins.


     The Company intends to use the Karlskrona Facilities to manufacture products for OEMs other than Ericsson. The Company has no commitments by any third party to purchase manufacturing services to be provided at the Karlskrona Facilities, and no assurance can be given that the Company will be successful in marketing and providing manufacturing services to third parties from the Karlskrona Facilities. Further, no assurances can be given as to the Company's ability to expand manufacturing capacity at the Karlskrona Facilities.

     Since the Company's acquisition of Astron, the net sales generated by Astron's then-existing products and services, and by its products and services then under development, have grown at rates significantly lower than those anticipated by the Company at the time of the acquisition and significantly lower than those assumed in the independent valuation used by the Company in allocating the purchase price of Astron to the assets acquired. The Company has not yet completed development of other technologies that were material to its valuation of Astron and which it initially anticipated completing in fiscal 1996 and 1997. The completion of such development is subject to a number of uncertainties, including potential difficulties in optimizing manufacturing processes and the potential development of alternative technologies by competitors that could render Astron's technologies uncompetitive or obsolete. Accordingly, no assurances can be given as to whether, or when, the Company will be able to complete the development of such technologies, as to the cost of such development, or as to potential sales of products based on such technologies. The capabilities provided by the technologies under development may not otherwise be available to the Company. Accordingly, the failure by the Company to successfully develop such technologies would limit the Company's ability to compete effectively for business requiring certain advanced capabilities, and would prevent it from achieving the anticipated benefits of the Astron acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."

     In the second quarter of fiscal 1998, the Company revised its estimate of the useful lives of certain long-lived intangible assets (consisting of goodwill, customer lists and trademarks and tradenames) associated with the Astron acquisition, reducing the useful lives from 20 and 25 years to 10 years. This revision will increase the Company's amortization expense by approximately $279,000 per quarter beginning in the second quarter of fiscal 1998.

RISKS OF KARLSKRONA PURCHASE AGREEMENT

     As a result of the Karlskrona Acquisition, sales to Ericsson represent, and the Company expects will continue to represent, a large portion of its net sales. The Company currently anticipates that sales to Ericsson will represent from 25% to 40% of its net sales in fiscal 1998. Prior to the Karlskrona Acquisition, Ericsson was not a substantial customer of the Company. There can be no assurance that the Company can reduce costs and prices to Ericsson over time as contemplated by the Karlskrona Purchase Agreement. In addition, there can be no assurance that the Company will not encounter difficulties in meeting Ericsson's expectations as to product quality and timeliness. If Ericsson's requirements exceed the volume anticipated by the Company, the Company may be unable to meet these requirements on a timely basis. The Company's inability to meet Ericsson's volume, quality, timeliness and cost requirements, and to quickly resolve any other issues with Ericsson, could have a material adverse effect on the Company, its results of operations, prospects or debt service ability. There can also be no assurance that Ericsson will purchase a sufficient quantity of products from the Company to meet the Company's expectations or that the Company will utilize a sufficient portion of the capacity of the Karlskrona Facilities to achieve profitable operations.

     The Company intends to use the Karlskrona Facilities to manufacture products for OEMs other than Ericsson. Ericsson has certain rights to be consulted on the management of the Karlskrona Facilities and to approve the use of the Karlskrona Facilities for Ericsson's competitors, or for other customers where such use might adversely affect Ericsson's access to production capacity at the facilities.

     The Karlskrona Purchase Agreement contains cost reduction targets and price limitations and imposes on the Company certain manufacturing quality requirements, and there can be no assurance that the Company can achieve acceptable levels of profitability under the Karlskrona Purchase Agreement or reduce costs and prices to Ericsson over time as contemplated by the Karlskrona Purchase Agreement. In addition, the Karlskrona Purchase Agreement requires that the Company maintain a ratio of equity to total liabilities, debt and equity of at least 25%, and a current ratio of at least 120%. Further, the Karlskrona Purchase Agreement prohibits the Company from selling or relocating the equipment acquired in the transaction without Ericsson's consent. A material breach by the Company of any of the terms of the Karlskrona Purchase Agreement could allow Ericsson to repurchase the assets conveyed to the Company at the Company's book value or to obtain other relief, including the cancellation of outstanding purchase orders or termination of the Karlskrona Purchase Agreement. Ericsson also has certain rights to be consulted on the management of the Karlskrona Facilities and to approve the use of the Karlskrona Facilities for Ericsson's competitors or for other customers where such use might adversely affect Ericsson's access to production capacity at the facilities. In addition, without Ericsson's consent, the Company may not enter into any transactions that could adversely affect its ability to continue to supply products and services to Ericsson under the Karlskrona Purchase Agreement or its ability to reduce costs and prices to Ericsson. As a result of these rights, Ericsson may, under certain circumstances, retain a significant degree of control over the Karlskrona Facilities and their management. See "Business -- Karlskrona Acquisition."

CUSTOMER CONCENTRATION; DEPENDENCE ON ELECTRONICS INDUSTRY

     A small number of customers are currently responsible for a significant portion of the Company's net sales. The Company's largest customer in the three months ended September 30, 1997 was Ericsson, with net sales to Ericsson accounting for approximately 30% of its total net sales. See "-- Risks of Karlskrona Purchase Agreement." Net sales to Advanced Fibre Communications were approximately 11% and 3% for the three months ending September 30, 1997 and September 30, 1996 respectively. Net sales to the Company's top five customers during the six months ended September 30, 1997 accounted for approximately 63% of consolidated sales compared to 46.5% during the six months ended September 30, 1996. In fiscal 1997 the Company's five largest customers accounted for approximately 46% of net sales. Approximately 13% and 11% of the Company's net sales for fiscal 1997 were derived from sales to Lifescan and U.S. Robotics, respectively. Approximately 30.9% and 10.6% of the Company's net sales for the first six months of fiscal 1998 were derived from sales to Ericsson and Advanced Fibre Communications, respectively. The Company anticipates that a small number of customers will continue to account for a large portion of its net sales as it focuses on strengthening and broadening relationships with leading OEMs. See "Business -- Customers" and "-- Karlskrona Acquisition."

     The composition of the group comprising the Company's largest customers has varied from year to year, and there can be no assurance that the Company's principal customers will continue to purchase products and services from the Company at current levels, if at all. For example, the Company expects that its sales to Global Village Communications in fiscal 1998 will be significantly lower than in recent periods. Significant reductions in sales to any of these customers, or the loss of one or more major customers, would have a material adverse effect on the Company. The Company generally does not obtain firm long-term volume purchase commitments from its customers, and over the past few years has experienced reduced lead-times in customer orders. In addition, customer contracts can be canceled and volume levels can be changed or delayed. The timely replacement of canceled, delayed, or reduced contracts with new business cannot be assured. These risks are exacerbated because a majority of the Company's sales are to customers in the electronics industry, which is subject to rapid technological change and product obsolescence. The factors affecting the electronics industry in general, or any of the Company's major customers in particular, could have a material adverse effect on the Company, its results of operations, prospects or debt service ability. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Results of Operations."

     Credit terms are extended to customers after performing credit evaluations, which continue throughout a customer's contract period. Credit losses have occurred in the past, and no assurances can be given that credit losses, which could be material, will not occur in the future. The Company's concentration of customers increases the risk that any credit loss would have a material adverse effect on the Company, its results of operations, prospects or debt service ability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

VARIABILITY OF CUSTOMER REQUIREMENTS AND OPERATING RESULTS

     Contract manufacturers must provide increasingly rapid product turnaround and respond to ever-shorter lead times. The Company generally does not obtain long-term purchase orders but instead works with its customers to anticipate the volume of future orders. In certain cases, the Company will procure components without a customer commitment to pay for them, and the Company must continually make other significant decisions for which it is responsible, including the levels of business that it will seek and accept, production schedules, personnel needs and other resource requirements. A variety of conditions, both specific to the individual customer and generally affecting the industry, may cause customers to cancel, reduce or delay orders. Cancellations, reductions or delays by a significant customer or by a group of customers would adversely affect the Company, its results of operations, prospects or debt service ability. On occasion, customers may require rapid increases in production, which can stress the Company's resources and reduce margins. Although the Company has increased its manufacturing capacity, there can be no assurance that the Company will have sufficient capacity at any given time to meet its customers' demands if such demands exceed anticipated levels.

     In addition to the variability resulting from the short-term nature of its customers' commitments, other factors have contributed, and may contribute in the future, to significant periodic and quarterly fluctuations in the Company's results of operations. These factors include, among other things: timing of orders; volume of orders relative to the Company's capacity; customers' announcements, introductions and market acceptance of new products or new generations of products; evolution in the life cycles of customers' products; timing of expenditures in anticipation of future orders; effectiveness in managing manufacturing processes; changes in cost and availability of labor and components; product mix; and changes or anticipated changes in economic conditions. In addition, the Company's net sales are adversely affected by the observance of local holidays during the fourth fiscal quarter in Malaysia and China, reduced production levels in Sweden in July, and the reduction in orders by certain customers in the fourth fiscal quarter reflecting a seasonal slowdown following the Christmas holiday.


     Expansion through acquisition and internal growth has contributed to the Company's incurring significant accounting charges and to volatility in its operating results. In the fourth quarter of fiscal 1996, the Company reported a substantial loss as a result of the write off of in-process research and development charges related to the Astron acquisition and the closing of facilities in Malaysia and China. In fiscal 1997, the Company reported charges associated with closing of its manufacturing facility in Texas, downsizing manufacturing operations in Singapore and writing-off of obsolete equipment and incurring severance obligations at the nCHIP semiconductor fabrication facility. The Company anticipates charges in the third quarter of fiscal 1997 of approximately $4.0 million as a result of its acquisition of Neutronics in October 1997 and Neutronics' cancellation of its planned initial public offering. There can be no assurance that the Company will not continue to experience volatility in its operating results or incur write-offs in connection with expansion, acquisitions and consolidation.


     The market segments served by the Company are also subject to economic cycles and have in the past experienced, and are likely in the future to experience, recessionary periods. A recessionary period affecting the industry segments served by the Company could have a material adverse effect on the Company, its results of operations, prospects or debt service ability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

RAPID TECHNOLOGICAL CHANGE

     The markets in which the Company's customers compete are characterized by rapidly changing technology, evolving industry standards and continuous improvements in products and services. These conditions frequently result in short product life cycles. The Company's success will depend to a significant extent on the success achieved by its customers in developing and marketing their products, some of which are new and untested. If technologies or standards supported by customers' products become obsolete or fail to gain widespread commercial acceptance, the Company's business, results of operations, prospects or debt service ability may be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Results of Operations."

     The Company has made substantial investments in developing advanced interconnect technological capabilities. See "Business -- Services." These capabilities, primarily MCMs, miniature gold-finished PCBs and epoxy molding conductive compounds, currently account for a relatively small portion of the overall market for electronic interconnect products. The ability of the Company to achieve desired operating results will depend upon the extent to which customers design, manufacture and adopt systems based on these advanced technologies. There can be no assurance that the Company will be able to develop and exploit these technologies successfully. In addition, there can be no assurance that the Company will be able to exploit new technologies as they are developed or to adapt its manufacturing processes, technologies and facilities to address emerging customer requirements.

COMPETITION

     The electronics contract manufacturing industry is extremely competitive and includes hundreds of companies, several of whom have achieved substantial market share. The Company competes against numerous domestic and foreign contract manufacturers, and current and prospective customers also evaluate the Company's capabilities against the merits of internal production. In addition, in recent years the electronics contract manufacturing industry has attracted a significant number of new entrants, including large OEMs with excess manufacturing capacity, and many existing participants, including the Company, have substantially expanded their manufacturing capacity by expanding their facilities and adding new facilities. In the event of a decrease in overall demand for contract manufacturing services, this increased capacity could result in substantial pricing pressures, which could adversely affect the Company's operating results. Certain of the Company's competitors, including Solectron Corporation and SCI Systems, have substantially greater manufacturing, financial, research and development and marketing resources than the Company. The Company believes that the principal competitive factors in the segments of the contract manufacturing industry in which it operates are cost, technological capabilities, responsiveness and flexibility, delivery cycles, location of facilities, product quality and range of services available. Failure to satisfy any of the foregoing requirements could materially adversely affect the Company's competitive position, its results of operations, prospects or debt service ability. See "Business -- Competition."

RISK OF INCREASED TAXES

     The Company has structured its operations in a manner designed to maximize income in countries where tax incentives have been extended to encourage foreign investment or where income tax rates are low. If these tax incentives are not renewed upon expiration, if the tax rates applicable to the Company are rescinded or changed, or if tax authorities successfully challenge the manner in which profits are recognized among the Company's subsidiaries, the Company's taxes would increase and its results of operations, cash flow and debt service ability would be adversely affected. Substantially all of the products manufactured by the Company's Asian subsidiaries are sold to U.S.-based customers. While the Company believes that profits from its Asian operations are not sufficiently connected to the U.S. to give rise to U.S. federal or state income taxation, there can be no assurance that U.S. tax authorities will not challenge the Company's position or, if such challenge is made, that the Company would prevail in any such dispute. If the Company's Asian profits became subject to U.S. income taxes, the Company's worldwide effective tax rate would increase and its results of operations, cash flow and debt service ability would be adversely affected. The expansion by the Company of its operations in North America and Northern Europe may increase its worldwide effective tax rate. See "Management's Discussion and Analysis of Financial Condition and Result of Operations -- Provision for Income Taxes."

RISKS OF INTERNATIONAL OPERATIONS

     The Company has substantial manufacturing operations located in Austria, China, Hungary, Malaysia, Sweden and the United States. In addition, the Company has recently constructed a manufacturing campus in Mexico, where the Company has never manufactured products. The Company's net sales derived from operations outside of the United States was $327.0 million in fiscal 1997, $161.8 million of which was derived from operations in Hong Kong and China, and was $302.0 million in the six months ended September 30, 1997, $107.8 million of which was derived from operations in Hong Kong and China. The geographical distances between Asia, North America and Europe create a number of logistical and communications challenges. Because of the location of manufacturing facilities in a number of countries, the Company is affected by economic and political conditions in those countries, including fluctuations in the value of currency, duties, possible employee turnover, labor unrest, lack of developed infrastructure, longer payment cycles, greater difficulty in collecting accounts receivable, the burdens and costs of compliance with a variety of foreign laws and, in certain parts of the world, political instability. Changes in policies by the U.S. or foreign governments resulting in, among other things, increased duties, higher taxation, currency conversion limitations, restrictions on the transfer of funds, limitations on imports or exports, or the expropriation of private enterprises could also have a material adverse effect on the Company, its results of operations, prospects or debt service ability. The Company could also be adversely affected if the current policies encouraging foreign investment or foreign trade by its host countries were to be reversed. In addition, the attractiveness of the Company's services to its U.S. customers is affected by U.S. trade policies, such as "most favored nation" status and trade preferences for certain Asian nations. For example, trade preferences extended by the United States to Malaysia in recent years were not renewed in 1997.

     In particular, the Company's operations and assets are subject to significant political, economic, legal and other uncertainties in China and Mexico, where the Company is substantially expanding its operations.

     Risks Relating to China. The Company's operations and assets are subject to significant political, economic, legal and other uncertainties in China, where the Company is substantially expanding its operations. Under its current leadership, the Chinese government has been pursuing economic reform policies, including the encouragement of foreign trade and investment and greater economic decentralization. No assurance can be given, however, that the Chinese government will continue to pursue such policies, that such policies will be successful if pursued, or that such policies will not be significantly altered from time to time. Despite progress in developing its legal system, China does not have a comprehensive and highly developed system of laws, particularly with respect to foreign investment activities and foreign trade. Enforcement of existing and future laws and contracts is uncertain, and implementation and interpretation thereof may be inconsistent. As the Chinese legal system develops, the promulgation of new laws, changes to existing laws and the preemption of local regulations by national laws may adversely affect foreign investors.

     The Company could also be adversely affected by the imposition of austerity measures intended to reduce inflation, the inadequate development or maintenance of infrastructure or the unavailability of adequate power and water supplies, transportation, raw materials and parts, or a deterioration of the general political, economic or social environment in China.

     In addition, China currently enjoys Most Favored Nation ("MFN") status granted by the United States, pursuant to which the United States imposes the lowest applicable tariffs on Chinese exports to the United States. The United States annually reconsiders the renewal of MFN trading status for China. No assurance can be given that China's MFN status will be renewed in the future years. China's loss of MFN status could adversely affect the Company by increasing the cost to the U.S. customers of products manufactured by the Company in China.

     The Company maintains certain administrative, procurement and manufacturing operations in Hong Kong, which may be influenced by the changing political situation in Hong Kong and by the general state of the Hong Kong economy. On July 1, 1997, sovereignty over Hong Kong was transferred from the United Kingdom to China, and Hong Kong became a Special Administrative Region ("SAR"). Based on current political conditions and the Company's understanding of the Basic Law of the Hong Kong SAR of China, the Company does not believe that the transfer of sovereignty over Hong Kong will have a material adverse effect on the Company, its results of operations, prospects or debt service ability. There can be no assurance, however, that changes in political, legal or other conditions will not result in any such adverse effect.

     Risks Relating to Mexico. The Mexican government exercises significant influence over many aspects of the Mexican economy. Accordingly, the actions of the Mexican government concerning the economy could have a significant effect on private sector entities in general and the Company in particular. In addition, during the 1980s, Mexico experienced periods of slow or negative growth, high inflation, significant devaluations of the peso and limited availability of foreign exchange. As a result of the Company's recent expansion in Mexico, economic conditions in Mexico will affect the Company.

     Risks Relating to Hungary. A majority of Neutronics' manufacturing operations are located in Hungary. Hungary has undergone significant political and economic change in recent years. Political, economic, social and other developments in Hungary may in the future have a material adverse effect on the Company's business. In particular, changes in laws or regulations (or in the interpretation of existing laws or regulations), whether caused by change in the Hungarian government or otherwise, could materially adversely affect the Company's operations and business. Annual inflation and interest rates in Hungary have been much higher than those in Western Europe. Exchange rate policies have not always allowed for the free conversion of currencies at the market rate. Fluctuations of inflation and exchange rates could have an adverse effect on the Neutronics operations business and the market value of the Shares.

     Corporate contract, property, insolvency, competition and securities and other laws and regulations in Hungary have been, and continue to be, substantially revised during its transition to a market economy. Therefore, the interpretation and procedural safeguards of the new legal and regulatory system are in the process of being developed and defined and existing laws and regulations may be applied inconsistently. Also, in some circumstances, it may not be possible to obtain the legal remedies provided for under those laws and regulations in a reasonably timely manner, if at all.

CURRENCY FLUCTUATIONS

     While Flextronics transacts business predominantly in U.S. dollars and most of its revenues are collected in U.S. dollars, a portion of Flextronics' costs such as payroll, rent and indirect operation costs, are denominated in other currencies such as Singapore dollars, Swedish kronor, Hong Kong dollars, Malaysian ringgit, British pounds sterling and Chinese renminbi. Historically, fluctuations in foreign currency exchange rates have not resulted in significant exchange losses to the Company. As a result of the Karlskrona Acquisition, a significant portion of the Company's business has been, and is expected to continue to be, conducted in Swedish kronor. Changes in the relation of these and other currencies to the U.S. dollar will affect the Company's cost of goods sold and operating margins and could result in exchange losses. The impact of future exchange rate fluctuations on the Company's results of operations cannot be accurately predicted.

     The Company has historically not actively engaged in substantial exchange rate hedging activities. However, in August 1997 the Company entered into forward exchange contracts with respect to the kronor to reduce foreign exchange risks arising from a kronor-denominated intercompany loan. These contracts were settled in September 1997 and did not have a material effect on the Company's results of operations or cash flow. The Company from time to time may enter into forward exchange contracts or other hedging activities with respect to other specific, fixed foreign currency obligations. Because the Company only hedges fixed obligations, the Company does not expect that these hedging activities will have a material effect on its results of operations or cash flow. However, there can be no assurance that the Company will engage in any hedging activities in the future or that any of its hedging activities will be successful. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations -- Foreign Exchange Gain (Loss)."

     Over the last five years, the Chinese renminbi has experienced significant devaluation against most major currencies. The establishment of the current exchange rate system as of January 1, 1994 produced a significant devaluation of the renminbi from $1.00 to Rmb 5.7 to approximately $1.00 to Rmb 8.7. The rates at which exchanges of renminbi into U.S. dollars may take place in the future may vary, and any material increase in the value of the renminbi relative to the U.S. dollar would increase the Company's costs and expenses and therefore would have a material adverse effect on the Company.

LIMITED AVAILABILITY OF COMPONENTS

     A substantial majority of the Company's net sales are derived from turnkey manufacturing in which the Company is responsible for procuring materials, which typically results in the Company bearing the risk of component price increases. At various times there have been shortages of certain electronics components, including DRAMs, memory modules, logic devices, ASICs, laminates, specialized capacitors and integrated circuits in bare-die form. Component shortages could result in manufacturing and shipping delays or higher prices which could have a material adverse effect on the Company, its results of operations, prospects or debt service ability.

DEPENDENCE ON KEY PERSONNEL AND SKILLED EMPLOYEES

     The Company's success depends to a large extent upon the continued services of key executives and skilled personnel. Generally, the Company's employees are not bound by employment or noncompetition agreements. The Company has entered into service agreements with certain officers, including Ronny Nilsson and Tsui Sung Lam, some of which contain non-competition provisions and provides its officers and key employees with stock options that are structured to incentivize such employees to remain with the Company. However, there can be no assurance as to the ability of the Company to retain its officers and key employees. The loss of such personnel could have a material adverse effect on the Company, its results of operations, prospects or debt service ability. The Company's business also depends upon its ability to continue to recruit, train and retain skilled and semi-skilled employees, particularly administrative, engineering and sales personnel. There is intense competition for skilled and semi-skilled employees, particularly in the San Jose, California market, and the Company's failure to recruit, train and retain such employees could adversely affect the Company, its results of operations, prospects or debt service ability.

ENVIRONMENTAL COMPLIANCE RISKS

     The Company is subject to a variety of environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during its manufacturing process. Substrates for its MCMs are manufactured on a semiconductor-type fabrication line in California owned by the Company. The Company is also expanding its printed circuit board fabrication operations in China. Proper handling, storage and disposal of the metals and chemicals used in these manufacturing processes are important considerations in avoiding environmental contamination. Although the Company believes that its facilities are currently in material compliance with applicable environmental laws, and it monitors its operations to avoid violations arising from human error or equipment failures, there can be no assurances that violations will not occur. In the event of a violation of environmental laws, the Company could be held liable for damages and for the costs of remedial actions and could also be subject to revocation of its effluent discharge permits. Any such revocations could require the Company to cease or limit production at one or more of its facilities, thereby having a material adverse effect on the Company's operations. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violation, which could have a material adverse effect on the Company, its results of operations, prospects or debt service ability.

PROTECTION OF INTELLECTUAL PROPERTY

     The Company relies on a combination of patent, trade secret and trademark laws, confidentiality procedures and contractual provisions to protect its intellectual property. The Company seeks to protect certain of its technology under trade secret laws, which afford only limited protection. There can be no assurance that any of the Company's pending patent applications will be issued or that intellectual property laws will protect the Company's intellectual property rights. In addition, there can be no assurance that any patent issued to the Company will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to the Company. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to obtain and use information that the Company regards as proprietary. Furthermore, there can be no assurance that others will not independently develop similar technology or design around any patents issued to the Company. Moreover, effective protection of intellectual property rights may be unavailable or limited in certain foreign countries in which the Company operates. In particular, the Company may be afforded only limited protection of its intellectual property rights in China.

     The Company may in the future be notified that it is infringing certain patent or other intellectual property rights of others, although there are no such pending lawsuits against the Company or unresolved notices that it is infringing intellectual property rights of others. No assurance can be given that in the event of such infringement, licenses could be obtained on commercially reasonable terms, if at all, or that litigation will not occur. The failure to obtain necessary licenses or other rights or the occurrence of litigation arising out of such claims could materially adversely affect the Company, its results of operations, prospects or debt service ability.

LACK OF PUBLIC MARKET FOR THE NOTES; VOLATILITY

     The Old Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market. The New Notes will be new securities, and there is no existing trading market for the New Notes. Accordingly, there is no assurance regarding the future development of a trading market for the New Notes or the ability of the holders, or the price at which such holders may be able, to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than the exchange tender price of the Old Notes. Prevailing market prices from time to time will depend on many factors, including then existing interest rates, the Company's operating results and cash flow and the market for similar securities.

     Consequently, even if a trading market for the New Notes does develop, there is no assurance as to the liquidity of that market. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or in the over-the-counter market.

     In addition, the liquidity of, and trading markets for, the New Notes may be adversely affected by declines in the market for high-yield securities generally. Such a decline may adversely affect liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

                        ENFORCEMENT OF CIVIL LIABILITIES

     The Company has appointed Corporation Service Company, 80 State Street, Albany, New York 12207, as its agent to receive service of process with respect to any action brought against it in the United States District Court for the Southern District of New York under the securities laws of the United States or any state thereof, or any action brought against it in the Supreme Court of the State of New York in the County of New York under the securities laws of New York State arising out of or relating to the Offering, the Indenture, the Notes or the Registration Rights Agreement (as defined).

     The Company is incorporated in Singapore under the Companies Act. Certain of its directors and executive officers (and certain experts named in this Prospectus) reside in Singapore. All or a substantial portion of the assets of such persons, and a substantial portion of the assets of the Company (other than its United States Subsidiary), are located outside the United States. As a result, it may not be possible for purchasers of the Notes to effect service of process within the United States upon such persons or to enforce against them or the Company, in the United States courts, judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. The Company has been advised by its Singapore legal advisors, Allen & Gledhill, that there is doubt as to the enforceability in Singapore, either in original actions or in actions for the enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the issuance of the New Notes offered pursuant to the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the terms of which are identical in all respects to the New Notes except for certain transfer restrictions and registration rights. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

     The net proceeds to the Company from the sale of the Old Notes were approximately $145.7 million, after deduction of discounts, commissions and offering expenses. The Company used the net proceeds in part to repay the amounts outstanding under the Credit Facility and the remainder will be used to fund expansion and for working capital and other general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth the Company's unaudited cash and cash equivalents and consolidated capitalization as of September 30, 1997, as adjusted to give effect to the application of the estimated net proceeds from the issuance and sale of the Notes and the recently completed Equity Offering, and the application of the net proceeds therefrom. See "Use of Proceeds."


                                                                       SEPTEMBER 30, 1997
                                                                          (UNAUDITED)
                                                                     ----------------------
                                                                      ACTUAL      PRO FORMA
                                                                     --------     ---------
                                                                     (DOLLARS IN THOUSANDS)
    Cash and cash equivalents......................................  $ 17,825     $ 114,073
                                                                     ========      ========
    Long-term debt (including current portion)
      Credit Facility
         Revolving credit loans(1).................................  $ 81,500     $      --
         Term loan.................................................    65,500            --
      Notes offered hereby.........................................        --       150,000
      Capital leases...............................................    12,935        12,935
      Other debt...................................................     6,709         6,709
                                                                     --------      --------
              Total debt...........................................   166,644       169,644
                                                                     --------      --------
    Shareholders' equity:
      Ordinary Shares, S $0.01 par value; 100,000,000 shares
         authorized, 13,805,351 shares issued and outstanding,
         15,991,855 shares issued and outstanding as adjusted......        89           104
      Additional paid-in capital...................................    96,559       194,104
      Accumulated deficit..........................................      (281)         (281)
                                                                     --------      --------
              Total shareholders' equity...........................    96,367       193,927
                                                                     ========      ========
              Total capitalization.................................  $263,011     $ 363,571
                                                                     ========      ========


---------------

(1) The Credit Facility currently provides for revolving credit borrowings of up to $105.0 million, subject to certain borrowing conditions. See "Description of the Credit Facility."

                            SELECTED FINANCIAL DATA

     The following table sets forth selected financial data of the Company as of and for each of the six months ended September 30, 1996 and 1997 and the fiscal years ended March 31, 1994, 1995, 1996 and 1997. The selected financial data set forth below as of March 31, 1996 and 1997 and for the fiscal years ended March 31, 1995, 1996 and 1997 have been derived from consolidated financial statements of the Company which have been audited by Ernst & Young, independent auditors, whose report thereon is included elsewhere herein. The selected financial data set forth below for the fiscal year ended March 31, 1994 have been derived from audited financial statements not included in this Prospectus. The selected financial data as of September 30, 1997 and for the six months ended September 30, 1996 and 1997 has been derived from the unaudited financial statements of the Company for such periods. In the opinion of management, all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation have been made. These historical results are not necessarily indicative of the results to be expected in the future. The following table is qualified by reference to and should be read in conjunction with the consolidated financial statements, related notes thereto and other financial data included elsewhere herein.

                                                                                                           SIX MONTHS ENDED
                                                              YEAR ENDED MARCH 31,                          SEPTEMBER 30,
                                               ---------------------------------------------------   ----------------------------
                                                 1994       1995        1996(1)         1997(2)          1996            1997
                                               --------   --------   -------------   -------------   -------------   ------------
                                                                     (RESTATED)(3)                   (RESTATED)(3)
                                                                                                             (UNAUDITED)
                                                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales..................................  $131,345   $237,386     $ 448,346       $ 490,585       $ 240,359       $406,970
  Cost of sales..............................   117,392    214,865       407,457         440,448         214,350        366,018
                                               --------   --------      --------        --------        --------       --------
    Gross profit.............................    13,953     22,521        40,889          50,137          26,009         40,952
  Selling, general and administrative
    expenses.................................     8,667     11,468        18,787          26,765          12,179         20,016
  Acquired in-process research and
    development..............................       202         91        29,000              --              --             --
  Goodwill amortization......................       398        510           739             989             485            970
  Intangible assets amortization.............        21        245           544           1,646             834            778
  Provision for plant closings...............       830         --         1,254           5,868              --             --
                                               --------   --------      --------        --------        --------       --------
    Operating income (loss)..................     3,835     10,207        (9,435)         14,869          12,511         19,188
  Net interest expense.......................    (1,778)      (774)       (2,380)         (3,885)         (2,127)        (7,116)
  Merger expenses............................        --       (816)           --              --              --             --
  Foreign exchange gain (loss)...............       402       (303)          872           1,168             218            944
  Income (loss) from associated company......       (70)      (729)           --             241              --            650
  Other income (expense).....................        --         34          (398)         (2,718)            355           (176)
                                               --------   --------      --------        --------        --------       --------
    Income (loss) before income taxes........     2,389      7,619       (11,341)          9,675          10,957         13,490
  Provision for income taxes.................       654      1,463         3,791           2,212           1,622          1,653
  Extraordinary gain.........................       416         --            --              --              --             --
    Net income (loss)........................  $  2,151   $  6,156     $ (15,132)      $   7,463       $   9,335       $ 11,837
                                               ========   ========      ========        ========        ========       ========
  RATIO OF EARNINGS TO FIXED CHARGES(4)......      2.30       6.60            --            3.07            5.46           2.69

                                                                    MARCH 31,                             SEPTEMBER 30, 1997
                                               ---------------------------------------------------   ----------------------------
                                                 1994       1995         1996            1997           ACTUAL       PRO FORMA(5)
                                               --------   --------   -------------   -------------   -------------   ------------
                                                                     (RESTATED)(3)                           (UNAUDITED)
                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit)....................  $ 30,669   $ 33,425     $  30,801       $ (25,047)      $ (12,847)       165,332
Total assets.................................   103,129    116,117       231,024         359,234         426,300        526,860
Long-term debt and capital lease obligations
  including current portion..................     4,755      6,890        17,674          12,302         166,644        169,644
Shareholders' equity (deficit)...............    46,703     57,717        73,059          83,592          96,367        193,927

---------------

(1) In fiscal 1996, the Company wrote off $29.0 million of in-process research and development associated with the acquisition of Astron and also recorded charges totaling $1.3 million for costs associated with the closing of one of the Company's Malaysian plants and its Shekou, China operations.

(2) In fiscal 1997, the Company incurred plant closing expenses aggregating $5.9 million in connection with closing its manufacturing facility in Texas, downsizing manufacturing operations in Singapore, and writing off obsolete equipment and incurring severance obligations at the nCHIP semiconductor fabrication operations.

(3) The consolidated financial statements of the Company for the fiscal year ended March 31, 1996 and the six months ended September 30, 1996 have been restated as a result of changes in the Company's accounting for the acquisition of Astron. See Note 14 of Notes to

    Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Changes in Accounting for Astron Acquisition."

(4) Earnings are defined as income before provisions for income taxes and fixed charges. Fixed charges consist of interest expenses, amortization of debt issuance costs and the portion of the rental expenses representative of the interest expense component. Earnings were insufficient to cover fixed charges in the fiscal year ended March 31, 1996 by $11.3 million.

(5) Gives pro forma effect to (i) the sale of the Notes and the Equity Offering and (ii) the application of the net proceeds therefrom to repay outstanding loans under the Company's Credit Facility and for working capital, all as if such transactions had occurred at September 30, 1997 for purposes of the pro forma balance sheet data. See "Use of Proceeds" and "Capitalization."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Except for historical information contained herein, the matters discussed below and elsewhere herein are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. The words "expects," "anticipates," "believes," "intends" and similar expressions identify forward-looking statements, which speak only as of the date hereof. These forward-looking statements are subject to certain risks and uncertainties, including, without limitation, those discussed in "Risk Factors," that could cause future results to differ materially from historical results or those anticipated.

OVERVIEW

     The Company was organized in Singapore in 1990 to acquire the Asian contract manufacturing operations and certain U.S. design, sales and support operations of Flextronics, Inc. (the "Predecessor"), which had been in the contract manufacturing business since 1982. The acquisition of the selected operations of the Predecessor for approximately $39.0 million was completed in June 1990 and was financed with approximately $20.0 million of secured long-term bank debt, $4.0 million of subordinated debt and $15.0 million of equity. After such acquisition, the equity investors held approximately 55% of the outstanding share capital of the Company. The Company's results of operations for periods following the 1990 acquisition and through March 1994 reflect the interest expense associated with the indebtedness incurred in connection with this transaction.

     In July 1993, a group of new investors acquired a controlling interest in the Company through the acquisition of substantially all of the interest in the Company that had been retained by the Predecessor, a direct equity investment of $3.2 million in the Company and the purchase of a portion of the shares acquired by the investors in the 1990 acquisition. In December 1993, the Company raised an additional $7.0 million of equity capital from investors ($3.7 million of which represented the conversion of its outstanding subordinated debt into equity). In March 1994, the Company raised $32.5 million in an initial public offering of Ordinary Shares. In August 1995, the Company raised an additional $22.3 million in a public offering of Ordinary Shares.

     In recent years, the Company has substantially expanded its manufacturing capacity, technological capabilities and service offerings, through both acquisitions and internal growth. See "Risk Factors -- Management of Expansion and Consolidation," "Risk Factors -- Acquisitions" and Note 14 of Notes to Consolidated Financial Statements.


     In February 1996, the Company acquired Astron Group Limited in exchange for
(i) $13.4 million in cash, (ii) $15.0 million in 8% promissory notes ($10.0 million of which was paid in February 1997 and $5.0 million of which is payable in February 1998), (iii) 238,684 Ordinary Shares issued at closing and (iv) Ordinary Shares with a value of $10.0 million to be issued on June 30, 1998. The Company also paid an earnout of an additional $6.25 million in cash in April 1997, based on the pre-tax profit of Astron for the calendar year ended December 31, 1996. In addition, the Company agreed to pay a $15.0 million consulting fee in June 1998 to an entity affiliated with Stephen Rees, a former shareholder and the Chairman of Astron, pursuant to a services agreement among the Company, one of its subsidiaries and the affiliate of Mr. Rees (the "Services Agreement"). Payment of the fee was conditioned upon, among other things, Mr. Rees' continuing as Chairman of Astron through June 1998. Mr. Rees currently also serves as a director and executive officer of the Company.


     In March 1997, the Company and Mr. Rees' affiliate agreed to remove the remaining conditions to payment of the fee and to reduce the amount of the fee, which remains payable in June 1998, to $14.0 million. This reduction was negotiated in view of (i) a settlement in March 1997 of the amount of the earnout payable by the Company to the former shareholders of Astron in which the Company agreed to certain matters, previously in dispute, affecting the amount of the earn-out payment, and (ii) the elimination of the conditions to payment and of Mr. Rees' ongoing obligations under the Services Agreement. Substantially all of the former shareholders of Astron were affiliates of Mr. Rees or members of his family. See "-- Results of

Operations -- Goodwill and Intangible Assets Amortization." Accordingly, the only remaining obligation of either party is the Company's unconditional obligation to pay the $14.0 million fee in June 1998. Of the $14.0 million, $5.0 million must be paid in cash. The remainder may be paid in either cash or Ordinary Shares at the option of the Company, and the Company intends to pay such amount in Ordinary Shares. See "-- Recent Changes in Accounting for Astron Acquisition."

     Since the Company's acquisition of Astron, the net sales generated by Astron's then-existing products and services, and by its products and services then under development, have grown at rates significantly lower than those anticipated by the Company at the time of the acquisition and significantly lower than those assumed in the independent valuation used by the Company in allocating the purchase price of Astron to the assets acquired. The Company believes that this is attributable primarily to (i) delays in developing certain new technologies as a result of several factors, including the unanticipated complexity of many of the new technologies, difficulties in achieving expected production yields, changes in the Company's development priorities and unavailability of certain materials; (ii) interruptions in production and diversions of resources, resulting from a fire in Astron's facilities in Doumen, China in April 1996 (although the Company does not currently expect that such event will have a significant long-term effect on Astron's business, customer base or intangible assets); (iii) reduced sales of certain products to end-users by certain of Astron's customers; and (iv) changes in product mix that adversely affected production efficiency. The Company estimates that, at the time of the acquisition, the average remaining economic life of Astron's developed process technologies was seven years. While the Company has completed the development of certain of the technologies that were under development at the time of the acquisition, the Company has not yet completed development of other technologies that were material to its valuation of Astron and which it initially anticipated completing in fiscal 1996 and 1997. The Company currently anticipates that completion of these technologies will require the expenditure of approximately $5.0 million through fiscal 1999, consisting primarily of the cost of internal engineering staff and related overhead, materials costs and other expenses. The completion of such development is subject to a number of uncertainties, including potential difficulties in optimizing manufacturing processes and the potential development of alternative technologies by competitors that could render Astron's technologies uncompetitive or obsolete. Accordingly, no assurances can be given as to whether, or when, the Company will be able to complete the development of such technologies, as to the cost of such development, or as to potential sales of products based on such technologies. The capabilities provided by the technologies under development may not otherwise be available to the Company. Accordingly, the failure by the Company to successfully develop such technologies would limit the Company's ability to compete effectively for business requiring certain advanced capabilities, and would prevent it from achieving the anticipated benefits of the Astron acquisition. See "Risk Factors -- Acquisitions" and "-- Results of
Operations -- Acquired In-Process Research and Development."

     In the fourth quarter of fiscal 1996, the Company recorded charges totaling $1.3 million for costs associated with the closing of one of the Company's Malaysia plants and its Shekou, China operations in addition to the write-off of $29.0 million of in-process research and development associated with the acquisition of Astron. Without taking into account these write-offs and charges, the Company's net income and earnings per share in fiscal 1996 would have been $15.1 million and $1.13, respectively.

     On November 25, 1996, the Company acquired Fine Line for an aggregate of 223,321 Ordinary Shares in a transaction accounted for as pooling of interest. The Company's prior financial statements were not restated because the financial results of Fine Line did not have a material impact on the consolidated results.

     On December 20, 1996, the Company acquired 40% of FICO for $5.2 million. Of this, the Company paid $3.0 million in December 1996 and accrued the $2.2 million balance in the fourth quarter of fiscal 1997. The Company also has an option to purchase the remaining 60% interest of FICO in 1998 for a price that is dependent on the financial performance of FICO for the year ending December 31, 1997.

     On March 27, 1997, the Company acquired the Karlskrona Facilities for approximately $82.4 million. The acquisition was financed by borrowings under the Credit Facility, which the Company repaid in October 1997 with the net proceeds from the Offering and the Equity Offering. The transaction has been accounted for under the purchase method. As a result, the purchase price was allocated to the assets acquired based on their estimated fair market values at the date of acquisition. See "Risk
Factors -- Acquisitions" and "Business -- Recent Acquisitions."

     On October 30, 1997 the Company acquired 92% of the outstanding ordinary shares of Neutronics, an Austrian PCB assembly company with operations in Austria and Hungary, for 2,806,000 Ordinary Shares of the Company. Neutronics' sales in the 12 months ended June 30, 1997 were approximately $142.6 million. Neutronics' largest customer is Philips Electronics which accounted for approximately 60% of its net sales for the six month period ended June 30, 1997.


     The acquisition of Neutronics will be accounted for as a pooling-of-interests, and the Company will restate its prior period financial statements to give effect to this acquisition when it reports its results for the fiscal quarter ended December 31, 1997. The combined company anticipates incurring expenses of approximately $4.0 million during the quarter ending December 31, 1997 associated with this transaction and the cancellation of Neutronics' planned initial public offering. The ability of the Company to obtain the benefits of the Neutronics acquisition is subject to a number of risks and uncertainties, including the Company's ability to successfully integrate the operations of Neutronics and its ability to maintain, and increase, sales to Neutronics customers. See "Risk Factors -- Acquisitions" and "Business -- Recent Acquisitions."



     On December 1, 1997 the Company acquired DTM Products, Inc., a Colorado-based producer of injection molded plastics for North American OEMs, in exchange for 252,469 Ordinary Shares, and Energipilot AB, a Swedish company principally engaged in providing cables and cable assemblies for Northern European OEMs, in exchange for 229,990 Ordinary Shares. The acquisitions of DTM and Energipilot will be accounted for as poolings-of-interests. The Company does not intend to restate its prior period financial statements with respect to these acquisitions because they will not have a material impact on its consolidated results.


     The Company intends to continue to pursue attractive acquisition opportunities in the future. The Company has no understandings, commitments or agreements with respect to any acquisitions. Acquisitions present a number of risks, and there can be no assurance that the Company will complete any future acquisitions or that any future acquisitions will not materially adversely affect the Company. See "Risk Factors -- Acquisitions."

RECENT CHANGES IN ACCOUNTING FOR ASTRON ACQUISITION

     The Company has restated its financial results for the fiscal year ended March 31, 1996 and for the first three reported quarters of the fiscal year ended March 31, 1997 to reflect corrections to its accounting for the acquisition of Astron. The acquisition of Astron has been accounted for under the purchase method, and accordingly the purchase price had been allocated to the assets and liabilities assumed based upon their estimated fair values at the date of acquisition. The revisions include an increase in the initially recorded purchase price to include the payment to be made in June 1998 to an affiliate of Stephen Rees pursuant to the Services Agreement. In addition, a second valuation was obtained and used to allocate the purchase price to the assets acquired, including current assets, net property, plant and equipment, developed technologies, in-process research and development, assembled workforce, tradenames and trademarks, customer list and other intangible assets. As a consequence, in-process research and development written off in the fiscal year ended March 31, 1997 (the "In-Process R&D") was reduced from $31.6 million to $29.0 million and the fair value of other assets recorded at the date of the close of the transaction was increased by $16.7 million, representing $4.8 million of goodwill and $11.9 million of identified intangible assets. See Note 14 of Notes to Consolidated

Financial Statements. The effect of the restatement on the Company's previously reported statement of operations data is as follows (in thousands except per share data):

                                         FISCAL YEAR ENDED MARCH 31,        NINE MONTHS ENDED DECEMBER 31,
                                                    1996                                 1996
                                       -------------------------------    ----------------------------------
                                       PREVIOUSLY REPORTED    RESTATED    PREVIOUSLY REPORTED     RESTATED
                                       -------------------    --------    -------------------    -----------
                                                                              (UNAUDITED)        (UNAUDITED)
STATEMENT OF OPERATIONS DATA
Gross profit.........................       $  41,889         $ 40,889          $36,437            $36,057
Operating income (loss)..............         (11,775)          (9,435)          14,152             12,656
Net income (loss)....................         (17,412)         (15,132)          10,536              9,026

CHANGE IN INDEPENDENT PUBLIC ACCOUNTANTS

     On August 1, 1997, the Audit Committee of the Board of Directors of the Company approved the engagement of Arthur Andersen LLP, San Jose, California as independent public accountants to audit and report on the financial statements of the Company and its subsidiaries for the year ended March 31, 1998. On August 5, 1997, Ernst & Young advised the Company that it would not seek re-election at the Company's next Annual General Meeting, which was held on October 14, 1997. Accordingly, the engagement of Ernst & Young terminated at the time of the Annual General Meeting. The nomination of Arthur Andersen LLP as the Company's independent public accountants was approved by the holders of a majority of the Company's Ordinary Shares at the Company's Annual General Meeting.

     There were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures with respect to the Company's consolidated financial statements for the fiscal years ended March 31, 1995, 1996 and 1997 or through October 14, 1997 which, if not resolved to the former auditors' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain statement of operations data expressed as a percentage of net sales.

                                                                                     SIX MONTHS
                                                         FISCAL YEAR ENDED              ENDED
                                                             MARCH 31,              SEPTEMBER 30,
                                                     -------------------------     ---------------
                                                     1995      1996      1997      1996      1997
                                                     -----     -----     -----     -----     -----
Net sales..........................................  100.0%    100.0%    100.0%    100.0%    100.0%
Cost of sales......................................   90.5      90.9      89.8      89.2      89.9
                                                     -----     -----     -----     -----     -----
Gross profit.......................................    9.5       9.1      10.2      10.8      10.1
Selling, general and administrative expenses.......    4.8       4.2       5.5       5.1       4.9
Goodwill and intangible assets amortization........    0.4       0.2       0.5       0.5       0.5
Provision for plant closings.......................     --       0.3       1.2        --        --
Acquired in-process research and development.......     --       6.5        --        --        --
                                                     -----     -----     -----     -----     -----
          Operating income (loss)..................    4.3      (2.1)      3.0       5.2       4.7
Net interest expense...............................   (0.4)     (0.5)     (0.8)     (0.8)     (1.7)
Merger expenses....................................   (0.3)       --        --        --        --
Foreign exchange gain (loss).......................   (0.1)      0.2       0.3       0.1       0.2
Income (loss) from associated company..............   (0.3)       --        --        --       0.1
Other income (expense).............................     --      (0.1)     (0.6)      0.1        --
                                                     -----     -----     -----     -----     -----
          Income (loss) before income taxes........    3.2      (2.5)      1.9       4.6       3.3
Provision for income taxes.........................    0.6       0.9       0.4       0.7       0.4
                                                     -----     -----     -----     -----     -----
          Net income (loss)........................    2.6%     (3.4%)     1.5%      3.9%      2.9%
                                                     =====     =====     =====     =====     =====

     Net Sales

     Substantially all of the Company's net sales have been derived from the manufacture and assembly of products for OEM customers. Net sales for the six months ended September 30, 1997 increased 69.3% to $407.0 million from $240.4 million for the six months ended September 30, 1996. The increase in sales for the six months was primarily due to (i) sales to Ericsson following the March 27, 1997 acquisition of the Karlskrona Facilities, (ii) an increase in sales to certain existing customers including Advanced Fibre Communications, Microsoft and Thermoscan. This increase was partially offset by reduced sales to certain customers, including Microcom, Visioneer, US Robotics and Global Village. See "Risk Factors -- Customer Concentration; Dependence on Electronics Industry" and "Risk Factors -- Risks of Karlskrona Acquisition."


     The Company's largest customers during the six month period ending September 30, 1997 were Ericsson and Advanced Fibre Communications. Net sales to Ericsson for the six month period accounted for approximately 30% of net consolidated sales while net sales to Advanced Fibre Communications for the six month period accounted for approximately 11% of net consolidated sales for the periods. No other customer accounted for more than 10% of consolidated net sales for the six month periods ending September 30, 1997.


     Net sales in fiscal 1997 increased 9.4% to $490.6 million from $448.3 million in fiscal 1996. This increase was primarily due to higher sales to existing customers, including U.S. Robotics, Microsoft, Advanced Fibre Communications and Braun/Thermoscan, sales to new customers such as Cisco and Auspex, and the inclusion of Astron's sales following its acquisition in February 1996. This increase was partially offset by reduced sales to certain existing customers, including Visioneer, Apple Computer, Houston Tracker Systems, Logitech, Voice Powered Technology and Fast Multimedia. The Company believes that the reduction in sales to these customers was due in part to reductions in these customers' sales to end-users. See "Risk Factors -- Rapid Technological Change."

     Net sales in fiscal 1996 increased 88.9% to $448.3 million from $237.4 million in fiscal 1995. This increase was primarily the result of higher sales to existing customers, including Lifescan (a Johnson & Johnson Company), Visioneer, Microcom and Global Village Communications, sales to new customers in the computer and medical industries such as Apple Computer and Thermoscan and the inclusion of A&A's and Astron's sales after their acquisitions in April 1995 and February 1996, respectively. This was partially offset by a significant decline in sales to IBM due to IBM's efforts to consolidate more of its manufacturing business internally.

     Gross Profit

     Gross profit varies from period to period and is affected by, among other things, product mix, component costs, product life cycles, unit volumes, startup, expansion and consolidation of manufacturing facilities, pricing, competition and new product introductions. Gross profit margin decreased to 10.1% for the six months ended September 30, 1997 as compared to 10.4% for the six months ended September 30, 1996. The decrease in the gross profit margin for the six months ended September 30, 1997 was mainly due to increased depreciation and other fixed expenses as the Company commenced volume production in the new facilities in Doumen, China and Mexico. The decrease in the gross profit margin was offset slightly by the inclusion of the Sweden facility which manufactures high rmaragin products. In addition, the Company has begun manufacturing several products on a consignment basis. Consignment projects typically have higher gross profit margin than turnkey projects.

     Gross margin increased to 10.2% in fiscal 1997 compared to 9.1% in fiscal 1996. The increase was mainly attributable to (i) the inclusion of Astron's printed circuit board business, which has historically had a relatively higher gross profit margin than the Company, (ii) the concentration of more sales in the Company's facility in China which has a lower manufacturing cost compared to the Company's facilities in other locations, and (iii) increased sales, resulting in increased labor and overhead absorption. This benefit was partially offset by underutilization of the nCHIP semiconductor fabrication facility and the Company's Texas facility (which has been closed), and the related inventory write-offs. See "Risk Factors -- Management of Expansion and Consolidation."

     Gross profit margin declined slightly to 9.1% in fiscal 1996 as compared to 9.5% in fiscal 1995 mainly due to the additional costs associated with new manufacturing facilities in Texas and China that were opened in the fourth quarter of fiscal 1995 and the expansion of nCHIP's semiconductor fabrication facility. The decrease in gross profit margin was also attributable to a reduction in certain selling prices in order to remain competitive.

     Cost of sales included research and development costs of approximately $561,000 and $458,000 in the six months ended September 30, 1997 and 1996, respectively, and $913,000 and $153,000 in fiscal 1997 and 1996, respectively. The increase from fiscal 1996 to fiscal 1997 was primarily due to the inclusion of Astron's results following its acquisition in February 1996.

     Selling, General and Administrative Expenses

     Selling, general and administrative expenses for the six months ended September 30, 1997 increased to $20.0 million from $12.2 million for the six months ended September 30, 1996 but decreased as a percentage of net sales to 4.9% for the six months ended September 30, 1997 from 5.1% for the six months ended September 30, 1996. The increase in selling expenses were mainly due to the addition of new sales personnel in the United States and Europe and the inclusion of Fine Line's selling expenses; the increase in general and administrative expenses is primarily due to the inclusion of the operations of the Karlskrona facilities; and the increase in corporate expenses is primarily due to the growth in infrastructure including the hiring of additional internal support, personnel and increases in related department expenses.

     Selling, general and administrative expenses in fiscal 1997 increased to $26.8 million from $18.8 million in fiscal 1996 and increased as percentage of net sales to 5.5% in fiscal 1997 from 4.2% in fiscal 1996. The increase was mainly due to: (i) the inclusion of Astron's selling and general administrative expenses for all of fiscal 1997; (ii) increased consulting fees; and (iii) increased sales and marketing expenses. The increased consulting fees resulted from financial consulting services provided by two banks for a total of $719,000 in fiscal 1997. The Company also recorded $362,000 in March 1997 for compensation for management services paid to a new executive officer who was formerly a key employee of Ericsson in Sweden and who joined the Company upon the acquisition of the Karlskrona Facilities.

     Selling, general and administrative expenses in fiscal 1996 increased to $18.8 million from $11.5 million in fiscal 1995, but decreased as percentage of net sales to 4.2% in fiscal 1996 from 4.8% in fiscal 1995. The increase in absolute dollars was principally due to costs associated with the expanded facilities in China and Texas, increased sales personnel and market research activities in the U.S. and the inclusion of A&A's and Astron's selling and general administrative expenses after their acquisitions in April 1995 and February 1996, respectively.

     Goodwill and Intangible Assets Amortization

     Goodwill (which represents the excess of the purchase price of an acquired company over the fair market value of its net assets) and intangible assets are amortized on a straight line basis over the estimated life of the benefits received, which ranges from three to twenty-five years. Goodwill and intangible assets amortization for the six months ended September 30, 1997 increased to $1.7 million from $1.3 million for the six months ended September 30, 1996. Goodwill amortization increased to $989,000 in fiscal 1997 from $739,000 in fiscal 1996 and intangible asset amortization increased to $1.6 million in fiscal 1997 from $544,000 in fiscal 1996. These increases were due to the amortization of additional goodwill and intangible assets which arose from the Astron acquisition in 1996. In fiscal 1997, the Company recognized approximately $8.5 million of additional goodwill, as a result of the acquisition of the 40% interest in FICO and the Astron earnout payment of $6.25 million (which was accrued to goodwill in March 1997 when the conditions to payment were resolved), partially offset by the effect of the $1.0 million reduction in the payment due in June 1998 to an affiliate of Stephen Rees. See "-- Overview" and Note 14 of Notes to Consolidated Financial Statements.

     Goodwill amortization increased to $739,000 in fiscal 1996 from $510,000 in fiscal 1995 primarily due to the goodwill from the Company's acquisition of A&A and Astron. Intangible assets amortization increased to $544,000 in fiscal 1996 from $245,000 in fiscal 1995 primarily due to the acquisition of A&A and Astron.

     In the second quarter of fiscal 1998, the Company revised its estimate of the useful lives of certain long-lived intangible assets (consisting of goodwill, customer lists and trademarks and tradenames) associated with the Astron acquisition, reducing the useful lives from 20 and 25 years to 10 years. This revision will increase the Company's amortization expense by approximately $279,000 per quarter beginning in the second quarter of fiscal 1998.

     Provision for Plant Closings

     The provision for plant closings of $5.9 million in fiscal 1997 consists of the costs incurred in closing the Texas facility, downsizing the Singapore manufacturing operations and writing off obsolete equipment and incurring certain severance obligations at the nCHIP semiconductor fabrication facility. The $5.9 million provision includes $2.8 million for the write-off of obsolete equipment, and $560,000 for severance payments to former employees, at the nCHIP and Texas facilities. The Texas facility had been primarily dedicated to production for Global Village Communications and Apple Computer, to whom the Company does not anticipate making substantial sales in future periods. The nCHIP semiconductor fabrication facility was primarily dedicated to producing PCBs for nCHIP's MCMs, and the Company has transferred these operations to a third party. The provision also includes $2.0 million for severance payments and $500,000 for the write-off of fixed assets in the Singapore manufacturing facilities in connection with the shift of manufacturing operations to lower cost manufacturing locations. See Note 11 of Notes to Consolidated Financial Statements.

     The provision for plant closings of $1.3 million in fiscal 1996 was associated with the write-off of certain obsolete equipment at one of the Company's facilities in Malaysia and in Shekou, China. The provision for plant closings were related to the Company ceasing its satellite receiver product line in Malaysia and the closing of its manufacturing operations in Shekou, China. Production from the Shekou facility has been moved to the Company's plant in Xixiang, China.

     Acquired In-Process Research and Development

     In June 1997, the Company obtained an independent valuation of certain of the assets of Astron and the In-Process R&D as of the date of Astron's acquisition. This valuation determined that the fair value of the In-Process R&D was $29.0 million. Accordingly, the Company adjusted the amount of In-Process R&D written off in fiscal 1996 to $29.0 million. See "-- Overview" and "-- Recent Changes in Accounting for Astron Acquisition."

     Net Interest Expense

     Net interest expense increased to $7.1 million for the six months ended September 30, 1997 from $2.1 million for the six months ended September 30, 1996. The increase was primarily due to increased bank borrowings to finance the Karlskrona Acquisition capital expenditures. The Company anticipates that its interest expense will increase in future periods as a results of borrowings under its credit facility and its issuance in October 1997 of $150.0 million principal amount of Senior Subordinated Notes. See "-- Liquidity and Capital Resources" and "Risk Factors -- Significant Leverage; Incurrence of Additional Senior Debt."

     Net interest expense increased to $3.9 million in fiscal 1997 from $2.4 million in fiscal 1996 mainly due to increases in interest expense in connection with additional indebtedness used to finance working capital requirements, to finance acquisitions and to purchase machinery and equipment for capacity expansion. The Company also recorded approximately $363,000 of interest expense in fiscal 1997 related to the cash portion of the Company's obligations to an affiliate of Stephen Rees, a former shareholder and the Chairman of Astron, pursuant to the Services Agreement. See "-- Overview."

     Net interest expense increased to $2.4 million in fiscal 1996 from $774,000 in fiscal 1995. The increase reflects interest incurred in connection with additional indebtedness used to finance the cash portion of the A&A and Astron acquisitions, to purchase machinery and equipment for capacity expansion and to finance the Company's working capital requirements.

     Merger Expenses

     The Company recorded a one-time non-operating charge of approximately $816,000 as a result of the nCHIP acquisition in January 1995, which was accounted for as a pooling of interest.

     Foreign Exchange Gain (Loss)

     Foreign exchange gain increased to $944,000 in the six months ended September 30, 1997 from $218,000 in the six months ended September 30, 1996. The increase in the exchange gains for the six months ended September 30, 1997 was mainly due to the strengthening of the U.S. dollar against Asian currencies and the Swedish kronor. Foreign exchange gain (loss) increased to $1.2 million in fiscal 1997 from $872,000 in fiscal 1996 and increased to a gain of $872,000 in fiscal 1996 from a loss of $303,000 in fiscal 1995. In each case, the changes resulted from changes in the rates of exchange between the U.S. dollar and local currencies of the Company's international operations such as the Malaysia ringgit and Singapore dollar. See Note 2 of Notes to Consolidated Financial Statements.

     The Company has historically not actively engaged in substantial exchange rate hedging activities. However, in August 1997 the Company entered into forward exchange contracts with respect to the kronor to reduce foreign exchange risks arising from a kronor-denominated intercompany loan. These contracts were settled in September 1997 and did not have a material effect on the Company's results of operations or cash flow. The Company from time to time may enter into forward exchange contracts or other hedging activities with respect to other specific, fixed foreign currency obligations. Because the Company only hedges fixed obligations, the Company does not expect that these hedging activities will have a material effect on its results of operations or cash flow. However, there can be no assurance that the Company will engage in any hedging activities in the future or that any of its hedging activities will be successful.

     Income (Loss) from Associated Company

     The Company acquired a 40% interest in FICO in December 1996. According to the equity method of accounting, the Company did not recognize revenue from sales by FICO, but based on its ownership interest recognized 40% of the net income or loss of the associated company. The Company has recorded its 40% share of FICO's post-acquisition net income, amounting to $241,000 in fiscal 1997 and $650,000 in the six months ended September 30, 1997.

     Flextracker, the joint venture with HTS in which the Company previously owned a 49% interest, commenced operations in June 1993. According to the equity method of accounting, the Company previously did not recognize revenue from sales by Flextracker, but based on its ownership interest recognized 49% of the net income or loss of the joint venture. Due to start-up costs and manufacturing inefficiencies, the Company recognized a loss of $729,000 and $70,000 associated with its interest in Flextracker in fiscal 1995 and fiscal 1994 respectively. The Company initially contributed $2.5 million for a 49% interest in Flextracker and HTS contributed $2.6 million for the remaining 51% interest. In April 1994 the Company and HTS each loaned $1.0 million to Flextracker. In December 1994, the Company acquired all of the net assets of Flextracker (except the $1.0 million loan made by HTS to Flextracker) for approximately $3.3 million.

     Other Income (Expense)

     Other expense increased to $2.7 million in fiscal 1997 from $398,000 in fiscal 1996, mainly due to a $3.2 million write-off of publicly traded common stock received from a customer in 1997 in payment of $3.2 million in accounts receivable. As a result of a significant decline in the market value of this common stock following its receipt by the Company, this common stock was subsequently deemed to be permanently impaired in 1997 resulting in a $3.2 million increase in other expense. Other expense in fiscal 1997 also included bank commitment fees of $750,000 written off in March 1997 when the bank's commitment expired unused. See "-- Liquidity and Capital Resources." These increased expenses in 1997 were offset by $898,000 received in fiscal 1997 under the Company's business interruption insurance policy as a result of an April 1996 fire at its facilities in Doumen, China and $276,000 of grants to the Company from the local government in Wales.

     Other income (expense) decreased from income of $34,000 in fiscal 1995 to an expense of $398,000 in fiscal 1996.

     Provision for Income Taxes

     The Company is structured as a holding company, conducting its operations through manufacturing and marketing subsidiaries in Austria, China, Hungary, Malaysia, Mauritius, Mexico, The Netherlands, Singapore, Sweden, the United Kingdom, and the United States. Each of these subsidiaries is subject to taxation in the country in which it has been formed. The Company's Asian manufacturing subsidiaries have at various times been granted certain tax relief in each of these countries, resulting in lower taxes than would otherwise be the case under ordinary tax rates. See Note 7 of Notes to Consolidated Financial Statements.

     The Company's consolidated effective tax rate for any given period is calculated by dividing the aggregate taxes incurred by each of the operating subsidiaries and the holding company by the Company's consolidated pre-tax income. Losses incurred by any subsidiary or by the holding company are not deductible by the entities incorporated in other countries in the calculation of their respective local taxes. For example, the charge for the closing of the Texas facility in fiscal 1997 was incurred by a U.S. subsidiary that did not have income against which this charge could be offset. The ordinary corporate tax rates for calendar 1997 were 26%, 16.5% and 15% in Singapore, Hong Kong and China, respectively, and 30% on manufacturing operations in Malaysia. In addition, the tax rate is de minimis in Labuan, Malaysia and Mauritius where the Company's offshore marketing and distribution subsidiaries are located. The Company's U.S. and U.K. subsidiaries are subject to ordinary corporate tax rates of 35% and 33% respectively. However, these tax rates did not have any material impact on the Company's taxes in fiscal 1997 due to the operating losses of these two subsidiaries in this period. The Company's Swedish subsidiary, which began operation on March 27, 1997 with the acquisition of the Karlskrona Facilities, will be subject to an ordinary corporate tax rate of 28%.


     The Company's consolidated effective tax rate was 12.3% for the six months ended September 30, 1997 compared to 14.8% in the six months ended September 30, 1996 and 22.9% in fiscal 1997. In the three months ended June 30, 1997, the Company reduced the effective tax rate on certain of its subsidiaries that had certain profitable operations by applying net loss carry forwards. In addition, the Company has reduced its effective tax rate by shifting some of its manufacturing operations from Singapore, which has an ordinary corporate tax rate of 26%, to locations having lower corporate tax rates. The provision for plant closings of $1.3 million and the $29.0 million write-off of In-Process R&D in fiscal 1996 resulted in aggregate net losses for that year, but the Company incurred taxes on the profitable operations of certain of its subsidiaries. If the provision for plant closings and In-Process R&D written off are excluded from such calculation, the Company's fiscal 1996 effective tax rate would have been 20%.


     The Company has structured its operations in Asia in a manner designed to maximize income in countries where tax incentives have been extended to encourage foreign investment or where income tax rates are low. The Company's Singapore subsidiary was granted an investment allowance incentive in respect of approved fixed capital expenditures subject to certain conditions. These allowances have been utilized to reduce its taxable income since fiscal 1991, and were fully utilized at the end of fiscal 1996. The Company's investments in its plants in Xixiang and Doumen, China fall under the "Foreign Investment Scheme" which entitles the Company to apply for a five year tax incentive. The Company obtained the tax incentive for the Doumen plant in December 1995 and the Xixiang plant in October 1996. With the approval, the Company's tax rates on income from these facilities during the incentive period will be 0% in years 1 and 2 and 7.5% in years 3 through 5, commencing in the first profitable year. In fiscal 1993, the Company transferred its offshore marketing and distribution functions to a newly formed marketing subsidiary located in Labuan, Malaysia, where the tax rate is de minimis. In February 1996, the Company transferred Astron's sales and marketing business to a newly formed subsidiary in Mauritius, where the tax rate is 0%. The Company's Malaysian manufacturing subsidiary has obtained a five year pioneer certificate from the relevant authority that provides a tax exemption on manufacturing income from certain products in Johore, Malaysia. To date, this incentive has had a limited impact on the Company due to the relatively short history of its Malaysian operations and its tax allowances and losses carry forward. The Company's facility in Shekou, China, which was closed in fiscal

1996, was located in a "Special Economic Zone" and was an approved "Product Export Enterprise" that qualified for a special corporate income tax rate of 10%.


     If tax incentives are not renewed upon expiration, if the tax rates applicable to the Company are rescinded or changed, or if tax authorities were to challenge successfully the manner in which profits are recognized among the Company's subsidiaries, the Company's worldwide effective tax rate would increase and its results of operations and cash flow would be adversely affected. Substantially all of the products manufactured by the Company's Asian subsidiaries are sold to U.S. based customers. While the Company believes that profits from its Asian operations are not sufficiently connected to the U.S. to give rise to U.S. federal or state income taxation, there can be no assurance that U.S. tax authorities will not challenge the Company's position or, if such challenge is made, that the Company will prevail in any such disagreement. If the Company's Asian profits became subject to U.S. income taxes, the Company's taxes would increase and its results of operations and cash flow would be adversely affected. In addition, the expansion by the Company of its operations in North America and Northern Europe may increase its worldwide effective tax rate. See "Risk Factors -- Risk of Increased Taxes."

     At March 31, 1997, the Company had net operating loss carryforwards of approximately $30.7 million for U.S. federal income tax purposes which will expire between 2003 and 2011 if not previously utilized. Utilization of the U.S. net operating loss carryforwards may be subject to an annual limitation due to the change in ownership rules provided by the Internal Revenue Code of 1986. This limitation and other restrictions provided by the Internal Revenue Code of 1986 may reduce the net operating loss carryforward such that it would not be available to offset future taxable income of the U.S. subsidiary. At March 31, 1997, the Company had net operating loss carryforwards of approximately $10.0 million and $632,000 in the U.K. and Malaysia, respectively. The utilization of these net operating loss carryforwards is limited to the future operations of the Company in the tax jurisdictions in which such carryforwards arose. These losses carryforward indefinitely. See Note 8 of Notes to Consolidated Financial Statements.

     Variability of Results

     The Company has experienced, and expects to continue to experience, significant periodic and quarterly fluctuations in the Company's results of operations due to a variety of factors. These factors include, among other things, timing of orders, the short-term nature of most customers' purchase commitments, volume of orders relative to the Company's capacity, customers' announcement and introduction and market acceptance of new products or new generations of products, evolutions in the life cycles of customers' products, timing of expenditures in anticipation of future orders, effectiveness in managing manufacturing processes, changes in cost and availability of labor and components, mix of orders filled, timing of acquisitions and related expenses, and changes or anticipated changes in economic conditions. In addition, the Company's net sales are adversely affected by the observance of local holidays during the fourth fiscal quarter in Malaysia and China, reduced production levels in Sweden in July, and the reduction in orders by certain customers in the fourth quarter reflecting a seasonal slowdown following the Christmas holiday. The market segments served by the Company are also subject to economic cycles and have in the past experienced, and are likely in the future to experience, recessionary periods. A recessionary period affecting the industry segments served by the Company could have a material adverse effect on the Company's results of operations. Results of operations in any period should not be considered indicative of the results to be expected for any future period, and fluctuations in operating results may also result in fluctuations in the price of the Company's Ordinary Shares. In future periods, the Company's net sales or results of operations may be below the expectations of public market analysts and investors. In such event, the price of the Company's Ordinary Shares would likely be materially adversely affected. See "Risk
Factors -- Variability of Customer Requirements and Operating Results."

BACKLOG

     The Company's backlog was $147.5 million at September 30, 1997 and $81.0 million at September 30, 1996. Backlog consists of contracts or purchase orders with delivery dates scheduled within the next sixty days as customers have the right to typically change their orders beyond 60 days. Because of the timing of orders, overall decreasing lead times and delivery intervals, customer and product mix and the possibility of customer changes in delivery schedules, the Company's backlog as of any particular date is not indicative of actual sales for any succeeding period.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has funded its operations from the proceeds of public offerings of equity securities, cash generated from operations, bank debt, the sale of the Notes and lease financing of capital equipment. In March 1997, the Company terminated its $48.0 million line of credit from several banks and obtained a new $175.0 million credit facility. At September 30, 1997 the Company had cash balances totaling $17.8 million, outstanding bank borrowings of $147.0 million and an aggregate of $9.0 million available for borrowing under the Credit Facility. See "Risk Factors -- Significant Leverage; Incurrence of Additional Senior Debt."

     Net cash provided by operating activities was $19.1 million for the six months ended September 30, 1997, consisting of $58.8 million of cash provided by net income, depreciation, increases in accounts payable and other sources, offset by $39.7 million of cash used for increases in inventory and accounts receivable and other operating activities. Depreciation expense was $9.7 million and $6.5 million for the six months ended September 30, 1997 and September 30, 1996, respectively. Net cash provided by operating activities was $17.9 million for the six months ended September 30, 1996, consisting of $30.6 million of cash provided by net income before depreciation and including decreases in accounts receivable, offset by $12.7 million of cash used for operating activities, primarily payments of accounts payable.

     Net cash provided by operating activities in fiscal 1997 was $46.7 million, consisting primarily of net income, depreciation, provision for plant closing and decreases in accounts receivable.

     Net cash used for operating activities in fiscal 1996 was $710,000, consisting primarily of a net loss of $15.1 million and increases in accounts receivable and inventories, largely offset by the $29.0 million write-off of In-Process R&D, as well as by depreciation, amortization and allowance for doubtful debt and obsolescence.

     Accounts receivable, net of allowance for doubtful accounts increased to $90.3 million at September 30, 1997 from $65.3 million at March 31, 1997. The increase in accounts receivable was primarily due to increased sales in the second quarter of fiscal 1998. Inventories increased to $112.9 million at September 30, 1997 from $106.6 million at March 31, 1997. The increase in inventories was mainly a result of increased purchases of material to support the growing sales. The Company's allowance for doubtful accounts decreased from $5.7 million at March 31, 1997 to $5.1 million at September 30, 1997. The Company's allowance for inventory obsolescence decreased from $6.3 million at March 31, 1997 to $6.0 million at September 30, 1997. The decreases in the allowances were due to the write-offs of accounts receivable and inventories during the six months ended September 30, 1997.

     Accounts receivable, net of allowance for doubtful accounts, decreased to $65.3 million at March 31, 1997 from $78.1 million at March 31, 1996. The decrease in accounts receivable was primarily due to improved collection of accounts receivable during fiscal 1997. Inventories increased to $106.6 million at March 31, 1997 from $52.6 million at March 31, 1996. The increase in inventories was mainly a result of the acquisition of the $55.0 million of inventories at the Karlskrona Facilities. The Company's allowances for doubtful accounts increased to $5.7 million at March 31, 1997 from $3.6 million at March 31, 1996. The Company's allowance for inventory obsolescence increased to $6.2 million at March 31, 1997 from $4.6 million at March 31, 1996. The increases in the allowances were due to the increases in sales and inventories during fiscal 1997 and the $3.2 million provision for doubtful debts, and write-off shares taken in payment of receivables, related to one specific customer and inventory exposure relating to the closing of the Texas facility.

     Accounts receivable, net of allowance for doubtful accounts, increased to $78.1 million at March 31, 1996 from $44.3 million at March 31, 1995 and inventories increased to $52.6 million at March 31, 1996 from $30.2 million at March 31, 1995. The increase in accounts receivable and inventories was mainly due to the 88.9% increase in sales during fiscal 1996. The Company's allowances for doubtful accounts increased from $1.8 million at March 31, 1995 to $3.6 million at March 31, 1996. The Company's allowance for inventory obsolescence increased from $1.9 million at March 31, 1995 to $4.6 million at March 31, 1996. The increases in the allowances were due to the increases in sales and inventories during fiscal 1996 and the $1.0 million provision for inventory exposure relating to the closing of the satellite receiver product line in one of the Company's Malaysia plants.

     Net cash used for investing activities during the six months ended September 30, 1997 was $54.2 million, consisting primarily of expenditures for new and expanded facilities, including the construction of new facilities in Doumen, China, Guadalajara, Mexico and San Jose, California and the acquisition of machinery and equipment in the San Jose, California and Karlskrona, Sweden facilities. Net cash used for investing activities during the six months ended September 30, 1996 was $12.4 million, consisting primarily of equipment acquisitions and building construction.

     Net cash used for investing activities in fiscal 1997 was $112.0 million, consisting primarily of $82.4 million for the acquisition of the Karlskrona Facilities, and $27.0 million of expenditures for machinery and equipment in the Company's, China, Mexico and California manufacturing facilities and $3.0 million cash paid in November for the 40% interest in FICO.

     Net cash used for investing activities in fiscal 1996 was $29.0 million, consisting primarily of $15.8 million of expenditures for machinery and equipment in the Company's Texas, China and California manufacturing facilities as well as $15.2 million for the cash portion of the purchase prices paid in fiscal 1996 for the A&A and Astron acquisitions.

     Net cash provided by financing activities was $29.9 million for the six months ended September 30, 1997 and $2.2 million for the six months ended September 30, 1996, in each case consisting primarily of proceeds from bank borrowings offset in part by a reduction in capital lease obligations. Bank borrowings increased from $18.0 million at September 30, 1996 to $147.0 million at September 30, 1997 due primarily to bank borrowings to fund the purchase price for the Karlskrona Facilities.

     Net cash provided by financing activities in fiscal 1997 was $82.4 million, consisting primarily of bank borrowings of $152.8 million and capital lease financing. This was partially offset by $56.0 million in repayments of bank borrowings, $10.5 million in repayments of notes to Astron's ex-shareholders and $8.0 million in repayments of capital lease obligations.

     Net cash provided by financing activities in fiscal 1996 was $31.6 million, consisting primarily of $22.3 million from the sale of 1,000,000 newly issued Ordinary Shares and net bank borrowings of $12.3 million.

     During the quarter ended March 31, 1997, the Company obtained a commitment for a new $100.0 million credit facility for which it paid commitment fees of $750,000. Ultimately, however, the Company required a larger credit facility in order to fund the acquisition of the Karlskrona Facilities. As a result, the $100.0 million facility was never consummated and expired during the quarter unused. Instead of consummating this $100.0 million credit facility and borrowing under this commitment, the Company entered into the $175.0 million Credit Facility in March 1997 to provide funding for the acquisition of the Karlskrona Facilities, for capital expenditures and for general working capital. The Company paid a separate $2.2 million fee for the Credit Facility, which, together with other direct costs of the facility, was capitalized and is being amortized over the term of the Credit Facility.

     The Credit Facility consists of two loan agreements. Under the Credit Facility, subject to compliance with certain financial ratios and the satisfaction of customary borrowing conditions, the Company borrowed a $70.0 million term loan on March 27, 1997 and the Company and its United States subsidiary may borrow up to an aggregate of $105.0 million of revolving credit loans. The revolving credit loans are subject to a borrowing base equal to 70% of consolidated accounts receivable and 20% of consolidated inventory. As of September 30, 1997, $77.0 million of revolving credit loans and a $70.0 million term loan were outstanding, and bore interest at a variable rate equal, as of September 30, 1997, to approximately 8.4% per annum. Loans under the revolving credit facility will mature in March 2000. Loans to the Company are guaranteed by certain of its subsidiaries and loans to the Company's United States subsidiary are guaranteed by the Company and by certain of the Company's subsidiaries. The Credit Facility is secured by a lien on substantially all accounts receivable and inventory of the Company and its subsidiaries, as well as a pledge of the Company's shares in certain of its subsidiaries. The Credit Facility contains a number of operating and financial covenants and provisions. The Company was in compliance with all financial covenants and provisions as of September 30, 1997.

     Subsequent to September 30, 1997, the Company completed the Equity Offering, selling 2,185,000 Ordinary Shares for net proceeds of approximately $96.0 million. On October 15, 1997, the Company also completed the sale of $150.0 million principal amount of the Notes. The proceeds from both equity and debt offerings were used to pay off the $70.0 million term loan and the $77.0 million outstanding balance of the revolving credit facility. The Company intends to continue to borrow revolving credit loans under the Credit Facility, and anticipates increasing the aggregate principal amount of revolving credit loans that may be made under the Credit Facility (although no assurances can be given as to the availability or amount of any such increase). See "Risk
Factors -- Increased Leverage" and "Description of the Credit Facility."

     The Company's capital expenditures in the first six months of fiscal 1998 were approximately $46.3 million and the Company anticipates that its capital expenditures in fiscal 1998 will be approximately $65.0 million, primarily relating to the development of new and expanded facilities in San Jose, California, Guadalajara, Mexico and Doumen, China. In addition, the Company anticipates expending from $7.0 million to $15.0 million in fiscal 1998 and 1999 to implement the new management information system, and anticipates funding these expenditures with cash from operations and borrowings under the Credit Facility. The Company also expended cash in the fourth quarter of fiscal 1997 and will be required to expend cash in fiscal 1998 pursuant to the terms of the Astron acquisition. The Company paid an earnout of $6.25 million in cash in April 1997, and will be required to make a principal payment of $5.0 million in February 1998, pursuant to the terms of a note issued by it in connection with the Astron acquisition. The Company is also required to make a $14.0 million payment to an entity affiliated with Stephen Rees in June 1998. Of this amount, $5.0 million is payable in cash and $9.0 million is payable in cash or, at the option of the Company, in Ordinary Shares, and the Company intends to pay the $9.0 million portion in Ordinary Shares. The Company also anticipates that its working capital requirements will increase in order to support anticipated volumes of business. Future liquidity needs will depend on, among other factors, the timing of expenditures by the Company on new equipment, levels of shipments by the Company and changes in volumes of customer orders. The Company believes that the existing cash balances, together with anticipated cash flow from operations, net proceeds of the Offering and amounts available under the Credit Facility, will be sufficient to fund its operations through fiscal 1998.

                                    BUSINESS

     The Company is a provider of advanced contract manufacturing services to OEMs in the communications, computer, consumer electronics and medical device industries. Flextronics offers a full range of services including product design, PCB fabrication and assembly, materials procurement, inventory management, final system assembly and test, packaging and distribution. The components, subassemblies and finished products manufactured by Flextronics incorporate advanced interconnect, miniaturization and packaging technologies, such as SMT, MCM, COB, BGA and miniaturized gold-plated PCB technologies. The Company's strategy is to use its global manufacturing capabilities and advanced technological expertise to provide its customers with a complete manufacturing solution, highly responsive and flexible service, accelerated time to market and reduced production costs. The Company targets leading OEMs in growing vertical markets with which it believes it can establish long-term relationships, and serves its customers on a global basis from its strategically located facilities in North America, East Asia and Northern Europe. The Company's customers include Advanced Fibre Communications, Ascend Communications, Braun/ThermoScan, Cisco Systems, Diebold, Ericsson, Harris DTS, Lifescan (a Johnson & Johnson company), Microsoft, Philips Electronics and U.S. Robotics.

INDUSTRY OVERVIEW


     Many OEMs in the electronics industry are increasingly utilizing contract manufacturing services in their business and manufacturing strategies, and are seeking to outsource a broad range of manufacturing and related engineering services. Outsourcing allows OEMs to take advantage of the manufacturing expertise and capital investments of contract manufacturers, thereby enabling OEMs to concentrate on their core competencies. According to an independent industry study, these trends and overall growth in OEMs' markets have resulted in a compound annual growth rate in the electronics contract manufacturing industry of over 30% from 1992 through 1996, to approximately $60.0 billion. According to this study, the industry is expected to grow to approximately $110.0 billion by 1999. OEMs utilize contract manufacturers to:


          Reduce Production Costs. The competitive environment for OEMs requires that they achieve a low-cost manufacturing solution, and that they quickly reduce production costs for new products. Due to their established manufacturing expertise and infrastructure, contract manufacturers can frequently provide OEMs with higher levels of responsiveness, increased flexibility and reduced overall production costs than in-house manufacturing operations. The production scale, infrastructure, purchasing volume and expertise of leading contract manufacturers can further enable OEMs to reduce costs earlier in the product life cycle.

          Accelerate Time to Market. Rapid technological advances and shorter product life cycles require OEMs to reduce the time required to bring a product to market in order to remain competitive. By providing engineering services, established infrastructure and advanced manufacturing expertise, contract manufacturers can help OEMs shorten their product introduction cycles.

          Access Advanced Manufacturing and Design Capabilities. As electronic products have become smaller and more technologically advanced, manufacturing processes have become more automated and complex, making it increasingly difficult for OEMs to maintain the design and manufacturing expertise necessary to remain competitive. Contract manufacturers enable OEMs to gain access to advanced manufacturing facilities, packaging technologies and design expertise.

          Focus Resources. Because the electronics industry is experiencing increased competition and technological change, many OEMs are focusing their resources on activities and technologies where they add the greatest value. Contract manufacturers that offer comprehensive services allow OEMs to focus on their core competencies.

          Reduce Investment. As electronic products have become more technologically advanced, internal manufacturing has required significantly increased investment for working capital, capital equipment, labor, systems and infrastructure. Contract manufacturers enable OEMs to gain access to advanced, high

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

     volume manufacturing capabilities without making the capital investments required for internal production.

          Improve Inventory Management and Purchasing Power. OEMs are faced with increasing challenges in planning, procuring and managing their inventories efficiently due to frequent design changes, short product life cycles, large investments in electronic components, component price fluctuations and the need to achieve economies of scale in materials procurement. Contract manufacturers' inventory management expertise and volume procurement capabilities can reduce OEM production and inventory costs, helping them respond to competitive pressures and increase their return on assets.

          Access Worldwide Manufacturing Capabilities. OEMs are increasing their international activities in an effort to lower costs and access foreign markets. Contract manufacturers with worldwide capabilities are able to offer such OEMs a variety of options on manufacturing locations to better address their objectives regarding costs, shipment location, frequency of interaction with manufacturing specialists and local content requirements of end-market countries. In addition, OEMs in Europe and other international markets are increasingly recognizing the benefits of outsourcing.

STRATEGY

     The Company's objective is to enhance its position as a provider of advanced contract manufacturing and design services to OEMs worldwide. The Company's strategy to meet this objective includes the following key elements:

          Leverage Global Presence. The Company has established a manufacturing presence in the world's major electronics markets -- Asia, North America and Europe -- in order to serve the increasing outsourcing needs of regional OEMs and to provide the global, large scale capabilities required by larger OEMs. The Company has recently substantially expanded its manufacturing operations by expanding its integrated campus in Doumen, China, constructing a new manufacturing campus in Guadalajara, Mexico, adding facilities in San Jose, California, and acquiring the Karlskrona Facilities in Karlskrona, Sweden and acquiring Neutronics, with manufacturing operations in Austria and Hungary. By increasing the scale and the scope of the services offered in each site, the Company believes that it can better address the needs of leading OEMs that are increasingly seeking to outsource high volume production of advanced products.

          Provide a Complete Manufacturing Solution. The Company believes that OEMs are increasingly requiring a wider range of advanced services from contract manufacturers. Building on its integrated engineering and manufacturing capabilities, the Company provides its customers with services ranging from initial product design and development and prototype production to final product assembly and distribution to OEMs' customers. The Company believes that this provides greater control over quality, delivery and cost, and enables the Company to offer its customers a complete cost-effective solution.

          Provide Advanced Technological Capabilities. Through its continuing investment in advanced packaging and interconnect technologies (such as MCM, COB, BGA and miniature gold-finished PCB capabilities), as well as its investment in advanced design and engineering capabilities (such as those offered by Fine Line), the Company is able to offer its customers a variety of advanced design and manufacturing solutions. In particular, the Company believes that its ability to meet growing market demand for miniaturized electronic products will be critical to its ongoing success, and has developed and acquired a number of innovative technologies to address this demand.

          Accelerate Customers' Time to Market. The Company's engineering services group provides integrated product design and prototyping services to help customers accelerate their time to market for new products. By participating in product design and prototype development, the Company often reduces the costs of manufacturing the product. In addition, by designing products to improve manufacturability and by participating in the transition to volume production, the Company believes that its engineering services group can significantly accelerate the time to volume production. By working closely with its suppliers and customers throughout the design and manufacturing process, the Company believes that it

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

     can enhance responsiveness and flexibility, increase manufacturing efficiency and reduce total cycle times.

          Increase Efficiency Through Logistics. The Company is streamlining and simplifying production logistics at its large, strategically located facilities to decrease the costs associated with the handling and managing of materials. The Company has incorporated suppliers of custom components in its facilities in China and Mexico to further reduce material and transportation costs. The Company has established warehousing capabilities from which it can ship products into customers' distribution channels.

          Target Leading OEMs in Growing Vertical Markets. The Company has focused its marketing efforts on fast growing industry sectors that are increasingly outsourcing manufacturing operations, such as the communications, computer, consumer electronics and medical device industries. The Company seeks to maintain a balance of customers among these industries, establishing long-term relationships with leading OEMs to become an integral part of their operations.

     There can be no assurance that the Company's strategy, even if successfully implemented, will reduce the risks associated with the Company's business. See "Risk Factors."

CUSTOMERS

     The Company's customers consist of a select group of OEMs in the communications, computer, consumer electronics and medical device industries. Within these industries, the Company's strategy is to seek long-term relationships with leading companies that seek to outsource significant production volumes of complex products. The Company has increasingly focused on sales to larger companies and to customers in the communications industries. In fiscal 1997 and the first six months of fiscal 1998, the Company's five largest customers accounted for approximately 46% and 63%, respectively, of net sales. The loss of one or more major customers would have a material adverse effect on the Company, its results of operations, prospects or debt service ability. See "Risk Factors -- Customer Concentration; Dependence on Electronics Industry" and "-- Variability of Customer Requirements and Operating Results."

     The following table lists in alphabetical order certain of the Company's largest customers with which the Company expects to continue to conduct significant business in fiscal 1998 and the products for which the Company provides manufacturing services.

                        CUSTOMER                                   END PRODUCTS
    -------------------------------------------------  -------------------------------------
    Advanced Fibre Communications....................  Local line loop carriers
    Braun/ThermoScan.................................  Temperature monitoring systems
    Compaq...........................................  Modems
    Diebold..........................................  Automatic teller machines
    Ericsson.........................................  Business telecommunications systems
    Lifescan (a Johnson & Johnson company)...........  Portable glucose monitoring system
    Microsoft........................................  Computer peripheral devices
    U.S. Robotics....................................  Pilot electronic organizers

     In addition, in fiscal 1997 and the first quarter of fiscal 1998, the Company began manufacturing products for a number of new customers, including Ascend Communications (telecommunications products), Auspex (drive carriers), Cisco Systems (data communications products), Harris DTS (network switches), Philips Electronics (video cameras for personal computers), Philips Consumer Products (telephones), Bay Networks (data communications products) and Nokia (consumer electronics products). None of these customers are expected to represent more than 10% of the Company's net sales in fiscal 1998.

     In connection with the Karlskrona Acquisition, the Company and Ericsson entered into a multi-year purchase agreement. Sales to Ericsson accounted for approximately 30% of the Company's net sales in the first two quarters of fiscal 1998, and the Company believes that sales to Ericsson will account for a significant portion of its net sales in fiscal 1998. See "-- Karlskrona Acquisition" and "Risk Factors -- Risks of Karlskrona Acquisition."

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

SALES AND MARKETING

     The Company achieves worldwide sales coverage through a direct sales force, which focuses on generating new accounts, and through program managers, who are responsible for managing relationships with existing customers and making follow-on sales. In North America, the Company maintains sales offices in California and Massachusetts, as well as a recently established sales office in Florida. The Company's Asian sales offices are located in Singapore and Hong Kong. In Europe, the Company maintains sales offices in England, Germany and the Netherlands. The Company is expanding its European sales force, and intends to establish additional European sales offices in France and Sweden. In addition to its sales force, the Company's executive staff plays an integral role in the Company's marketing efforts.

SERVICES

     The Company provides a broad range of advanced engineering, manufacturing and distribution services to OEM customers. These services are provided on a turnkey basis and, to a lesser extent, on a consignment basis, and include product design, PCB fabrication and assembly, materials procurement, inventory management, final system assembly and test, packaging and distribution. The components, subassemblies and complete products manufactured by the Company for its OEM customers incorporate advanced interconnect, miniaturization and packaging technologies, such as SMT, MCM, COB and BGA technologies. An increasing portion of the Company's net sales (a majority of its net sales in fiscal 1997 and the first quarter of fiscal 1998) were derived from the manufacture and assembly of complete products that are substantially ready for distribution by the OEM to its customers. The Company also designs and manufactures miniature gold-finished PCBs that OEMs then incorporate into their products.

     Engineering Services

     The engineering services group coordinates and integrates the Company's worldwide design, prototype and other engineering capabilities. Its focused, integrated approach provides the Company's customers with advanced service and support and leverages the Company's technological capabilities. As a result, the engineering services group enables the Company to strengthen its relationship with manufacturing customers as well as to attract new customers who require advanced design services.

     The engineering services group actively assists customers with initial product design in order to reduce the time from design to prototype, improve product manufacturability and reduce product costs. The Company provides a full range of electrical, thermal and mechanical design services, including CAE and CAD-based design services, manufacturing engineering services, circuit board layout and test development. The engineering services group also coordinates industrial design and tooling for product manufacturing. After product design, the Company provides prototype assemblies for fast turnaround. During the prototype process, Company engineers work with customer engineers to enhance production efficiency and improve product design. The engineering services group then assists with the transition to volume production. By participating in product design and prototype development, the Company can reduce manufacturing costs and accelerate the time to volume production.

     The Company's recent acquisitions have provided it with substantial advanced engineering capabilities. The Company's 1996 acquisition of Fine Line, a San Jose-based provider of quick-turn circuit board layout and prototype services, provides the Company with substantial expertise in a broad range of advanced circuit board designs, and the Company's 1995 acquisition of nCHIP provides advanced MCM design capabilities. The Company has integrated the nCHIP capabilities, and is integrating the Fine Line capabilities, with the Company's existing design and prototype capabilities in its engineering services group. The Company plans to expand its design and prototype capabilities in Westford, Massachusetts and San Jose, California, and also intends to establish design and prototype capabilities in the Karlskrona Facilities.

     Materials Procurement and Management

     Materials procurement and management consists of the planning, purchasing, expediting and warehousing of the components and materials used in the manufacturing process. The Company's inventory management expertise and volume procurement capabilities contribute to cost reductions and reduce total cycle time. The Company generally orders components after it has a firm purchase order or letter of authorization from a customer. However, in the case of long lead-time items, the Company will occasionally order components in advance of orders, based on customer forecasts, to ensure adequate and timely supply. Although the Company works with customers and third-party suppliers to reduce the impact of component shortages, such shortages may occur from time to time and may have a material adverse effect on the Company. See "Risk
Factors -- Limited Availability of Components." The campuses in China and Mexico are designed to provide many of the custom components used by the Company on-site, in order to reduce material and transportation costs, simplify logistics and facilitate inventory management.

     Assembly and Manufacturing

     The Company's assembly and manufacturing operations include PCB assembly and, increasingly, the manufacture of subsystems and complete products. Its PCB assembly activities primarily consist of the placement and attachment of electronic and mechanical components on printed circuit boards using both SMT and traditional pin-through-hole ("PTH") technology. The Company also assembles subsystems and systems incorporating PCBs and complex electromechanical components, and, increasingly, manufactures and packages final products for shipment directly to the customer or its distribution channels. The Company employs just-in-time, ship-to-stock and ship-to-line programs, continuous flow manufacturing, demand flow processes and statistical process control. The Company has expanded the number of production lines for finished product assembly, burn-in and test to meet growing demand and increased customer requirements. In addition, the Company has invested in FICO, a producer of injection molded plastic for Asia electronics companies with facilities in Shenzhen, China.

     As OEMs seek to provide greater functionality in smaller products, they increasingly require advanced manufacturing technologies and processes. Most of the Company's PCB assembly involves the use of SMT, which is the leading electronics assembly technique for more sophisticated products. SMT is a computer-automated process which permits attachment of components directly on both sides of a PCB. As a result, it allows higher integration of electronic components, offering smaller size, lower cost and higher reliability than traditional manufacturing processes. By allowing increasingly complex circuits to be packaged with the components placed in closer proximity to each other, SMT greatly enhances circuit processing speed, and therefore board and system performance. The Company also provides traditional PTH electronics assembly using PCBs and leaded components for lower cost products.


     With its acquisitions of Neutronics and DTM, the Company gained significant plastic injection molding capabilities. In addition, the Company has a 40% investment in FICO, which produces injection molded plastics for Asian companies. Neutronics offers a wide range of custom-manufactured plastic components for various sectors of the electronics industry, including consumer, computer, telecommunications, medical and industrial. The Company's plastic component manufacturing operations in Hungary utilize highly automated injection molding processes.



     The electronic products market is directly dependent on the plastic components market for the packaging of an electronic product. The design of plastic components for a new electronic product, and the associated sourcing of plastic molds, normally involves a substantial lead time. As a result, plastic suppliers with technical capabilities, such as Neutronics and DTM, are able to provide additional services to electronic product manufacturers, such as the development of plastic components and electronics assembly and development, to improve the production process and reduce the finished product's time to market.


     In addition, the Company has invested in emerging technologies that extend its miniaturization capabilities. The Company's 1995 acquisition of nCHIP provided it with advanced capabilities to design and assemble MCMs (collections of integrated circuit chips interconnected within a single package), and the Company now offers a range of MCM technologies from low-cost laminate MCMs to high-performance, deposited thin-film MCMs. The Company assembles completed MCMs in its San Jose, California facilities and also utilizes an outside assembly company for assembly of completed MCMs.

     The Company's 1996 acquisition of Astron provided it with significant capabilities to fabricate miniature gold-finished PCBs for specialized applications such as cellular phones, optoelectronics, LCDs, pagers and

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

automotive electronics. These advanced laminate substrates can significantly improve a product's performance, while reducing its size and cost. The Company's miniature, gold-finished PCBs are fabricated in the Company's facility in China. The Company is currently expanding this facility to provide the capacity to fabricate other complex PCBs.

     The Company is also increasingly focusing on advanced interconnect and packaging technologies such as chip on board ("COB") and ball grid array ("BGA") technology. COB technology represents a configuration in which a bare, unpackaged semiconductor is attached directly onto a PCB, wire bonded and then encapsulated with a polymeric material. COB technology facilitates miniaturized, low-profile assemblies, and can result in lower component costs and reduced time to market. The Company has significant experience in utilizing COB technology to manufacture a wide range of products. BGA technology is an emerging technology for packaging semiconductors that can provide higher interconnect density and improved assembly yields and reliability by assembling surface-mount packages to the circuit board through an array of solder balls, rather than pin leads. The Company has recently begun utilizing BGA technology to manufacture products for OEMs.

     Test

     After assembly, the Company offers computer-aided testing of PCBs, subsystems and systems, which contributes significantly to the Company's ability to deliver high-quality products on a consistent basis. Working with its customers, the Company develops product-specific test strategies. The Company's test capabilities include management defect analysis, in-circuit tests and functional tests. In-circuit tests verify that all components have been properly inserted and that the electrical circuits are complete. Functional tests determine if the board or system assembly is performing to customer specifications. The Company either designs and procures test fixtures and develops its own test software or utilizes its customers' existing test fixtures and test software. In addition, the Company also provides environmental stress tests of the board or system assembly.

     Distribution

     The Company offers its customers flexible, just-in-time delivery programs allowing product shipments to be closely coordinated with customers' inventory requirements. Increasingly, the Company is warehousing products for customers and shipping those products directly into their distribution channels. The Company believes that this service can provide customers with a more comprehensive solution and enable them to be more responsive to market demands.

COMPETITION

     The electronics contract manufacturing industry is extremely competitive and includes hundreds of companies, several of whom have achieved substantial market share. The Company competes against numerous domestic and foreign contract manufacturers, and current and prospective customers also evaluate the Company's capabilities against the merits of internal production. In addition, in recent years the electronics contract manufacturing industry has attracted a significant number of new entrants, including large OEMs with excess manufacturing capacity, and many existing participants, including the Company, have significantly increased their manufacturing capacity by expanding their facilities and adding new facilities. In the event of a decrease in overall demand for contract manufacturing services, this increased capacity could result in substantial pricing pressures which could adversely affect the Company's operating results. Certain of the Company's competitors, including Solectron Corporation and SCI Systems, have substantially greater manufacturing, financial, research and development and marketing resources than the Company. Others, such as Jabil Circuits and Celestica, are rapidly increasing their sales and capacity. As competitors increase the scale of their operations, they may increase their ability to realize economies of scale, to reduce their prices and to more effectively meet the needs of large OEMs. The Company believes that the principal competitive factors in the segments of the contract manufacturing industry in which it operates are cost, technological capabilities, responsiveness and flexibility, delivery cycles, location of facilities, product quality and range of

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

services available. Failure to satisfy any of the foregoing requirements could materially adversely affect the Company's competitive position, its results of operations, prospects or debt service ability.

EMPLOYEES

     As of October 31, 1997, the Company employed approximately 10,296 persons, including approximately 995 employees in Sweden who were added with the Karlskrona Acquisition and 3,485 employees in Austria and Hungary who were added with the Neutronics acquisition. Most of the Company's non-management employees outside of the United States are represented by labor unions. The Company has never experienced a work stoppage or strike. The Company believes that its employee relations are good.

     The Company's success depends to a large extent upon the continued services of key managerial and technical employees. The loss of such personnel could have a material adverse effect on the Company, its results of operations, prospects or debt service ability. To date, the Company has not experienced significant difficulties in attracting or retaining such personnel. Although the Company is not aware that any of its key personnel currently intend to terminate their employment, their future services cannot be assured. See "Risk
Factors -- Dependence on Key Personnel and Skilled Employees."

RECENT ACQUISITIONS

     On October 30, 1997 the Company acquired 92% of the outstanding ordinary shares of Neutronics, an Austrian contract manufacturer with operations in Austria and Hungary, for 2,806,000 Ordinary Shares of the Company. Neutronics' net sales in the 12 months ended June 30, 1997 were approximately $142.6 million. Neutronics' customers include Philips Electronics, Nokia and other OEMs in the consumer electronics, business electronics, computer telecommunications, primary care, medical appliances and automotive electronics industries. Approximately 80% of Neutronic's net sales for the year ended December 31, 1996 and 60% of its net sales for the six months ended June 30, 1997 were derived from sales to Philips Electronics.

     Neutronics conducts its operations through four manufacturing facilities, one in Austria and three in Hungary. These facilities, which total 718,000 square feet and have a total of approximately 3,500 employees are engaged primarily in PCB assembly, as well as injection molded plastics. Neutronics also provides engineering services at its Althofen, Austria facility. The Company believes that Neutronics' manufacturing sites in Hungary (at Tab, Sarvar and Zalaegerszag) benefit from a relatively low cost of labor compared to Western Europe and the United States. There can be no assurance that real wages in Hungary will not rise to a level comparable to Western Europe or the United States.


     Neutronics commenced operations in July 1994 as a joint venture between a subsidiary of Philips Electronics and Sandaplast B.V. ("Sandaplast"), a Dutch company corporation based in Malaysia. Neutronics initially acquired Philips' existing facility in Althofen, Austria, and subsequently established the three Hungarian facilities, modernized the Austrian facility and added plastic injection molding capabilities. Accordingly, Neutronics has a limited operating history. At the time of the acquisition, Neutronics was owned by Philips, Malaysian businessman Shing Leong Hui and Neutronics' management. Neutronics' management retained ownership of eight percent of the shares of Neutronics and Shing Leong Hui has joined the Company's Board of Directors.



     On December 1, 1997, the Company acquired DTM Products, Inc., a Colorado-based producer of injection molded plastics for North American OEMs, in exchange for 252,469 Ordinary Shares, and Energipilot AB, a Swedish company principally engaged in providing cables and cable assemblies for Northern European OEMs, in exchange for 229,990 Ordinary Shares.



     The ability of the Company to obtain the benefits of the acquisitions of Neutronics, DTM, and Energipilot is subject to a number of risks and uncertainties, including the Company's ability to successfully integrate the acquired operations and its ability to maintain, and increase, sales to customers of the acquired companies. See "Risk Factors -- Acquisitions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Overview."


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

     On March 27, 1997, the Company acquired from Ericsson the Karlskrona Facilities located in Karlskrona, Sweden and related inventory, equipment and other assets for approximately $82.4 million in cash. The Karlskrona Facilities include a 220,000 square foot facility and a 110,000 square foot facility, each of which is ISO 9002 certified. These facilities currently assemble PCBs, network switches, cordless base stations and other components for business communications systems sold by Ericsson. Approximately 870 Ericsson employees based at the Karlskrona Facilities became employees of the Company at the facilities. In addition, Ronny Nilsson, previously the Vice President and General Manager, Supply and Distribution of Ericsson, was appointed President of Flextronics International Sweden AB and Senior Vice President, Europe of the Company.

     The Company, certain of its subsidiaries and Ericsson also entered into the related Karlskrona Purchase Agreement, under which the Company will manufacture and Ericsson will purchase, for a three-year period, certain products used in Ericsson's business communications systems. The Company believes that, as a result, sales to Ericsson will account for a large portion of its net sales in fiscal 1998. The Karlskrona Facilities' cost of sales and services (including certain overhead allocations) for the year ended December 31, 1996 was approximately 2.1 billion Swedish kronor (approximately $310.0 million based on exchange rates at December 31, 1996). However, there can be no assurance as to the volume of Ericsson's purchases, or the mix of products that it will purchase, from the Karlskrona Facilities in any future period.

     By acquiring the Karlskrona Facilities, the Company substantially increased its worldwide capacity, obtained a strong base in Northern Europe and enhanced its position as a contract manufacturer for the telecommunications industry, which is increasingly outsourcing manufacturing. The Company also intends to use the manufacturing resources provided by the Karlskrona Facilities to offer services to other European OEMs, which it believes are also beginning to outsource the manufacture of significant product lines.

     Assuming Ericsson's sales of those products that the Company will manufacture remain at current levels, the Company anticipates realizing approximately $300.0 million of sales (based on current exchange rates) to Ericsson in fiscal 1998; however, there can be no assurance that the Company's sales to Ericsson will not be materially less than those anticipated. Although the Company expects that its gross margin percentage on sales to Ericsson will be less than that realized by the Company in fiscal 1996 and 1997, it also expects that the impact of lower gross margins may be partially offset by the effect of anticipated lower overhead and sales expenses, as a percentage of net sales, associated with supplying products to Ericsson relative to supplying products to other OEMs. To the extent that the Company is successful in increasing the capacity of the Karlskrona Facilities and in using these facilities to provide services to other OEMs, the Company anticipates increased operating efficiencies. There can be no assurance that the Company will realize lower overhead or sales expenses or increased operating efficiencies as anticipated.

     The foregoing, and discussions elsewhere in this Prospectus, contain a number of forward-looking statements relative to the benefits and effects of the Karlskrona Acquisition and the Neutronics Acquisition, and the Company's relationship with Ericsson including the Company's anticipated sales to Ericsson, the Company's net sales, gross margins and results of operations, and no assurances can be given as to the Company's ability to achieve such benefits and results. The Karlskrona Acquisition, the Neutronics Acquisition and the Company's business are subject to a number of risks that could adversely affect the Company's ability to achieve these operating results and the anticipated benefits of the Karlskrona Acquisition and the Neutronics Acquisition, including the Company's ability to reduce costs at the Karlskrona Facilities, the Company's lack of experience operating in Sweden, Austria and Hungary, the Company's ability to transition the Karlskrona Facilities from captive manufacturing for Ericsson to manufacturing for third parties and to expand capacity at these facilities and to integrate these facilities into its global operations. Further, changes in exchange rates between Swedish kronor and the Austrian Schilling on the one hand, and U.S. dollars on the other, will affect the Company's operating results. See "Risk Factors -- Risks of Karlskrona Acquisition."

     The Karlskrona Purchase Agreement contains cost reduction targets and price limitations and imposes on the Company certain manufacturing quality requirements, and there can be no assurance that the Company can achieve acceptable levels of profitability under the Karlskrona Purchase Agreement or reduce costs and prices to Ericsson over time as contemplated by the Karlskrona Purchase Agreement. In addition, the Karlskrona Purchase Agreement requires that the Company maintain a ratio of equity to total liabilities, debt and equity of at least 25%, and a current ratio of at least 120%. Further, the Karlskrona Purchase Agreement prohibits the Company from selling or relocating the equipment acquired in the transaction without Ericsson's consent. A material breach by the Company of any of the terms of the Karlskrona Purchase Agreement could allow Ericsson to repurchase the assets conveyed to the Company at the Company's book value or to obtain other relief, including the cancellation of outstanding purchase orders or termination of the Karlskrona Purchase Agreement. Ericsson also has certain rights to be consulted on the management of the Karlskrona Facilities and to approve the use of the Karlskrona Facilities for Ericsson's competitors or for other customers where such use might adversely affect Ericsson's access to production capacity at the facilities. In addition, without Ericsson's consent, the Company may not enter into any transactions that could adversely affect its ability to continue to supply products and services to Ericsson under the Karlskrona Purchase Agreement or its ability to reduce costs and prices to Ericsson. As a result of these rights, Ericsson may, under certain circumstances, retain a significant degree of control over the Karlskrona Facilities and their management. However, the Company understands that it is Ericsson's intention that the Company utilize the Karlskrona Facilities to provide services not just to Ericsson, but also to other OEMs, and Ericsson will receive price reductions if the Company is able to reduce costs at the Karlskrona Facilities through any resulting volume efficiencies.

FACILITIES

     The Company has manufacturing facilities located in Austria, China, Hungary, Malaysia, Mexico, Singapore, Sweden, the United Kingdom and the United States. In addition, the Company provides engineering services at its facilities in Austria, Singapore, California and Massachusetts. All of the Company's manufacturing facilities are registered to the quality requirements of the International Organization for Standardization (ISO 9002) or are in the process of final certification.


     Certain information about the Company's manufacturing and engineering facilities as of December 15, 1997 is set forth below:



                                      YEAR        APPROXIMATE     OWNED/
            LOCATION              COMMENCED(1)    SQUARE FEET    LEASED(2)                SERVICES
--------------------------------  ------------    -----------    ---------     -------------------------------
Manufacturing Facilities
  Althofen, Austria(3)..........      1997          153,000        Owned       Full system manufacturing; PCB
                                                                               assembly.
  Xixiang, China................      1995           90,000       Leased       High volume PCB assembly.
  Hong Kong, China(4)...........      1996           45,000       Leased       Fabrication of high density
                                                                               PCBs
  Doumen, China(4)..............      1996          330,000(4)     Owned(5)    Fabrication of high density,
                                                                               miniaturized PCBs. High volume
                                                                               PCB assembly.
  Sarvar, Hungary(3)............      1997          298,000        Owned(6)    Full system manufacturing; PCB
                                                                               assembly; plastic injection
                                                                               molding.
  Tab, Hungary(3)...............      1997          170,000        Owned       Full system manufacturing; PCB
                                                                               assembly.
  Zalaegerszeg, Hungary(3)......      1997           97,000        Owned       Full system manufacturing; PCB
                                                                               assembly.
  Johore, Malaysia..............      1991           80,000        Owned       Full system manufacturing; PCB
                                                                               assembly.
  Guadalajara, Mexico...........      1997          101,000        Owned       High volume PCB assembly.
  Singapore(7)..................      1982           47,000       Leased       Complex, high value-added PCB
                                                                               assembly.
  Karlskrona, Sweden............      1997          330,000        Owned(8)    Assembly and test of complex
                                                                               PCBs and systems.
  Stockholm, Sweden(9)..........      1997           70,000       Leased       Assembly of cables and cable
                                                                               assemblies.
  Tonypandy, Wales(10)..........      1995           50,000        Owned       Full system manufacturing;
                                                                               medium complexity PCB assembly.

                                      YEAR        APPROXIMATE     OWNED/
            LOCATION              COMMENCED(1)    SQUARE FEET    LEASED(2)                SERVICES
--------------------------------  ------------    -----------    ---------     -------------------------------
  San Jose, California..........      1994           65,000       Leased       Full system manufacturing; PCB
                                                                               assembly.
  San Jose, California..........      1996           32,500       Leased       Complex, high value-added PCB
                                                                               assembly.
  San Jose, California..........      1997           73,000        Owned       Complex, high value-added PCB
                                                                               assembly.
  Niwot, Colorado(11)...........      1997           40,000       Leased       Plastic injection molding.
Engineering Facilities
  Althofen, Austria.............      1997               --(12)    Owned       Design, prototype and
                                                                               engineering services.
  Singapore.....................      1982               --(13)       --       Design and prototype services.
  Karlskrona, Sweden............      1997               --(14)       --       Design and prototype services.
  Westford, Massachusetts.......      1987            9,112       Leased       Design and prototype services.
  San Jose, California..........      1996           71,000       Leased       Engineering services and
                                                                               corporate functions.


---------------


 (1) Refers to year acquired, leased or constructed by the Company or its predecessor.



 (2) The leases for the Company's leased facilities expire between December 1997 and July 2005. In addition, the Company has a 47,000 square foot manufacturing facility in Richardson, Texas that has been closed. The Company leases this facility under a lease that expires in April 2000, and the Company is seeking to sublet this facility.



 (3) Acquired by the Company in fiscal 1998 in connection with the Neutronics acquisition.



 (4) Acquired by the Company in fiscal 1996 in connection with the Astron acquisition.



 (5) Excludes approximately 370,000 square feet used for dormitories, infrastructure and other functions. The Company has land use rights for this facility through 2020.



 (6) The Company currently owns the land and certain of the buildings located in the Sarvar Industrial Park and leases other buildings at this location.



 (7) The Company downsized manufacturing operations at this facility in fiscal 1997.



 (8) Ericsson has retained certain rights with respect to the Company's use and disposition of the Karlskrona Facilities. See "-- Recent Acquisitions."



 (9) Acquired by the Company in fiscal 1998 in connection with the Energipilot acquisition.



(10) Acquired by the Company in fiscal 1996 in connection with the A&A acquisition.



(11) Acquired by the Company in fiscal 1998 in connection with the DTM acquisition.



(12) Located within the 153,000 square foot manufacturing facility in Althofen.



(13) Located within the 47,000 square foot manufacturing facility in Singapore.



(14) Located within the 330,000 square foot manufacturing facilities in Karlskrona.



     The Company has recently consolidated and expanded its manufacturing facilities, with the goal of concentrating its activities in a smaller number of larger, strategically located sites. The Company has closed its Richardson, Texas facility and downsized manufacturing operations at its Singapore facility, while substantially increasing overall capacity by expanding operations in North America, East Asia and Northern Europe. In North America, the Company has recently leased a new 71,000 square foot facility, from which the Company offers a wide range of engineering services, including product design and prototype development, and in July 1997 the Company completed construction of a new 73,000 square foot facility, dedicated to high volume PCB assembly. These new facilities are located adjacent to the Company's other San Jose operations. Also in July 1997, the Company completed construction of a 101,000 square foot manufacturing facility on a 32-acre campus site in Guadalajara. This new facility currently has over 200 employees and has begun PCB assembly operations.


     In Asia, the Company has expanded its Doumen facilities by developing an additional 240,000 square feet of facilities for fabrication of miniaturized gold-finished PCB fabrication and for PCB and full system assembly. The Company completed this expansion in June 1997. The Doumen campus, located on a 15-acre site, now includes approximately 330,000 square feet of manufacturing facilities as well as approximately 370,000 square feet of facilities used for dormitories, infrastructure and other functions, with over 1,000 employees. The Company is currently installing equipment and infrastructure at its new facilities in Doumen, Guadalajara, and San Jose.

     The campus facilities in Doumen and Guadalajara are designed to be integrated facilities that can produce many of the custom components used by the Company, manufacture complete products for customers, warehouse the products and distribute them directly to customer's distribution channels. The Company believes that by offering all of those capabilities at the same site, it can reduce material and transportation costs, simplify logistics and communications, and improve inventory management, providing customers with a more complete, cost-effective manufacturing solution.


     FICO, in which the Company has a 40% investment, produces injection molded plastics for Asian companies from its 120,000 square foot facilities in Shenzhen, China. The Company anticipates that FICO will relocate certain of its operations to the Doumen campus.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     The names, ages and positions of the Company's Directors and officers as of October 31, 1997 are as follows:

      NAME           AGE                         POSITION
-----------------    ---     ------------------------------------------------
Michael E. Marks     46      Chief Executive Officer and Director
Tsui Sung Lam        47      President, Asia Pacific Operations and Director
Robert R. B.         48      Senior Vice President of Finance and
  Dykes                      Administration
Ronny Nilsson        49      Senior Vice President, Europe
Michael McNamara     40      Vice President, President North American
                             Operations
Stephen J. L.        36      Senior Vice President, Worldwide Sales and
  Rees                       Marketing and Director
Michael J. Moritz    42      Director
Richard L. Sharp     50      Director
Patrick Foley        65      Director
Alain Ahkong         50      Director
Shing Leong Hui      39      Director

     Michael E. Marks -- Mr. Marks has been the Company's Chief Executive Officer since January 1994 and its Chairman of the Board since July 1993. He has been a Director of the Company since December 1991. From November 1990 to December 1993, Mr. Marks was President and Chief Executive Officer of Metcal, Inc., a precision heating instrument company ("Metcal"). Mr. Marks received a B.A. and M.A. from Oberlin College and an M.B.A. from the Harvard Business School.

     Tsui Sung Lam -- Mr. Tsui has been the Company's President, Asia-Pacific since April 1997, and a Director since 1991. From January 1994 to April 1997, he served as the Company's President and Chief Operating Officer. From June 1990 to December 1993, he was the Company's Managing Director and Chief Executive Officer. From 1982 to June 1990, Mr. Tsui served in various positions for Flextronics, Inc., the Company's predecessor, including Vice President of Asian Operations. Mr. Tsui received Diplomas in Production Engineering and Management Studies from Hong Kong Polytechnic, and a Certificate in Industrial Engineering from Hong Kong University.

     Robert R. B. Dykes -- Mr. Dykes served as a Director of the Company from January 1994 until August 1997 and since February 1997 he has served as its Senior Vice President of Finance and Administration. Mr. Dykes was Executive Vice President, Worldwide Operations and Chief Financial Officer of Symantec Corporation, an application and system software products company, from 1988 to February 1997. Mr. Dykes received a Bachelor of Commerce and Administration degree from Victoria University in Wellington, New Zealand. Mr. Dykes is on the board of directors of Symantec Corporation.

     Ronny Nilsson -- Mr. Nilsson has served as the Company's Senior Vice President, Europe since April 1997. From May 1995 to April 1997, he was Vice President and General Manager, Supply & Distribution and Vice President, Procurement, of Ericsson Business Networks where he was responsible for facilities in Sweden, Austria, China, the Netherlands, Mexico and Australia. From January 1991 to May 1995, he was Director of Production at the EVOX+RIFA Group, a manufacturer of components, and Vice President of RIFA AB where he was responsible for factories in Sweden, Finland, Singapore and Indonesia. Mr. Nilsson received a certificate in Mechanical Engineering from the Lars Kagg School in Kalmar, Sweden and certificates from the Swedish Management Institute and the Ericsson Management Program.

     Michael McNamara -- Mr. McNamara has served as Vice President, President North American Operations since April 1994. From May 1993 to March 1994, he was President and Chief Executive Officer of Relevant Industries, Inc., which was acquired by the Company in March 1994. From May 1992 to May 1993, he was Vice President, Manufacturing Operations at Anthem Electronics, an electronics distributor. From

April 1987 to May 1992, he was a Principal of Pittiglo, Rabin, Todd & McGrath, an operations consulting firm. Mr. McNamara received a B.S. from the University of Cincinnati and an M.B.A. from Santa Clara University.

     Stephen J. L. Rees -- Mr. Rees has served as a Director of the Company since April 1996, as Senior Vice President, Worldwide Sales and Marketing since May 1997, and as Chairman and Chief Executive Officer of Astron since the acquisition of Astron by the Company in February 1996. Mr. Rees has been Chairman and Chief Executive Officer of Astron since November 1991. Mr. Rees holds a B.A. in Finance from the City of London Business School and graduated in Production Technology and Mechanical Engineering from the HTL St. Polten Technical Institute in Austria.

     Michael J. Moritz -- Mr. Moritz has served as a Director of the Company since July 1993. Mr. Moritz has been a General Partner of Sequoia Capital, a venture capital firm, since 1988. Mr. Moritz also serves as director of Yahoo, Inc., Neomagic and several privately-held companies.

     Richard L. Sharp -- Mr. Sharp has served as a Director of the Company since July 1993. He is Chairman of the Board and Chief Executive Officer of Circuit City Stores, Inc., a consumer electronics and appliance retailer. He joined Circuit City as an Executive Vice President in 1982. He was President from June 1984 to March 1997 and became Chief Executive Officer in 1986 and Chairman of the Board in 1994. Mr. Sharp also serves as a director of Fort James Corporation.

     Patrick Foley -- Mr. Foley has been a Director of the Company since October 1997. Mr. Foley is Chairman, President and Chief Executive Officer of DHL Corporation, Inc. and its major subsidiary, DHL Airways, Inc., a global document, package and airfreight delivery company. He joined DHL in September 1988 with more than 30 years experience in hotel and airline industries. Mr. Foley also serves as a director of Continental Airlines, Inc., Del Monte Corporation, DHL International, Foundation Health Systems, Inc. and Glenborough Realty Trust, Inc.

     Alain Ahkong -- Mr. Ahkong has served as a Director of the Company since October 1997. Mr. Ahkong is a founder of Pioneer Management Services Pte. Ltd. ("Pioneer"), a Singapore-based consultancy firm, and has been the Managing Director of Pioneer since 1990. Pioneer provides advice to the Company, and other multinational corporations, on matters related to international taxation.

     Shing Leong Hui -- Mr. Hui has served as a Director of the Company since October 1997. Since 1996 he has been Managing Director of CS Hui Holdings in Malaysia. Between 1984 and 1994 he was Managing Director of Samda Plastics Industries Ltd., a plastic injection molding company in Malaysia. Since 1994 Mr. S.L. Hui has also been a committee member of the Penang, Malaysia Industrial Council, Vice-Chairman of the SMI Center in Malaysia, and Chairman of the Sub-Committee Plastics Technology Training Center in Malaysia. Since 1990 he has been President of the North Malaysian Small and Medium Enterprises Association.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the compensation paid or accrued by the Company for services rendered during fiscal 1997, 1996 and 1995 by the Chief Executive Officer and each of the four most highly compensated executive officers as of March 31, 1997 whose total salary and bonus for fiscal 1997 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                      ANNUAL COMPENSATION                  AWARDS
                          -------------------------------------------    SECURITIES
   NAME AND PRINCIPAL     FISCAL                         OTHER ANNUAL    UNDERLYING     ALL OTHER
        POSITION           YEAR     SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
------------------------  ------   --------   --------   ------------   ------------   ------------
Michael E. Marks........   1997    $300,000   $ 80,400     $234,052(1)     250,000       $  8,351(2)
Chairman of the Board      1996    $275,000   $132,500           --        150,000       $ 10,209(3)
  and Chief Executive      1995    $250,000   $ 45,750           --         25,000       $  9,170(4)
  Officer
Tsui Sung Lam...........   1997    $256,791   $ 87,180           --         20,000       $ 28,757(5)
  President,               1996    $249,176   $143,313           --         40,000       $ 39,988(6)
     Asia-Pacific
  Operations               1995    $216,028   $ 67,533           --             --       $ 18,288(7)
Michael McNamara........   1997    $199,999   $ 30,642     $  5,337(8)      21,000       $  3,958(9)
Vice President,            1996    $173,250   $ 53,626           --         15,000             --
  President
  of U.S. Operations       1995    $165,000   $ 15,468           --             --             --
Dennis Stradford(10)....   1997    $191,100   $ 33,634           --             --       $  8,290(11)
Senior Vice President,     1996    $191,100   $ 65,066           --         13,000       $  9,419(12)
  Sales and Marketing      1995    $182,000   $ 45,018           --             --       $  8,800(13)
Goh Chan Peng(14).......   1997    $174,283   $ 44,870           --         16,000       $ 24,449(15)
Senior Vice President of   1996    $163,718   $ 65,976           --         15,000       $ 24,217(16)
  Finance and              1995    $134,193   $ 49,544           --             --       $ 14,122(17)
     Operations,
  Asia-Pacific

---------------

 (1) Includes an auto allowance of $7,712, forgiveness of a promissory note due to a subsidiary of the Company of $200,000 and forgiveness of interest payment of $26,340 on the promissory note payable to a subsidiary of the Company.

 (2) Includes Company contributions to the Company's 401(k) plan of $4,750 and life and disability insurance premium payments of $3,601.

 (3) Includes Company contributions to the Company's 401(k) plan of $4,370 and life and disability insurance premium payments of $5,839.

 (4) Includes Company contributions to the Company's 401(k) plan of $4,520 and life insurance premium payments of $4,650.

 (5) Includes life insurance payments of $736 and Company contributions to the Central Provident Fund of $28,021. The Central Provident Fund is a Singapore statutory savings plan to which contributions may be made to provide for employees' retirement.

 (6) Includes life insurance payments of $736 and Company contributions to the Central Provident Fund of $39,252.

 (7) Includes life insurance premium payments of $671 and Company contributions to the Central Provident Fund of $17,617.

 (8) Represents forgiveness of interest payment due on a promissory note payable to a subsidiary of the Company.

 (9) Represents Company contributions to the Company's 401(k) plan.

(10) Mr. Stradford was the Company's Vice President, Sales and Marketing through April 1997. Mr. Stradford is now responsible for sales in Europe and is no longer deemed an executive officer of the Company.

(11) Includes Company contributions to the Company's 401(k) plan of $4,750 and life insurance premium payments of $3,540.

(12) Includes Company contributions to the Company's 401(k) plan of $3,832 and life insurance premium payments of $5,587.

(13) Includes Company contributions to the Company's 401(k) plan of $5,460 and life insurance premium payments of $3,340.

(14) Mr. Goh was the Company's Chief Financial Officer for fiscal 1997. Mr. Goh is no longer deemed an executive officer of the Company.

(15) Includes life insurance payments of $736 and Company contributions to the Central Provident Fund of $23,713.

(16) Includes life insurance premium payments of $736 and Company contributions to the Central Provident Fund of $23,481.

(17) Includes life insurance premium payments of $671 and Company contributions to the Central Provident Fund of $13,451.

OPTION GRANT TABLE

     The following table sets forth information regarding option grants during fiscal 1997 to each of the Named Executive Officers. All options were granted pursuant to the Company's 1993 Share Option Plan. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective five-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term.

                          OPTION GRANTS IN FISCAL 1997

                                                                                       POTENTIAL REALIZABLE
                                                                                               VALUE
                                               PERCENTAGE                             AT ASSUMED ANNUAL RATES
                                  NUMBER OF     OF TOTAL                                  OF STOCK PRICE
                                 SECURITIES      OPTIONS                                   APPRECIATION
                                 UNDERLYING    GRANTED TO    EXERCISE                   FOR OPTION TERM(3)
                                   OPTIONS      EMPLOYEES    PRICE PER   EXPIRATION   -----------------------
             NAME                GRANTED(1)      IN 1997     SHARE(2)       DATE          5%          10%
-------------------------------  -----------   -----------   ---------   ----------   ----------   ----------
Michael E. Marks...............    250,000         34.7%      $ 23.125     11/08/01   $1,597,244   $3,529,511
Tsui Sung Lam..................     20,000          2.8%      $ 23.125     11/08/01      127,780      282,361
Michael McNamara...............      1,000          0.1%      $  19.75     08/27/01        5,457       12,058
                                    20,000          2.1%      $ 23.125     11/08/01      127,780      282,361
Dennis P. Stradford............         --           --             --           --           --           --
Goh Chan Peng..................      1,000          0.1%      $  19.75     08/27/01        5,457       12,058
                                    15,000          2.1%      $ 23.125     11/08/01       95,835      211,771

---------------

(1) The options shown in the table were granted at fair market value, are incentive stock options and will expire five years from the date of grant, subject to earlier termination upon termination of the optionee's employment. The options become exercisable over a four-year period, with 25% of the shares vesting on the first anniversary of the date of grant and 1/36th of the shares vesting for each full calendar month that an optionee renders services to the Company thereafter. All of the options shown in the table will become immediately exercisable for all of the option shares in the event the Company is acquired by merger or sale of substantially all of the Company's assets or outstanding Ordinary Shares, unless the options are assumed or otherwise replaced by the acquiring entity. The Compensation Committee has authority to provide for the acceleration of each option in connection with certain hostile tender offers or proxy contests for Board membership. Each option includes a limited stock appreciation right pursuant to which the option will automatically be canceled upon the occurrence of certain hostile tender offers, in return for a cash distribution from the Company based on the tender offer price per share. In the case of Messrs. Tsui and Goh, all of the options shown in the table will become immediately exercisable in the event of termination of employment for any reason.

(2) The exercise price of the option may be paid in cash or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of share price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Ordinary Share prices.

YEAR-END OPTION TABLE

     The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during fiscal 1997, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of March 31, 1997. Also reported are values of "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and $19.875 per share, which was the closing price of the Company's Ordinary Shares as reported on the Nasdaq National Market on March 31, 1997, the last day of trading for fiscal 1997.

         AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND YEAR-END VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                        FISCAL YEAR-END(2)            FISCAL YEAR-END(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(1)   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Michael E. Marks............     10,000       286,700       132,002        349,998        1,196,977      692,213
Tsui Sung Lam...............     10,000       310,800        63,355         43,645          830,253      150,482
Michael McNamara............         --            --        30,418         35,582          403,468      114,257
Dennis P. Stradford.........     16,000       416,648         6,105          6,895           44,970       52,915
Goh Chan Peng...............         --            --        35,230         27,770          502,256       70,529

---------------

(1) "Value Realized" represents the fair market value of the Company's Ordinary Shares underlying the option on the date of exercise less the aggregate exercise price of the option.

(2) These values, unlike the amounts set forth in the column entitled "Value Realized," have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company's Ordinary Shares on March 31, 1997, the last day of trading for fiscal 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal 1997 were Mr. Dykes and Mr. Sharp. Mr. Dykes resigned his position on the Compensation Committee upon becoming an officer of the Company in February 1997. The current members of the Compensation Committee are Mr. Sharp and Mr. Moritz. No officers of the Company serve on the Compensation Committee.

EMPLOYMENT AND CONSULTING AGREEMENTS

     In July 1993, the Company entered into employment agreements with Messrs. Tsui and Goh. Under these agreements, Messrs. Tsui and Goh were entitled to receive an annual salary (in Singapore dollars) of S$344,539 and S$207,103, respectively. In April 1997, the Compensation Committee increased the base salaries (in Singapore dollars) of Messrs. Tsui and Goh to S$429,000 and S$304,499, respectively. In addition, the Company entered into revised employment agreements with Messrs. Tsui and Goh as President, Asia Pacific Operations and Senior Vice President of Finance and Operations, Asia Pacific, respectively, effective April 1, 1997. Pursuant to the new employment agreements, the employment of Messrs. Tsui and Goh will continue until either the Company or the employee gives the other 12 months' notice of termination (or pays the other 12 months' base salary in lieu of notice). The Company is required to pay one month's salary for each year of employment by Messrs. Tsui and Goh upon termination of their respective employment by the Company. The Company also agreed that upon termination of employment of Messrs. Tsui or Goh by the Company for any reason, any options to purchase Ordinary Shares then held by them would immediately vest and become exercisable for all of the shares subject to such option.

     In connection with the Company's acquisition of Astron, Astron Technologies Limited, a subsidiary of the Company ("ATL"), entered into a Services Agreement (the "Services Agreement") with Croton Technology Ltd., a company under the management and control of Mr. Rees ("Croton"), and Astron entered into a Supplemental Services Agreement (the "Supplemental Services Agreement") with Mr. Rees. Under the terms of the Services Agreement, Mr. Rees acted as President of ATL, and Croton was responsible for developing the business of ATL through June 1998. The Services Agreement provided that Croton will receive (i) a payment of $15.0 million on June 30, 1998, $5.0 million of which was to be payable in cash and $10.0 million of which was to be payable in cash or the Ordinary Shares of the Company at the option of the Company and (ii) an annual fee in the amount of $90,000. Payment of the $15.0 million lump sum payment was conditioned upon, among other things, Mr. Rees' continuing as Chairman of Astron through June 1998. The Services Agreement was to terminate on June 30, 1998 but may be terminated for cause under the terms described therein. Pursuant to the terms of the Supplemental Services Agreement, Mr. Rees acted as Chairman of Astron and was responsible for maintaining and developing the business of Astron, and, in exchange, received an annual salary of $140,000. The Supplemental Services Agreement was to terminate on June 30, 1998.



     Effective March 27, 1997, the Company revised the Services Agreement and the Supplemental Services Agreement, and appointed Mr. Rees as the Company's Senior Vice President - Worldwide Sales and Marketing. In connection with this revision, the amount of the payment due on June 30, 1998 was reduced from $15.0 million to $14.0 million and the remaining conditions to the Company's payment of the fee were removed. Of the $14.0 million, $5.0 million remains payable in cash, and $9.0 million remains payable in cash or, at the option of the Company, in Ordinary Shares. This reduction was negotiated in view of (i) a negotiated settlement in March 1997 of the amount of the earnout payable by the Company to the former shareholders of Astron in which the Company agreed to certain matters, previously in dispute affecting the amount of the earnout payment, and
(ii) the elimination of the conditions to payment and of Mr. Rees' ongoing obligations under the Services Agreement and the Supplemental Services Agreement.


     In connection with the acquisition of two manufacturing facilities from Ericsson Business Networks AB located in Karlskrona, Sweden, the Company and Mr. Ronny Nilsson entered into an Employment and Noncompetition Agreement ("Employment Agreement") and a Services Agreement (the "Nilsson Services Agreement"), both dated as of April 30, 1997. Pursuant to the Employment Agreement, Mr. Nilsson (a) was appointed as the Company's Senior Vice President, Europe for a four-year period, (b) receives an annual salary of $250,000, and
(c) is entitled to a bonus of up to 45% of his annual salary upon the successful completion of certain performance criteria. Pursuant to the Nilsson Services Agreement, Mr. Nilsson is to perform management consultation and guidance services to the Company in consideration of (a) an aggregate of $775,000 to be paid between March 31, 1997 and April 15, 1998, and (b) the issuance by the Company to Mr. Nilsson of an interest-free loan in the amount of $415,000 to be repaid by Mr. Nilsson in two installments of $210,000 and $205,000 on September 15, 1997 and April 15, 1998, respectively.


     On November 6, 1997, the Company's U.S. subsidiary loaned $1.5 million to Mr. Marks, the Chairman of the Board and Chief Executive Officer of the Company. Mr. Marks executed a promissory note in favor of Flextronics International USA, Inc. which bears interest at a rate of 7.25% and matures on November 6, 1998. This loan is secured by certain assets owned by Mr. Marks.


                       DESCRIPTION OF THE CREDIT FACILITY

     The Credit Facility was established on March 27, 1997 and, subject to compliance with certain financial covenants and the satisfaction of customary borrowing conditions, provides for borrowings by the Company and Flextronics International USA, Inc., a California corporation and wholly-owned Subsidiary of the Company (the "United States Subsidiary") of an aggregate of $175.0 million. BankBoston, N.A. (the "Bank"), an affiliate of BancBoston Securities, Inc., is the lead agent and a lender under the Credit Facility.

     The Credit Facility consists of two separate credit agreements, one providing for up to $85.0 million principal amount of revolving credit loans and a $70.0 million term loan to the Company and one providing for up to $20.0 million principal amount of revolving credit loans to the United States Subsidiary. The ability of the Company and the United States Subsidiary to borrow under the Credit Facility is subject to, among other things, compliance with covenants, and financial ratios contained in the Credit Facility. The revolving credit loans are subject to a borrowing base equal to 70% of consolidated accounts receivable and 20% of consolidated inventory. As of September 30, 1997, $77.0 million of revolving credit loans and the $70.0 million term loan were outstanding, and bore interest at a variable rate equal to approximately 8.4% per annum. The term loan amortizes over a five-year period and is subject to certain mandatory prepayment provisions. Loans under the revolving credit facility will mature in March 2000. The Company used the net proceeds from the recently completed Equity Offering and the sale of the Notes to repay in full the outstanding term loan and revolving credit loans. The Company anticipates increasing the aggregate principal amount of revolving credit loans that may be made under the Credit Facility and the Company anticipates that it will from time to time borrow such revolving credit loans to fund its operations and growth. No assurances can be given, however, as to the availability or amount of any such increase.

     Loans to the Company are guaranteed by certain of its Subsidiaries and loans to the Company's United States Subsidiary are guaranteed by the Company and by certain of the Company's Subsidiaries. The Credit Facility is secured by a lien on substantially all accounts receivable and inventory of the Company and its Subsidiaries, as well as a pledge of the Company's shares in certain of its Subsidiaries.

     Loans under the Credit Facility bear interest at the lender's base rate plus an applicable margin, depending on the Company's consolidated Leverage Ratio (the ratio of Total Funded Indebtedness to EBITDA (each as defined therein)). The Credit Facility further provides for the payment by the Company of a commitment fee on the available and unused portion of the credit line and certain other fees.

     The Credit Facility contains covenants and provisions that, among other things, prohibit the Company and its Subsidiaries from (i) incurring additional indebtedness, subject to certain exceptions such as Subordinated Debt (as defined therein) evidenced by the Subordinated Notes (as defined therein) in an aggregate principal amount of not more than $150.0 million, certain purchase money debt and leases not to exceed $25.0 million and certain subsidiary and other debt not to exceed $15.0 million; (ii) incurring liens on their property (subject to certain exceptions); (iii) making Capital Expenditures (as defined therein) exceeding $65.0 million in fiscal 1998 and $25.0 million annually thereafter; (iv) engaging in certain dispositions of assets; (v) making acquisitions that do not meet certain criteria; and (vi) making certain other investments. In addition, the Credit Facility prohibits the payment of dividends by the Company or its Subsidiaries, except that the Company's Subsidiaries are permitted to pay dividends to the Company or to any Subsidiary that is a Guarantor (as defined therein).

     The Credit Facility also requires that the Company satisfy certain financial covenants and tests on a consolidated basis that, among other things, provide that the Company's: (i) Leverage Ratio must not exceed 4.25 : 1.00 (reducing to 2.75 : 1.00 by October 1, 1998), (ii) Interest Coverage Ratio (the ratio of EBITDA to Consolidated Total Interest Expense (as defined therein)) must not be less than 3.00 : 1.00 (increasing to 4.00 : 1.00 by January 1,
1999), (iii) Fixed Charge Coverage Ratio (the ratio of EBITDA to Fixed Charges (as defined therein)) must not be less than 1.15 : 1.00 (increasing to 1.25 :
1.00 by April 1, 1999) and (iv) Consolidated Tangible Net Worth (as defined therein) must not be less than the sum of (a) 95% of Consolidated Tangible Net Worth at March 31, 1997 plus (b) on a cumulative basis, 75% of positive Consolidated Net Income (as defined therein) for each fiscal year subsequent to the fiscal year ended 1997, plus (c) 100% of the proceeds of any Equity Issuance (as defined therein).

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     The Old Notes were sold by the Company on October 15, 1997 to the Initial Purchasers pursuant to a Purchase Agreement dated October 9, 1997 by and among the Company and the Initial Purchasers. Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept for exchange any and all Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New
York City time, on             , 1997; provided, however, that if the Company,
in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $150,000,000 aggregate principal amount of the Old Notes was outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page to all holders of Old Notes at the addresses set forth in the security register with respect to Old Notes maintained by the State Street Bank and Trust Company of California, N.A. (the "Trustee"). The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "-- Certain Conditions to the Exchange Offer" below.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by mailing written notice of such extension to the holders thereof as described below. During any extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     Old Notes tendered in the Exchange Offer must be $1,000 in principal amount or any integral multiple thereof.

     The Company will mail written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice to be mailed to the holders of record of the Old Notes no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date or other event giving rise to such notice requirement.

REGISTRATION RIGHTS; ADDITIONAL INTEREST

     Pursuant to the Registration Rights Agreement, the Company has agreed with the Initial Purchasers, for the benefit of the holders of the Old Notes, that the Company will, at its cost, (i) not later than 45 days after the closing of the sale of the Old Notes (the "Closing Date"), file the Registration Statement with the Commission and (ii) cause the Registration Statement to be declared effective under the Securities Act not later than 135 days after the Closing Date. The Registration Statement of which this Prospectus is a part constitutes the Registration Statement.

     If applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any reason the Exchange Offer is not completed within 165 days after the Closing Date, or if the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for New Notes in the Exchange Offer, or if any holder of Old Notes is not eligible to participate in the Exchange Offer or participates in but does not receive freely tradeable (except for prospectus delivery requirements) New Notes in the Exchange Offer, the Company will, at its cost, (a) as promptly as practicable, file a Shelf Registration Statement covering resales of the Notes, (b) use its reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective until two years after its effective date (or shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement). The Company will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder selling such Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

     If (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 45th day following the date of original issue of the Notes, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 135th day following the date of original issue of the Notes, (iii) neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective on or prior to the 165th day following the date of the original issue of the Notes, or (iv) a Shelf Registration Statement is required to be filed because of the request of the Initial Purchasers or other specified Holder, 45 days following the request by the Initial Purchasers that the Company file the Shelf Registration Statement (or 90 days if the Shelf Registration Statement is reviewed by the Commission), then the interest rate borne by the Notes (except in the case of clause (iv), in which case only the Notes which have not been exchanged in the Exchange Offer) shall be increased by one-quarter of one percent per annum, which rate (as increased as aforesaid) will increase by one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent per annum. Upon (w) the filing of the Exchange Offer Registration Statement in the case of clause (i) above, (x) the effectiveness of the Exchange Offer Registration Statement in the case of clause (ii) above, (y) the date of the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement in the case of clause (iii) above, or (z) the effectiveness of the Shelf Registration Statement, in the case of clause (iv) above, the interest rate on the Notes from the date of such filing, effectiveness or the date of such consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth on the cover of this Prospectus; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (i), (ii), (iii) or (iv) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus constitutes a part.

PROCEDURE FOR TENDERING OLD NOTES


     The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, together with all other documents required by such Letter of Transmittal, to State Street Bank and Trust Company of California, N.A. (the "Exchange Agent") at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date. In addition,
(i) certificates for the Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF THE DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED IN ALL CASES. SUFFICIENT TIME SHOULD BE

ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by a firm that is an eligible guarantor institution (bank, stockbroker, national securities exchange, registered securities association, savings and loan association or credit union with membership in a signature medallion program) pursuant to Exchange Act Rule 17Ad-15 (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than the person signing the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes if acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time that the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give any notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, the Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Old Notes. If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     By tendering Old Notes, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If any holder of Old Notes is an "affiliate" of the Company, as defined under Rule 405 of the Securities Act, or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, the holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     The Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. For each Old Note accepted for exchange, the holder of the Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from October 15, 1997. Accordingly, if the relevant record date for interest payment occurs after the completion of the Exchange Offer, registered holders of New Notes on the record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 1997. If, however, the relevant record date for interest payment occurs prior to the completion of the Exchange Offer, registered holders of Old Notes on the record date will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from October 15, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of completion of the Exchange Offer, except as set forth in the immediately preceding sentence. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on the Old Notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the Exchange Offer.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for the Old Notes or a timely Book-Entry Confirmation of the Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, (ii) a properly completed and duly executed Letter of Transmittal and (iii) all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if certificates representing Old Notes are submitted for a greater principal amount than the holder desires to exchange, certificates representing the unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, the non-exchanged Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer the Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Facility's procedures for transfer. ALTHOUGH DELIVERY OF OLD NOTES MAY BE EFFECTED THROUGH BOOK-ENTRY TRANSFER AT THE BOOK-ENTRY TRANSFER FACILITY, THE LETTER OF TRANSMITTAL OR A FACSIMILE THEREOF, WITH ANY REQUIRED SIGNATURE GUARANTEES AND ANY OTHER REQUIRED DOCUMENTS, MUST, IN ANY CASE, BE TRANSMITTED TO AND RECEIVED BY THE EXCHANGE AGENT AT THE ADDRESS SET FORTH BELOW UNDER "EXCHANGE AGENT" ON OR PRIOR TO THE EXPIRATION DATE OR THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW MUST BE COMPLIED WITH.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of Old Notes desires to tender the Old Notes and the Old Notes are not immediately available, or time will not permit the holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within five [New York Stock Exchange ("NYSE")] trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five [NYSE] trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at the address set forth below under "-- Exchange Agent." Any notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amounts of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless the holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by the Company, whose determination shall be final and binding on all parties. Certificates for any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, the Old Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedure for Tendering Old Notes" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

     State Street Bank and Trust Company of California, N.A. has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

          By Mail or by Hand:

           State Street Bank and Trust Company of California, N.A., Exchange
          Agent
           c/o State Street Bank and Trust Company
           2 International Place
           Boston, MA 02110
           Attn: Corporate Trust Department

           By Facsimile:

           (617) 664-5232


           ----------------------------------------

           Confirm Facsimile by Telephone:

           (617) 664-5314


           ----------------------------------------

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that Holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

APPRAISAL RIGHTS

     HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of the Old Notes. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company does not anticipate that it will register Old Notes under the Securities Act. Based on interpretations by the staff of the Commission issued to third parties, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to participate in the distribution of the New Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If any holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, the holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of the New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, it may be necessary to qualify for sale or to register the New Notes prior to offering or selling the New Notes. The Company does not intend to take any action to register or qualify the New Notes for resale in any of these jurisdictions.

                            DESCRIPTION OF THE NOTES

GENERAL

     As used below in this "Description of Notes" section, references to the "Notes" refer to the Old Notes and the New Notes, unless the context otherwise requires.

     The Old Notes were and the New Notes will be issued under an Indenture to be dated as of October 15, 1997 (the "Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, a copy of which can be obtained from the Company upon request. Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement, the Indenture will be subject to and governed by the provisions of the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." Wherever particular sections or defined terms of the Indenture not otherwise defined herein are referred to, such Sections or defined terms shall be incorporated herein by reference, and those terms made a part of the Indenture by the Trust Indenture Act also are incorporated herein by reference.

     Unless otherwise specifically indicated, all references in this section to the "Company" are to Flextronics International Ltd., a Singapore corporation, and not to any of its Subsidiaries.

TERMS OF NOTES

     The Notes, which mature on October 15, 2007, will be limited to $150,000,000 in aggregate principal amount. The Notes will not be entitled to any sinking fund. The Notes will be redeemable at the option of the Company as described below under "-- Redemption."

     The Notes will bear interest from the date of issuance at the rate per annum set forth on the cover page hereof payable semiannually in arrears on April 15 and October 15 of each year commencing on April 15, 1998 until the principal thereof is paid or made available for payment to the Holders of record at the close of business on the next preceding April 1 or October 1, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The circumstances under which the interest rate may increase from the rate set forth on the cover page hereof are described under "Exchange Offer; Registration Rights."

     Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Trustee maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal of, premium, if any, and interest with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

     The Notes will be issued only in fully registered form, without coupons, in denominations if $1,000 and any integral multiple of $1,000; provided, that certificated Notes originally purchased by or transferred to Institutional Accredited Investors who are not also "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") will be subject to a minimum denomination of $100,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

     All references herein to payments of principal of, premium, if any, and interest on the Notes shall be deemed to include any applicable Additional Amounts that may become payable in respect of the Notes. See "-- Payment of Additional Amounts."

SUBORDINATION

     The Notes will be unsecured obligations of the Company and will be subordinated in right of payment to all current and future Senior Debt of the Company, including the Company's obligations under the Credit Facility. The Notes will rank pari passu with any future senior subordinated indebtedness of the Company and will rank senior to all other subordinated indebtedness of the Company. As of September 30, 1997, on a pro forma basis, the Company had approximately $150.0 million of Senior Debt outstanding and, through its Subsidiaries, had additional liabilities (including trade payables and capital lease obligations) aggregating approximately $148.5 million, which would rank senior, or effectively senior, as the case may be, in right of payment to the Notes.

     The Company has entered into the Credit Facility, under which the Company and its United States Subsidiary may borrow up to an aggregate of $105.0 million of revolving credit loans, subject to compliance with certain covenants and financial ratios. The Company has guaranteed the obligations of its United States Subsidiary under the Credit Facility. Borrowings by the Company under the Credit Facility, and guarantees by the Company of borrowings by its United States Subsidiary, constitute Senior Debt. The Company anticipates increasing the aggregate principal amount of revolving credit loans that may be made under the Credit Facility (although no assurances can be given as to the availability or amount of any such increase). See "Description of the Credit Facility."

     The Company is a holding company with no business operations other than (i) holding the capital stock of its Subsidiaries and (ii) advancing funds to, and receiving funds from, its subsidiaries. In repaying its indebtedness, including the Notes, the Company must rely on dividends and other payments made to it by its Subsidiaries.

     The Holders of the Notes will have no direct claims against the Company's Subsidiaries. The ability of the Company's Subsidiaries to make payments to the Company will be affected by the obligations of such Subsidiaries to their creditors. Claims of holders of indebtedness of the Company, including the Notes, against the cash flow and assets of the Company's Subsidiaries will be effectively subordinated to claims of such creditors.

     In addition, the rights of the Holders of the Notes to participate in the assets of any Subsidiary of the Company upon such Subsidiary's liquidation or recapitalization will be subject to the prior claims of such Subsidiary's creditors. The ability of the Company's Subsidiaries to make payments to the Company will also be subject to, among other things, applicable state and foreign corporate laws and other laws and regulations. In order to pay the principal amount at maturity of the Notes, the Company may be required to adopt one or more alternatives, such as a refinancing of the Notes. See "Risk
Factors -- Holding Company Structure."

     Upon any distribution to creditors of the Company in a total or partial liquidation, winding up, reorganization or dissolution of the Company or in a voluntary or involuntary bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of the Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the Holders of the Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of the Notes may receive Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the Notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and, in the case of clause (ii), the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company and the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (x) in the case of a payment default, upon the date on which such default is cured or waived and (y) in case of a nonpayment default, the earlier of (a) the date on which such nonpayment default is cured or waived, (b) 179 days after the date on which the applicable Payment Blockage Notice is received, (c) the date such Designated Senior Debt shall have been discharged or paid in full in cash or (d) the date such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the holders of Designated Senior Debt initiating such Payment Blockage Period, after which, in the case of clauses
(a), (b), (c) and (d), the Company shall resume making any and all required payments in respect of the Notes, including any payments not made to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions, unless the provisions described in clause (i) are then applicable. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     The Indenture further requires that the Trustee provide the holders of Designated Senior Debt at least 10 days prior written notice of any acceleration of the maturity of the Notes.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of the Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. The Indenture will limit, subject to certain financial tests, the amount of additional Debt, including Senior Debt, that the Company and its Subsidiaries can incur. See
"-- Certain Covenants -- Incurrence of Debt and Issuance of Preferred Stock."

REDEMPTION

     Optional Redemption After October 15, 2002.

     The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 2002 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

                                       YEAR                             PERCENTAGE
            ----------------------------------------------------------  ----------
            2002......................................................    104.375%
            2003......................................................    102.917
            2004......................................................    101.459
            2005 and thereafter.......................................    100.000%

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

     Optional Redemption After Ordinary Shares Offering.

     Notwithstanding the foregoing, during the first 36 months after the date of this Prospectus, the Company may on any one or more occasions redeem up to an aggregate of $52.5 million in aggregate principal amount of the Notes at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of a public or private offering of Ordinary Shares of the Company (other than the Equity Offering) (an "Equity Sale"); provided that at least $97.5 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Equity Sale.

     Optional Redemption in Circumstances Involving Taxation.

     If, as the result of any change in or any amendment to the laws, including any applicable double taxation treaty or convention, of Singapore (or any Other Jurisdiction, as defined below under "Payment of Additional Amounts"), or of any political subdivision or taxing authority thereof, affecting taxation, or any change in the application or interpretation of such laws, double taxation treaty or convention (a "Change in Tax Law"), which change or amendment becomes effective on or after the original issuance date of the Notes (or, in certain circumstances, such later date on which any assignee of the Company or a successor corporation to the Company becomes such as permitted under the Indenture), it is determined, by the Company or such assignee (which terms, for purposes of the remainder of this paragraph, include any successor thereto) that
(i) the Company or its assignee would be required to make payments of Additional Amounts on the next succeeding date for the payment thereof and (ii) the effect of such Change in Tax Law cannot be avoided through any reasonable measures available to the Company, the Company may, at its option, redeem the Notes in whole at any time at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption (the "Tax Redemption Price").

     Selection and Notice.

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay in full in cash all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Credit Facility restricts the ability of the Company to purchase any Notes and other senior subordinated or subordinated indebtedness of the Company, and also provides that certain change of control events with respect to the Company constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event any such restrictions would prohibit the Company from repurchasing Notes upon a Change of Control, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such restrictions. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute as default under the Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the adoption by the Company of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     The Change of Control provision of the Notes may in certain circumstances make it more difficult or discourage a takeover of the Company and, as a result, may make removal of incumbent management more difficult. The Change of Control provision, however, is not the result of the Company's knowledge of any specific effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change of Control provision is a result of negotiations between the Company and the Initial Purchasers. The Company is not presently in discussions or negotiations with respect to any pending offers which, if accepted, would result in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future.

     The provisions of the Indenture would not necessarily afford Holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect Holders of the Notes.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another person or group may be uncertain.

     "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election and who voted with respect to such nomination or election; provided that a majority of the members of the Board voting with respect thereto shall at the time have been Continuing Directors.

CERTAIN COVENANTS

     Restricted Payments.

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company), except to the extent the entirety of such dividend or distribution is actually paid to the Company or a Subsidiary of the Company (and in the case of a dividend or distribution by any non-Wholly Owned Subsidiary of the Company, to any other holder of Equity Interests of such non-Wholly Owned Subsidiary on a pro rata basis); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company, (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the covenant described below under the caption "-- Incurrence of Debt and Issuance of Preferred Stock"; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income (or if Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company for the period (taken as one accounting period) from (and including) the fiscal quarter commencing January 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the indenture of Equity Interests of the Company (other than the net cash proceeds to be received in the Equity Offering and other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock).

     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Subsidiary of the Company or any Subordinated Debt, in each case in exchange for, or out of the net proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided, however, that the amount of any such net proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (ii) of the preceding paragraph; and (iii) the redemption, repurchase, refinancing or defeasance of Subordinated Debt in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Debt.


     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment having a fair market value in excess of $5.0 million shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

     Incurrence of Debt and Issuance of Preferred Stock.

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt (including Acquired
Debt) and that the Company will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Subsidiary may incur Debt (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company's and its Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

          (i) the incurrence by the Company or any of its Subsidiaries of revolving credit Debt and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) under Credit Agreements; provided that the aggregate principal amount of all revolving credit Debt outstanding under all Credit Agreements and incurred pursuant to this clause (i), after giving effect to such incurrence, including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause (i), together with all amounts outstanding under clause (ii) below, does not exceed the greater of $125.0 million and the Borrowing Base;

          (ii) the incurrence by the Company or any of its Subsidiaries of Receivables Program Debt in an aggregate amount at any one time outstanding not to exceed, together with the amounts outstanding under clause (i) above, the greater of $125.0 million and the Borrowing Base;

          (iii) the incurrence by the Company and its Subsidiaries of Existing Debt;

          (iv) the incurrence by the Company or any of its Subsidiaries of Debt represented by the Notes and permissible Debt under the Credit Facility as in effect on the date of the Indenture;

          (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace, Debt that was permitted by the Indenture to be incurred;

          (vi) the incurrence by the Company or any of its Subsidiaries of intercompany Debt between or among the Company and any of its Wholly Owned Subsidiaries; provided, however, that (i) if the Company is the obligor on such Debt, such Debt is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Debt being held by a Person other than the Company or a Wholly Owned Subsidiary and (B) any sale or other transfer of any such Debt to a Person that is not either the Company or a Wholly Owned Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt by the Company or such Subsidiary, as the case may be;

          (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of the Indenture to be outstanding or for the purpose of fixing or hedging currency exchange risk with respect to any currency exchanges;

          (viii) Capitalized Lease Obligations and Purchase Money Obligations of the Company and its Subsidiaries in aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed 7.5% of Total Assets;

          (ix) Guarantees by the Company or any of its Subsidiaries of Debt of the Company or any Subsidiary permitted to be incurred under another provision of this covenant;

          (x) Indebtedness of the Company or any Subsidiary in respect of performance bonds, bankers' acceptances, trade letters of credit, surety bonds and guarantees provided by the Company or any Subsidiary in the ordinary course of business, not to exceed at any given time $5.0 million outstanding in the aggregate; and

          (xi) the incurrence by the Company or any of its Subsidiaries of additional Debt in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Debt incurred to refund, refinance or replace any other Debt incurred pursuant to this clause (xi), not to exceed $10.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Debt in any manner that complies with this covenant and such item of Debt will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Debt will not be deemed to be an incurrence of Debt for purposes of this covenant.

     Liens.

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Debt or Subordinated Debt on any asset or property of the Company or such Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

     Merger, Consolidation or Sale of Assets.

     The Indenture provides that the Company will not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of either (A) the United States, any state thereof, the District of Columbia or Singapore or (B) a

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

Subject Country, in which case the Company will have satisfied its obligations as set forth below under the caption "-- Restrictions Upon Reincorporating, Merging or Consolidating into a Subject Country"; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and
(iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (x) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (y) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Debt pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Debt and Issuance of Preferred Stock."

     Transactions with Affiliates.

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; provided that (w) any employment agreement or compensation arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary that is not otherwise prohibited by the Indenture, (x) transactions between or among the Company and/or its Subsidiaries that are not otherwise prohibited by the Indenture, and (y) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments," and (z) indemnification of officers and directors in each case, shall not be deemed Affiliate Transactions.

     Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Debt as in effect on the date of the Indenture, (b) the Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not more restrictive taken as a whole with respect to such dividend and other payment restrictions than those contained in the Credit Facility as in effect on the date of the Indenture (as determined by the Board of Directors of the Company in its reasonable and good faith judgment), (c) the Indenture and the Notes, (d) applicable law,

(e) any instrument governing Debt or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of the Indentures to be incurred, (f) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, restricting assignment or restricting transfers of non-cash assets, (g) Purchase Money Obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (h) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are not more restrictive taken as a whole than those contained in the agreements governing the Debt being refinanced (as determined by the Board of Directors of the Company in its reasonable and good faith judgment), (i) contracts for the sale of assets, or (j) customary provisions in agreements with respect to Permitted Joint Ventures.

     Sale and Leaseback Transactions.

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Debt in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Debt and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Debt pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described below under the caption "-- Asset Sales."

     Asset Sales.

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or other agreement that releases or indemnifies the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option, (a) to permanently repay, reduce or secure letters of credit in respect of Senior Debt (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings), and/or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or Permitted Investment or the acquisition of other assets, in each case, for use in the same or a similar line of business as the Company was engaged in on the date of such Asset Sale or reasonable extensions thereof. Pending the final application of any such Net Proceeds, the Company may temporarily reduce indebtedness under the Credit Facility (or any alternative or subsequent revolving credit agreement where borrowings thereunder constitute Senior Debt or Debt of a Subsidiary) or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer (an "Asset Sale Offer") to all Holders of Notes and holders of any other Pari Passu Debt outstanding with provisions requiring the Company to make an offer to purchase or redeem such indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Asset Sale Offered Price (as defined herein) of all Notes tendered), and (B) to the extent required by such Pari Passu Debt to permanently reduce the principal amount of such Pari Passu Debt, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (an "Asset Sale Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make an Asset Sale Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus accrued and unpaid interest thereon plus the amount of any premium required to be paid to repurchase such Pari Passu Debt. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date (the "Asset Sale Offer Date") such Asset Sale Offer is consummated (the "Asset Sale Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Asset Sale Offered Price of the Notes tendered pursuant to the Asset Sale Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Debt that is purchased in an Asset Sale Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Asset Sale Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

     The Indenture provides that, if the Company becomes obligated to make an Asset Sale Offer pursuant to the immediately preceding paragraph, the Notes and the Pari Passu Debt shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Asset Sale Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

     The Indenture provides that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Asset Sale Offer.

     Limitation on Senior Subordinated Debt.

     The Indenture provides that the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Debt that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes.

     Limitations on Issuances of Guarantees of Debt.

     The Indenture provides that the Company will not permit any of its Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any Pari Passu Debt or Debt of the Company junior to or subordinated in right of payment to any Pari Passu Debt unless the Company causes each such Subsidiary to execute and deliver to the Trustee, prior to or concurrently with the issuance of such guarantee, a supplemental indenture, in form satisfactory to the Trustee, pursuant to which such Subsidiary unconditionally guarantees on a senior subordinated basis the payment of principal of, premium, if any, and interest on the Notes.

     Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture.

     No Payments for Consents.

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     Provision for Financial Statements.

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Debt incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Debt secured by a Lien encumbering any asset acquired by such specified Person which, in each case, is not repaid at or within five days following the date of such acquisition.

     "Additional Amounts" shall have the definition set forth under "Payment of Additional Amounts." All references herein to payments of principal of, premium, if any, and interest on the Notes shall be deemed to include any applicable Additional Amounts that may become payable in respect of the Notes.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means (i) the sale, lease, transfer, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business (provided that the sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "Repurchase at the Option of Holders Upon Change of Control" and/or the provisions described above under the caption "-- Certain
Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $5.0 million or (b) net proceeds in excess of $5.0 million. Notwithstanding the foregoing: (v) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to another Subsidiary, (w) a disposition of goods held for sale in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company and its Subsidiaries, (x) assets transferred or disposed of in connection with a Receivables Program, (y) an issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary, and (z) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments" will not be deemed to be Asset Sales.

     "Asset Sale Offer" shall have the definition set forth under "-- Certain Covenants -- Asset Sales."

     "Asset Sale Offer Date" shall have the definition set forth under "-- Certain Covenants -- Asset Sales."

     "Asset Sale Offered Price" shall have the definition set forth under "-- Certain Covenants -- Asset Sales."

     "Asset Sale Pari Passu Offer" shall have the definition set forth under "-- Certain Covenants -- Asset Sales."

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Borrowing Base" means an amount equal to the sum of (i) 85% of the value of accounts receivable (before giving effect to any related reserves) shown on the Company's most recent consolidated balance sheet that are not more than 90 days past due in accordance with GAAP and (ii) 60% of the value of the inventory shown on the Company's consolidated balance sheet in accordance with GAAP.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moodys Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus (v) other non-recurring non-cash items increasing such Consolidated Net Income for such period (which will be added back to Consolidated Cash Flow in any subsequent period to the extent cash is received in respect of such item in such subsequent period), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the ordinary shareholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Credit Agreements" means, with respect to the Company or any Subsidiary, one or more debt facilities (including, without limitation, the Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Debt under Credit Agreements outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

     "Credit Facility" means, collectively, the Revolving Credit and Term Loan Agreement dated as of March 27, 1997 by and among the Company, the Bank and the other lending institutions party thereto and the Bank, as Agent, and the Revolving Credit Agreement dated as of March 27, 1997 by and among the Company's United States Subsidiary, the Bank and the other lending institutions party thereto and the Bank, as Agent, and in each case as amended, modified, renewed, restated, refunded, replaced or refinanced from time to time.

     "Debt" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Debt of others secured by a Lien on any asset of such Person (whether or not such Debt is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Debt of any other Person. The amount of any Debt outstanding as of any date shall be (i) the accreted value thereof, in the case of any Debt that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Debt.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means (i) any Debt under the Credit Facility (and any guarantees thereof) and (ii) any other Senior Debt otherwise designated by the Company (which designation shall have been approved in writing by the Representative under the Credit Facility, and such approval shall have been delivered to the Trustee, so long as (A) the Credit Facility is in effect and
(B) the Company shall not then be a party to a credit facility or similar arrangement (other than the Credit Facility) that provides for loans in an aggregate principal amount that is greater than the aggregate principal amount of loans to the Company that may be made under the Credit Facility and that are not entered into in violation of the Credit Facility), and the Representative thereunder, as "Designated Senior Debt" and, in the case of the designation by the Company, certified in an Officer's Certificate delivered to the Trustee; provided that not less than $5.0 million aggregate principal amount is outstanding under Designated Senior Debt at the date of the designation and at the date of determination.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Sale" shall have the definition set forth under "Redemption -- Optional Redemption After Ordinary Shares Offering."

     "Existing Debt" means Debt of the Company and its Subsidiaries (other than Debt under the Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Debt (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Debt, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Debt of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and
(iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Debt of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, or against any liabilities associated with the Asset Sale, or the assets subject thereto, and retained by the Company or any Subsidiary, and (iv) amounts required to be applied to the repayment of Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale, or to the satisfaction of contractual obligations either existing at the date of the Indenture, or entered into after the date of the Indenture in connection with the payment of deferred purchase price of the properties or assets that were the subject of such Asset Sale.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

     "Pari Passu Debt" shall mean (i) any Debt of the Company that is pari passu in right of payment to the Notes and (ii) with respect to any Guarantee of the Notes, Debt which ranks pari passu in right of payment to such Guaranty.

     "Pari Passu Debt Amount" shall have the definition set forth under "-- Certain Covenants -- Asset Sales."

     "Permitted Investments" means (a) any Investment in the Company or in a Subsidiary of the Company that is engaged in the same or a similar line of business as the Company and its Subsidiaries (or reasonable extensions or expansions thereof); (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Subsidiary of the Company that is engaged in the same or a similar line of business as the Company and its Subsidiaries (or reasonable extensions or expansions thereof) or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company that is engaged in the same or a similar line of business as the Company and its Subsidiaries (or reasonable extensions or expansions thereof); (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
"-- Certain Covenants -- Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Investments made in exchange for accounts receivable arising in the ordinary course of business which have not been collected for 120 days and which are, in the good faith of the Company, substantially impaired, provided that any such Investments in excess of $5 million shall be approved by the Board of Directors (evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee), (g) Investments in Permitted Joint Ventures, and Investments in suppliers to the Company and its Subsidiaries, in an aggregate amount when taken together with all other investments pursuant to this clause (g) does not exceed the greater of $10.0 million or 10% of Total Assets at any one time outstanding, (h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (h) that are at the time outstanding, not to exceed $7.5 million. For purposes of calculating the aggregate amount of Permitted Investments permitted to be outstanding at any one time pursuant to clauses (g) and (h) of the preceding sentence, (i) to the extent the consideration for any such Investment consists of Equity Interests (other than Disqualified Stock) of the Company, the value of the Equity Interests so issued will be ignored in determining the amount of such Investment and (ii) the aggregate amount of such Investments made by the Company and its Subsidiaries on or after the date of the Indenture will be decreased (but not below zero) by an amount equal to the lesser of (y) the cash return of capital to the Company or a Subsidiary with respect to such Investment that is sold for cash or otherwise liquidated or repaid for cash (less the cost of disposition, including applicable taxes, if any) and (z) the initial amount of such Investment.

     "Permitted Joint Venture" means any Person which is, directly or indirectly through it subsidiaries or otherwise, engaged principally in the principal business of the Company, or a reasonably related business, and the Capital Stock (or securities convertible into Capital Stock) of which is owned by the Company and one or more Persons other than the Company or any affiliate of the Company.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to the Indenture.

     "Permitted Refinancing Debt" means any Debt of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Debt being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Debt is incurred either by the Company or by the Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Purchase Money Obligations" of a Person means Debt of such Person incurred in connection with the purchase, construction or improvement of property, plant or equipment used in the business of such Person.

     "Receivables Program" means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer of encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.

     "Receivables Program Assets" means all of the following property and interests in property, whether now existing or existing in the future or hereafter arising or acquired: (i) accounts, (ii) accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods, or the rendition of services, no matter how evidenced, whether or not earned by performance), (iii) all unpaid seller's or lessor's rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing (including, without limitation, returned or repossessed goods), (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees of any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all books and records relating to any of the foregoing, (x) all instruments, contract rights, chattel paper, documents and general intangibles related to any of the foregoing and (xi) all proceeds of any of the foregoing.

     "Receivables Program Debt" means, with respect to any Person, the unreturned portion of the amount funded by the investors under a Receivables Program of such Person.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Senior Debt" means (i) all Debt of the Company outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Debt permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Debt of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Debt that is incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Debt, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subject Country" shall mean any jurisdiction other than the country of Singapore and the United States of America, or any state thereof or the District of Columbia.

     "Subordinated Debt" means any Debt of the Company which is by its terms subordinated in right of payment to the Notes.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Total Assets" means, with respect to any date of determination, the total assets of the Company shown on the Company's consolidated balance sheet in accordance with GAAP on the last day of the fiscal quarter prior to the date of determination.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

PAYMENT OF ADDITIONAL AMOUNTS

     The Indenture provides that any amounts paid, or caused to be paid, by the Company or its assignee (or any successor to the Company or such assignee as permitted under the Indenture) under the Indenture will be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges whatsoever imposed, assessed, levied or collected by or for the account of Singapore (including any political subdivision or taxing authority thereof) or the jurisdiction of incorporation or residence (other than the United States or any political subdivision or taxing authority thereof) of any assignee of the Company or any successor to the Company, or any subsidiary, branch, division or other entity through which the Company may from time to time direct any payments of principal, premium, if any, and interest on the Notes or any political subdivision or taxing authority thereof (an "Other Jurisdiction"), or, if deduction or withholding of any taxes, levies, imposts or other governmental charges ("Taxes") shall at any time be required by Singapore or an Other Jurisdiction, the Company, its assignee or any relevant successor will (subject to timely compliance by the Holders or beneficial owners of the relevant Notes with any relevant administrative requirements) pay or cause to be paid such additional amounts ("Additional Amounts") in respect of principal of, premium, if any, or interest, as may be necessary in order that the net amounts paid to the Holders of the Notes or the Trustee under the Indenture, as the case may be, pursuant to the Indenture, after such deduction or withholding, shall equal the respective amounts that the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing shall not apply to (i) any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that the Holder or beneficial owner of the relevant Note is or has been a domiciliary, national or resident of, engages or has been engaged in business, maintains or has maintained a permanent establishment, or is or has been physically present in Singapore or the Other Jurisdiction, or otherwise has or has had some connection with Singapore or the Other Jurisdiction (other than the holding or ownership of a Note, or the collection of principal of, premium, if any, and interest on, or the enforcement of, a Note), (ii) any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Note was presented more than thirty days after the date such payment became due or was provided for, whichever is later, (iii) any present or future Taxes which are payable otherwise than by deduction or withholding on or in respect of the relevant Note, (iv) any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to comply, on a sufficiently timely basis, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Singapore or the Other Jurisdiction or any other relevant jurisdiction of the Holder or beneficial owner of the relevant Note, if such compliance is required by a statute or regulation of Singapore, the Other Jurisdiction or any other relevant jurisdiction, or by a relevant treaty, as a condition to relief or exemption from such Taxes, (v) any present or future Taxes (A) which would not have been so imposed, assessed, levied or collected if the beneficial owner of the relevant Note had been the Holder of such Note, or
(B) which, if the beneficial owner of such Note had held the Note as the Holder of such Note, would have been excluded pursuant to clauses (i) through (iv) above, or (vi) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

     Notwithstanding the foregoing, the Indenture does not provide for the payment of Additional Amounts due to any deduction or withholding requirement imposed by any governmental unit other than Singapore, an Other Jurisdiction or a taxing authority or political subdivision thereof.

     All references herein to payments of principal of, premium, if any, and interest on the Notes shall be deemed to include any applicable Additional Amounts that may become payable in respect of the Notes.

RESTRICTIONS UPON REINCORPORATING, MERGING OR CONSOLIDATING INTO A SUBJECT
COUNTRY

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions (a "Subject Transaction") to another corporation, Person or entity unless it satisfies certain conditions. If the surviving or resulting transferee, lessee or successor Person (the "Successor Corporation") in a Subject Transaction is incorporated in a Subject Country, then the Company must satisfy the conditions specified in paragraphs (A), (B) and (C) below as promptly as practicable but no later than 60 days following the date of such Subject Transaction:

          (A) the Company shall have delivered to the Trustee a written opinion, in form and substance satisfactory to the Trustee, of independent legal counsel of recognized standing, as to the continued validity, binding effect and enforceability of the Indenture and the Notes and to the further effect that such counsel is not aware of any pending change in, or amendment to, the laws (or any regulations promulgated thereunder) of any Subject Country in which the proposed Successor Corporation is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any such Subject Country is a party, which, in any such case, would permit the Company to redeem the Notes as described above under "Description of the Notes -- Redemption," it being understood that such counsel may, in rendering such opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and the Company may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

          (B) the Company shall have delivered to the Trustee a certificate, in form and substance satisfactory to the Trustee, signed by two executive officers of the Successor Corporation, as to the continued validity, binding effect and enforceability of the Indenture and the Notes; and

          (C) the Successor Corporation shall, promptly but no later than 60 days following the date of such Subject Transaction, consent to the jurisdiction of the Courts of the State of New York.

     In the event of any Subject Transaction in which the Successor Corporation is organized and existing under the laws of a Subject Country, the Company will indemnify and hold harmless the Holder of each Note from and against any and all present and future taxes, levies, imposts, charges and withholdings (including, without limitation, estate, inheritance, capital gains and other similar taxes), and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the Notes, the Indenture or any other agreement relating to calculations to be performed with respect to the Notes or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had such Subject Transaction not occurred.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (ii) default in payment when due of the principal of, or premium, if any, on the Notes, (whether or not prohibited by the subordination provisions of the Indenture), (iii) failure by the Company for 30 days after notice from either the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Notes to comply with the provisions described under the captions "-- Repurchase at the Option of Holders Upon Change of Control,"
"-- Certain Covenants -- Asset Sales," "-- Certain Covenants -- Restricted Payments," "-- Certain Covenants -- Incurrence of Debt and Issuance of Preferred Stock" or "-- Certain Covenants -- Merger, Consolidation or Sale of Assets";
(iv) failure by the Company for 60 days after notice from either the Trustee or the Holders of at least 25% in principal amount of the then-outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Debt or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Debt prior to the expiration of the grace period provided in such Debt on the date of such default (a "Payment Default") or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt the maturity of which has been so accelerated, aggregates $10.0 million or more;
(vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes on October 15, 2002 pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to October 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to October 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     All references herein to payments of principal of, premium, if any, and interest on the Notes shall be deemed to include any applicable Additional Amounts that may become payable in respect of the Notes.

MODIFICATION OF THE INDENTURE

     Except as provided in the next paragraph, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders Upon Change of Control"), (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption
"-- Repurchase at the Option of Holders Upon Change of Control") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment or supplement to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that on and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

GOVERNING LAW

     The Indenture, the Notes and the Registration Rights Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to Flextronics International Ltd., Investor Relations, 2090 Fortune Drive, San Jose, California 95131 (telephone (408) 428-1300).

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

     General.

     Notes will be issued only in fully registered form, without interest coupons, in minimum denominations of $1,000 and integral multiples thereof, provided that initial purchasers of Other Notes will be subject to a minimum initial purchase obligation of $100,000 for each such purchaser. Notes will be issued at the closing of the Offering (the "Closing") only against payment in immediately available funds.

     Except as set forth in the next paragraph, the Notes to be resold as set forth herein will initially be issued in the form of one Global Note (the "Global Note"). The Global Note will be deposited on the date of the closing of the sale of the Notes offered hereby (the "Closing Date") with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of Cede & Co., as nominee of the Depository (such nominee being referred to herein as the "Global Note Holder").

     Notes that are (i) originally issued to Institutional Accredited Investors who are not QIBs or (ii) issued as described below under "-- Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated

Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

     The Depository is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depository's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depository's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depository's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only thorough the Depository's Participants or the Depository's Indirect Participants.

     The Company expects that pursuant to procedures established by the Depository (i) upon deposit of the Global Note, the Depository will credit the accounts of Participants designated by the applicable Initial Purchaser with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the interests of the Depository's Participants), the Depository's Participants and the Depository's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see the restrictions set forth on the cover page and on the inside front cover of this Prospectus.

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depository or for maintaining, supervising or reviewing any records of the Depository relating to the Notes.

     Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depository to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depository. Payments by the Depository's Participants and the Depository's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depository's Participants or the Depository's Indirect Participants.

     Certificated Securities.

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes would be subject to the legend requirements described on the cover page and on the inside front cover page herein. In addition, if (i) the Company notifies the Trustee in writing that the Depository is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days or

(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depository identify as being the beneficial owner of the related Notes.

     Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depository in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depository for all purposes.

     Next Day Settlement and Payment.

     The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, and interest) be made by wire transfer of immediately available next day funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, and interest, if any, by wire transfer of immediately available next day funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

                           CERTAIN TAX CONSIDERATIONS

     THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATIONAL PURPOSES. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES AND THE EFFECTS OF STATE, LOCAL OR FOREIGN (INCLUDING SINGAPORE AND BERMUDA) TAX LAWS TO WHICH THEY MAY BE SUBJECT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following statements represent a general summary of certain United States federal income tax consequences of the acquisition, ownership and disposition of the Notes to initial purchasers who are United States citizens or residents, corporations or partnerships or other entities created or organized in or under the laws of the United States or any state thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (for purposes of this discussion, "U.S. Holders"), and who hold their beneficial interests in the Notes as capital assets. This discussion is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the "Code"), regulations, rulings and judicial interpretations now in effect, all of which are subject to change, possibly with retroactive effect. The summary does not purport to deal with all aspects of United States federal income tax consequences and does not deal with purchasers who are not U.S. Holders or with certain classes of U.S. Holders subject to special treatment under United States federal income tax law, nor does it discuss any aspects of state, local or foreign tax law. In addition, because tax consequences may differ depending on individual circumstances, each prospective purchaser of the Notes is strongly urged to consult his own tax advisor with respect to his particular tax situation.

     Taxation of Interest

     Interest paid on a Note generally will be includible in the income of a U.S. Holder in accordance with the U.S. Holder's regular method of tax accounting. If Additional Amounts are paid, such payment will be taxable as ordinary income in accordance with the U.S. Holder's regular method of tax accounting. Interest and any

Additional Amounts will be income from sources outside the United States for foreign tax credit limitation purposes. Subject to generally applicable limitations, a U.S. Holder may elect to claim either a deduction or foreign tax credit in computing its U.S. federal income tax liability for Singapore withholding taxes, if any, withheld from interest paid on the Note.

     Taxation of Dispositions

     A U.S. Holder will recognize gain or loss for U.S. federal income tax purposes upon the sale or other disposition of the Notes in an amount equal to the difference between the amount realized (other than accrued but unpaid interest) and the U.S. Holder's tax basis in the Notes. Assuming that the U.S. Holder has held the Notes as a capital asset, such gain or loss will be capital gain or loss and will not be short-term capital gain or loss if the Notes have been held for more than one year. Long-term capital gain realized by an individual U.S. Holder is generally subject to a maximum tax rate of 28% in respect of property held for more than one year and not more than 18 months and to a maximum rate of 20% in respect of property held in excess of 18 months. Gain generally will be income from U.S. sources for foreign tax credit limitation purposes. Loss may be treated as foreign source loss by reference to the source of interest on the Notes. If a U.S. Holder receives any foreign currency on the sale, redemption or other taxable disposition of Notes, the holder may recognize ordinary gain or loss due to the currency exchange fluctuation.

     Taxation of Exchange

     The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Notes do not differ materially in either kind or extent from the Old Notes and because the exchange will occur by operation of the terms of the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of the holder. As a result, there generally will be no federal income tax consequences to holders exchange Old Notes for the New Notes pursuant to the Exchange Offer. In addition, any "market discount" on the Old Notes should carry over to the New Notes. Holders should consult their tax advisors regarding the application of the market discount rules to the New Notes received in exchange for the Old Notes pursuant to the Exchange Offer.

     Information Reporting and Backup Withholding

     Payments in respect of Notes (i.e. interest and proceeds from the sale of the Notes) may be subject to information reporting to the U.S. Internal Revenue Service and to a 31% U.S. backup withholding tax. Backup withholding will generally not apply, however, to a holder who furnishes a correct taxpayer identification number or who is otherwise exempt from backup withholding (such as a corporation). Generally, a U.S. Holder will provide such certification on Form W-9 (Request for Taxpayer Identification Number and Certification).

SINGAPORE TAX CONSIDERATIONS

     The following summary addresses only the income tax laws of the Republic of Singapore in force and effect as of the date hereof and is intended as a general guide only.

     Withholding Tax

     Subject to the provisions of any applicable tax treaty (there is currently no tax treaty between Singapore and the United States), non-resident taxpayers, namely individuals not residing in or corporations not managed and controlled in Singapore, which derive interest income from Singapore, are subject to a withholding tax on that income at a rate of 15%, subject to certain exceptions. Where the Singapore payer is to bear the withholding tax on the gross payment (where there is no deduction for withholding tax) made to the non-resident the Singapore withholding tax is payable on the grossed up amount of the payment.

     Payments of principal on the redemption of the Notes will not be subject to withholding tax in Singapore.

     The interest payments made by the Company under the Notes will not be subject to withholding tax in Singapore if the Company has a branch office in a foreign country, the Company makes interest payments on the Notes through such branch office and none of the proceeds of the Notes are used in Singapore. The Company intends to make interest payments through its branch office in Bermuda. Accordingly, interest paid on the Notes will not be subject to withholding tax in Singapore, as long as the interest payments are made through the branch office and the proceeds are not used in Singapore.

     Capital Gains Tax

     Under current Singapore tax law, there is no tax on capital gains. (However, gains from short-term real property transactions and sales of shares in certain real property based companies may be subject to income tax in Singapore.) Thus, any profits from the disposal of the Notes are not taxable in Singapore unless the seller is regarded as carrying on a trade in securities dealings in Singapore (in which case, the disposal profits would be treated as taxable trading profits rather than capital gains and taxed at 26%).

     Stamp Duties

     There is no stamp duty payable in respect of the holding and disposition of the Notes issued by the Company where the Notes are issued through the foreign branch of the Company and such Notes are not brought into Singapore.

     Estate Taxation

     In the case of an individual who is not domiciled in Singapore, a Singapore estate tax is imposed on the value of all movable and immovable properties situated in Singapore. The Notes issued by the Company are considered to be situated outside Singapore, if the Notes are issued through a foreign branch of the Company and not brought into Singapore. Thus, an individual shareholder who is not domiciled in Singapore at the time of his or her death will not be subject to Singapore estate tax on the value of any such Notes held by the individual upon the individual's death.

     Taxation of Exchange

     The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer will not be treated as a taxable exchange for Singapore tax purposes.

BERMUDA TAX CONSIDERATIONS

     Under current Bermuda law, there is no Bermuda income tax, withholding tax, capital gains tax or capital transfer tax payable by companies incorporated outside of Bermuda which are issued a permit by the Minister of Finance of Bermuda to engage in or carry on any trade or business in Bermuda ("Permit Company"). The Company has obtained a permit from the Minister of Finance of Bermuda to engage in or carry on business in Bermuda. Permit companies can obtain an undertaking from the Minister of Finance of Bermuda under The Exempted Undertakings Tax Protection Act 1966 of Bermuda (as amended) that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 28, 2016, be applicable to such company or any of its operations, or to the shares or other obligations of such company or its subsidiaries, except insofar as such Bermuda tax applies to persons ordinarily resident in Bermuda and holding shares, debentures or other obligations of such company or to any property leased or let to such company. The Company has obtained such an undertaking from the Minister of Finance of Bermuda.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where the Old Notes were acquired as a result of market-making activities or other trading activities.

     The Company will receive no proceeds in connection with the Exchange Offer. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed to indemnify such broker-dealers against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Notes offered hereby will be passed upon on behalf of the Company by Allen & Gledhill, Singapore legal advisors to the Company.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of Flextronics as of March 31, 1996 and 1997 and for each of the three years in the period ended March 31, 1997 included in this Prospectus have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included herein.

                             AVAILABLE INFORMATION

     Flextronics International Ltd. is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional Offices: Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and 13th Floor, Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Company's Ordinary Shares are quoted for trading on the Nasdaq National Market and reports, proxy statements and other information concerning the Company also may be inspected at the offices of the National Association of Securities Dealers, 9513 Key West Avenue, Rockville, Maryland 20850. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        ----
Report of Independent Auditors........................................................  F-2
Flextronics International Ltd. Consolidated Balance Sheets as of March 31, 1996 and
  1997................................................................................  F-3
Flextronics International Ltd. Consolidated Statements of Operations for the fiscal years ended March 31, 1995, 1996 and 1997...........................................  F-5
Flextronics International Ltd. Consolidated Statements of Shareholders' Equity for the
  fiscal years ended March 31, 1995, 1996 and 1997....................................  F-6
Flextronics International Ltd. Consolidated Statements of Cash Flows for the fiscal years ended March 31, 1995, 1996 and 1997...........................................  F-7
Notes to Consolidated Financial Statements............................................  F-9
Flextronics International Ltd. Condensed Consolidated Balance Sheets as of March 31,
  1997 and September 30, 1997 (unaudited).............................................  F-29
Flextronics International Ltd. Condensed Consolidated Statements of Income for the
  three and six months ended September 30, 1996 and 1997 (unaudited)..................  F-30
Flextronics International Ltd. Condensed Consolidated Statements of Cash Flows for the
  six months ended September 30, 1996 and 1997 (unaudited)............................  F-31
Notes to Condensed Consolidated Financial Statements (unaudited)......................  F-32

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Flextronics International Ltd.

     We have audited the accompanying consolidated balance sheets of Flextronics International Ltd as of March 31, 1996 and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended March 31, 1997. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with United States Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Flextronics International Ltd at March 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended March 31, 1997, in conformity with United States Generally Accepted Accounting Principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 14 of the notes to consolidated financial statements, the 1996 financial statements have been restated to correct the Company's accounting for the acquisition of the Astron Group Limited to conform to United States Generally Accepted Accounting Principles.

/s/ ERNST & YOUNG

ERNST & YOUNG

Singapore
July 31, 1997

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                     ASSETS

                                                                               MARCH 31,
                                                                         ---------------------
                                                                          1996*         1997
                                                                         --------     --------
CURRENT ASSETS:
  Cash.................................................................  $  6,546     $ 23,645
  Accounts receivable, net of allowance for doubtful accounts of $3,576
     and $5,658 at March 31, 1996 and 1997 respectively................    78,114       69,331
  Inventories..........................................................    52,637      106,583
  Other current assets.................................................     3,827       10,361
  Deferred income taxes................................................       260          408
                                                                         --------     --------
Total current assets...................................................   141,384      210,328
                                                                         --------     --------
PROPERTY AND EQUIPMENT:
  Machinery and equipment..............................................    77,771      100,795
  Building.............................................................     5,975       37,758
  Leasehold improvements...............................................    15,491       14,584
                                                                         --------     --------
                                                                           99,237      153,137
  Accumulated depreciation and amortization............................   (37,896)     (42,172)
                                                                         --------     --------
Net property and equipment.............................................    61,341      110,965
                                                                         --------     --------
OTHER NON-CURRENT ASSETS:
  Goodwill, net of accumulated amortization of $2,715 and $3,704, at
     March 31, 1996 and 1997 respectively..............................    13,407       20,865
  Intangible assets, net of accumulated amortization of $850 and
     $2,496, at March 31, 1996 and 1997 respectively...................    12,227       10,469
  Deposits and other...................................................       580        1,812
  Receivables from related party.......................................     2,085        2,554
  Investment in associated company.....................................        --        2,241
                                                                         --------     --------
  Total other non-current assets.......................................    28,299       37,941
                                                                         --------     --------
          TOTAL ASSETS.................................................  $231,024     $359,234
                                                                         ========     ========

---------------

* Restated -- See Note 14

                            See accompanying notes.

                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                               MARCH 31,
                                                                         ---------------------
                                                                          1996*         1997
                                                                         --------     --------
CURRENT LIABILITIES:
  Bank borrowings......................................................  $ 14,379     $111,075
  Current portion of long-term debt....................................    11,073        5,758
     Current portion of capital lease..................................     6,736        6,475
     Accounts payable..................................................    64,625       73,631
     Accrued payroll...................................................     5,606       10,680
     Other accrued liabilities.........................................     5,389       23,039
     Income taxes payable..............................................     2,775        4,171
  Payables to associated company.......................................        --          546
                                                                         --------     --------
Total current liabilities..............................................   110,583      235,375
                                                                         --------     --------
NON CURRENT LIABILITIES:
  Notes payable to shareholders........................................       686          223
  Long-term debt, less current portion.................................     7,554        2,165
  Other payable........................................................    24,184       23,547
  Capital lease, less current portion..................................    10,120       10,137
  Deferred income taxes................................................     4,353        3,710
                                                                         --------     --------
Total non-current liabilities..........................................    46,897       39,782
                                                                         --------     --------
Minority interests.....................................................       485          485
                                                                         --------     --------
SHAREHOLDERS' EQUITY:
  Ordinary Shares, S$.01 par value:
     Authorized -- 100,000,000 shares at March 31, 1996 and 1997
     Issued and outstanding -- 13,213,289 shares at March 31, 1996 and
      13,676,243 shares at March 31, 1997..............................        85           88
     Additional paid-in capital........................................    93,634       95,570
     Accumulated deficit...............................................   (20,660)     (12,066)
                                                                         --------     --------
Total shareholders' equity.............................................    73,059       83,592
                                                                         --------     --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............................  $231,024     $359,234
                                                                         ========     ========

---------------

* Restated -- See Note 14

                            See accompanying notes.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                         YEAR ENDED
                                                                         MARCH 31,
                                                             ----------------------------------
                                                               1995        1996*         1997
                                                             --------     --------     --------
Net sales..................................................  $237,386     $448,346     $490,585
Cost of sales..............................................   214,865      407,457      440,448
                                                             --------     --------     --------
Gross profit...............................................    22,521       40,889       50,137
Selling, general and administrative expenses...............    11,468       18,787       26,765
Goodwill amortization......................................       510          739          989
Intangible assets amortization.............................       245          544        1,646
Provision for plant closings...............................        --        1,254        5,868
Acquired in-process research and development...............        91       29,000           --
                                                             --------     --------     --------
Operating income/(loss)....................................    10,207       (9,435)      14,869
Net interest expense.......................................      (774)      (2,380)      (3,885)
Merger expenses............................................      (816)          --           --
Foreign exchange gain/(loss)...............................      (303)         872        1,168
Income/(loss) from associated company......................      (729)          --          241
Other income/(expense).....................................        34         (398)      (2,718)
                                                             --------     --------     --------
Income/(loss) before income taxes..........................     7,619      (11,341)       9,675
Provision for income taxes.................................     1,463        3,791        2,212
                                                             --------     --------     --------
Net income/(loss)..........................................  $  6,156     $(15,132)    $  7,463
                                                             ========     ========     ========
Earnings per share:
Net income/(loss) per share................................     $0.51       $(1.19)       $0.50
                                                             ========     ========     ========
Weighted average outstanding Ordinary Shares and
  equivalents..............................................    12,103       12,684       14,877
                                                             ========     ========     ========

---------------

* Restated -- See Note 14

                            See accompanying notes.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                 ORDINARY SHARES   ADDITIONAL                  TOTAL
                                                 ---------------    PAID-IN     RETAINED   SHAREHOLDERS'
                                                 SHARES   AMOUNT    CAPITAL     EARNINGS      EQUITY
                                                 ------   ------   ----------   --------   -------------
BALANCE AT MARCH 31, 1994......................  11,304    $ 71     $ 57,430    $(10,798)     $46,703
nCHIP fiscal year conversion...................      --      --           --        (596)        (596)
Issuance of Ordinary Shares....................     300       2          925          --          927
Expenses related to issuance of Ordinary
  Shares.......................................      --      --         (968)         --         (968)
Net income for the year........................      --      --           --       6,156        6,156
Transactions by pooled companies:
Issuance of common stock.......................      --      --           37          --           37
Issuance of preference stock...................      --      --        5,458          --        5,458
                                                 ------     ---      -------    --------      -------
BALANCE AT MARCH 31, 1995......................  11,604    $ 73     $ 62,882    $ (5,238)     $57,717
Issuance of Ordinary Shares for acquisition of
  subsidiaries.................................     305       2        7,443          --        7,445
Issuance of Ordinary Shares....................     304       2        1,007          --        1,009
Sale of shares for cash in public offering.....   1,000       8       23,492          --       23,500
Expenses related to sale of shares for cash in
  public offering..............................      --      --       (1,190)         --       (1,190)
Currency translation adjustments...............      --      --           --        (290)        (290)
Net loss for the year..........................      --      --           --     (15,132)     (15,132)
                                                 ------     ---      -------    --------      -------
BALANCE AT MARCH 31, 1996*.....................  13,213    $ 85     $ 93,634    $(20,660)     $73,059
Issuance of Ordinary Shares and Options........     240       2        1,740          --        1,742
Currency translation adjustments...............      --      --           --         112          112
Net income for the year........................      --      --           --       7,463        7,463
Issuance of common stock for Fine Line Printed
  Circuit Design Inc...........................     223       1          196       1,019        1,216
                                                 ------     ---      -------    --------      -------
BALANCE AT MARCH 31, 1997......................  13,676    $ 88     $ 95,570    $(12,066)     $83,592
                                                 ======     ===      =======    ========      =======

---------------

* Restated -- See Note 14

                            See accompanying notes.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                          YEAR ENDED
                                                                           MARCH 31,
                                                                -------------------------------
                                                                  1995      1996*       1997
                                                                --------   --------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income/(loss)...........................................  $  6,156   $(15,132)  $   7,463
  Adjustments to reconcile net income to cash provided by
     operating activities:
     nCHIP fiscal year conversion.............................      (596)        --          --
     Depreciation and amortization of equipment and leasehold
       improvements...........................................     5,370      9,344      10,940
     Amortization of goodwill.................................       510        739         989
     Amortization of intangible assets........................       245        544       1,646
     Loss/(gain) on disposal of property and equipment........        56       (121)        (85)
     Loss on disposal of investment...........................        --        266          --
     Allowance for doubtful debts.............................     1,211      1,675       2,866
     Allowance for stock obsolescence.........................        43      1,631       4,228
     Loss/(income) from associated company....................       729         --        (241)
     In process research and development written off..........        --     29,000          --
     Provision for plant closure..............................        --      1,254       5,308
     Deferred income taxes....................................       237         84        (791)
     Amortization of discount.................................        --         60         363
     Issuance of non-employee stock options...................        --         --         380
                                                                --------   --------   ---------
                                                                  13,961     29,344      33,066
  Changes in operating assets and liabilities:
     Trade accounts receivable................................   (15,057)   (28,965)      7,007
     Notes receivable.........................................        --       (500)       (586)
     Inventories..............................................    (3,156)   (19,209)     (2,533)
     Other accounts receivable................................    (2,430)     2,889      (5,678)
     Deposits and other.......................................       311       (140)     (1,208)
     Accounts payable.........................................     2,995     14,143       7,991
     Other accrued liabilities................................      (984)       607       6,666
     Income taxes payable.....................................       933      1,121       1,396
     Amount due from associated company.......................        --         --         546
                                                                --------   --------   ---------
       Cash provided by (used for) operating activities.......  $ (3,427)  $   (710)  $  46,667
                                                                --------   --------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.........................  $ (7,536)  $(15,812)  $ (26,984)
  Proceeds from sale of property and equipment................        38        228         816
  Intangibles arising from acquisition of subsidiaries........       (62)        --          --
  Investment in associated company............................        --        886      (3,000)
  Loan to joint venture.......................................    (1,000)        --          --
  Redemption of preference shares in joint venture............     1,730         --          --
  Payment for business acquired, net of cash acquired.........    (3,343)   (15,152)         --
  Repayment of loan from related party........................        --        815          --
  Loan to related party.......................................        --         --        (469)
  Purchase of assets from Ericsson............................        --         --     (82,354)
                                                                --------   --------   ---------
Cash used for investing activities............................   (10,173)   (29,035)   (111,991)
                                                                --------   --------   ---------

                                 (IN THOUSANDS)

                                                                          YEAR ENDED
                                                                           MARCH 31,
                                                                  1995      1996*       1997
                                                                --------   --------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings from banks.......................................     7,000     43,980     152,761
  Repayments to banks.........................................   (16,417)   (31,700)    (56,041)
  Proceeds from long-term debt................................        --      2,873         776
  Repayment of long-term debt.................................        (8)    (1,070)     (1,536)
  Refinancing of lease assets.................................        --         --       3,509
  Repayment of capital lease obligations......................    (4,310)    (5,767)     (7,991)
  Proceeds from issuance of share capital.....................     5,454      1,009       1,362
  Payments on notes payable...................................    (2,535)       (17)    (10,463)
  Proceeds from secondary listing.............................        --     22,310          --
                                                                --------   --------   ---------
     Cash provided by/(used for) financing activities.........   (10,816)    31,618      82,377
                                                                --------   --------   ---------
  Increase (decrease) in cash and cash equivalents............   (24,416)     1,873      17,053
  Effect of exchange rate changes on cash and cash
     equivalents..............................................        --        (78)         46
  Cash and cash equivalents at beginning of period............    29,167      4,751       6,546
                                                                --------   --------   ---------
     Cash and cash equivalents at end of period...............  $  4,751   $  6,546   $  23,645
                                                                ========   ========   =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for:
     Interest.................................................  $    779   $  2,482   $   3,025
     Income taxes.............................................       297      2,656       1,717
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES:
  Equipment acquired under capital lease obligations..........     8,338     11,556       6,387
  Purchase of subsidiaries financed by issuance of 66,908
     ordinary shares valued at $14.019........................        --        938          --
  238,684 ordinary shares valued at $27.262...................        --      6,507          --
  223,321 ordinary shares valued at $25.524...................        --         --       5,700
  Promissory notes valued at $10 million payable in February
     1997.....................................................        --     10,000          --
  Promissory notes valued at $5 million payable in February
     1998.....................................................        --      5,000          --
  Ordinary Shares with a value of $10 million to be issued on
     June 30, 1998............................................        --     10,000          --
  Cash and Ordinary Shares valued at $14.124 million to
     Stephen Rees at the option of the Company due on June 30,
     1998.....................................................        --     14,124      (1,000)
  Contingent earnout of $6.25 million payable to Astron
     shareholders in April 1997...............................        --         --       6,250

---------------

* Restated -- See Note 14

                            See accompanying notes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

1. ORGANIZATION OF THE COMPANY

     Flextronics International Ltd. was incorporated in the Republic of Singapore on May 31, 1990 as Flex Holdings Pte Limited. The subsidiary companies are located in Singapore, Malaysia, Hong Kong, the People's Republic of China, United Kingdom, Mauritius, Sweden and the United States. The Company was incorporated to acquire the Asian and certain U.S. operations of Flextronics Inc. (the "Predecessor"). The Predecessor had been involved in contract manufacturing operations in Singapore since 1982, Hong Kong since 1983 and the People's Republic of China since 1987.

     The Company provides advanced contract manufacturing services to sophisticated original equipment manufacturers (OEMs) in the communications, computer, consumer and medical electronics industries. Flextronics offers a full range of services including product design, printed circuit board (PCB) assembly and fabrication, material procurement, inventory management, final system assembly and test, packaging and distribution.

     The components, subassemblies and finished products manufactured by the Company incorporate advanced interconnect, miniaturization and packaging technologies such as SMT, MCM and COB technologies.

     The Company's fiscal year-end is March 31. The Company follows accounting policies which are in accordance with principles generally accepted in the United States.

2. SUMMARY OF ACCOUNTING POLICIES

  Basis of presentation

     The accompanying consolidated financial statements include the accounts of Flextronics International Ltd. and its subsidiaries (together "the Company"), after elimination of all significant intercompany balances and transactions. Investments in affiliates owned 20% or more and corporate joint ventures in which the Company does not have control, but has the ability to exercise significant management influence over operating and financial policies, are accounted for by the equity method. Other securities and investments are generally carried at cost.

     All dollar amounts included in the financial statements and in the notes herein are U.S. dollars unless designated as Singapore dollars (S$).

  Foreign exchange

     The Company, with the exception of certain subsidiaries, considers the U.S. dollar as its functional currency. This is because the majority of the Company's sales are billed and collected in U.S. dollars, and the majority of the Company's purchases, such as raw materials, are invoiced and paid in U.S. dollars.

     Accordingly, transactions in currencies other than the functional currency are measured and recorded in U.S. dollars using the exchange rate in effect at the date of the transaction. At each balance sheet date, recorded monetary balances that are denominated in currencies other than the functional currency are adjusted to reflect the rate at the balance sheet date. All gains and losses resulting from the remeasurement of accounts denominated in other than the functional currency are reflected in the determination of net income in the year in which they occur.

     For inclusion in the consolidated financial statements, all assets and liabilities of foreign subsidiaries having a functional currency other than the U.S. dollar are translated into U.S. dollars at the exchange rate ruling at the balance sheet date and the results of these foreign subsidiaries are translated into U.S. dollars at the weighted average exchange rates for the period. Exchange differences due to such currency translations are recorded in shareholders' equity.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

  Cash and cash equivalents

     For purposes of statement of cash flows, the Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Property and equipment

     Property and equipment is stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the related assets (two to fifty years).

  Concentration of credit risk

     The Company is a manufacturer of sophisticated electronics for original equipment manufacturers engaged in the computer, medical, consumer and communications industries. Financial instruments which potentially subject the Company to concentration of credit risk are primarily accounts receivable and cash equivalents. The Company performs ongoing credit evaluations of its customers' financial conditions and, generally, requires no collateral from its customers. The Company maintains cash and cash equivalents with various financial institutions. These financial institutions are located in many different geographic locations throughout the world.

     The allowance for doubtful accounts the Company maintains is based upon the expected collectibility of all accounts receivable.

  Goodwill

     Goodwill represents the excess of the purchase price of acquired companies over the fair value of the net assets acquired. Goodwill is amortized on a straight line basis over the estimated life of the benefits received which ranges from ten to twenty-five years. On an annual basis, the Company evaluates recorded goodwill for potential impairment against the current and estimated future operating income before goodwill amortization of the businesses to which the goodwill relates.

                                                                        MARCH 31,
                                                                   -------------------
                                                                    1996        1997
                                                                   -------     -------
        Cost
          Balance at beginning of the year.......................  $ 6,939     $16,122
          Additions..............................................    9,183       8,447
                                                                    ------     -------
          Balance at end of the year.............................   16,122      24,569
                                                                    ------     -------

                                                                        MARCH 31,
                                                                   -------------------
                                                                    1996        1997
                                                                   -------     -------
        Amortization
          Balance at beginning of the year.......................  $ 1,976     $ 2,715
          Charge for the year....................................      739         989
                                                                   -------     -------
          Balance at end of the year.............................    2,715       3,704
                                                                   -------     -------
        Net book value at end of the year........................  $13,407     $20,865
                                                                   =======     =======

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

  Intangible assets

     Intangible assets comprise technical agreements, patents, trademarks, developed technologies and identifiable intangible assets in a subsidiary's assembled work force, its favourable lease and its customer list.

     Technical agreements are being amortized on a straight line basis over periods not exceeding five years. Patents and trademarks are being amortized on a straight line basis over periods not exceeding twenty-five years. Purchased developed technologies are being amortised on a straight line basis over periods not exceeding seven years. The identifiable intangible assets in the subsidiary's assembled work force, its favourable lease and its customer list are amortized on a straight line basis over the estimated life of the benefits received of three to twenty years.

                                                                        MARCH 31,
                                                                   -------------------
                                                                    1996        1997
                                                                   -------     -------
        Cost
          Balance at beginning of the year.....................    $   933     $13,077
          Additions............................................     12,144          --
          Written off during the year..........................         --        (112)
                                                                   -------     -------
          Balance at end of the year...........................     13,077      12,965
                                                                   -------     -------
        Amortization
          Balance at beginning of the year.....................    $   306     $   850
          Charge for the year..................................        544       1,646
                                                                   -------     -------
          Balance at end of the year...........................        850       2,496
                                                                   -------     -------
        Net book value at end of the year......................    $12,227     $10,469
                                                                   =======     =======

  Inventories

     Inventories are stated at the lower of cost or market value. Cost is comprised of direct materials on a first-in-first-out basis and in the case of finished products and work-in-progress includes direct labor and attributable production overheads based on normal levels of activity. The components of inventories are as follows (in thousands):

                                                                       MARCH 31,
                                                                  --------------------
                                                                   1996         1997
                                                                  -------     --------
        Raw materials.........................................    $42,202     $ 70,384
        Work-in-process.......................................     14,049       16,561
        Finished goods........................................        962       25,809
                                                                  -------     --------
                                                                   57,213      112,754
        Less: allowance for obsolescence......................     (4,576)      (6,171)
                                                                  -------     --------
                                                                  $52,637     $106,583
                                                                  =======     ========

  Revenue recognition

     Revenue from product sales and services are recognized on delivery and acceptance of the goods.

  Associated companies

     An associated company is a company, not being a subsidiary, in which the Group has a long-term interest of not less than 20% of the equity and in whose financial and operating policy decisions the Group exercises significant influence.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     The Group's share of the results of associated companies is included in the consolidated statement of operations. Where the audited accounts are not co-terminous with those of the Group, the share of profits is arrived at from the last audited accounts.

     Shares in associated companies are stated in the Company's balance sheet at cost and equity in post-acquisition earnings/(losses). Provision is made for other than temporary declines in values.

  Income taxes

     Income taxes have been provided using the liability method in accordance with SFAS Statement No. 109, "Accounting for Income Taxes".

  Stock based compensation

     The Company has elected to follow APB opinion 25 "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee options because, as discussed below (see note 10), the alternative fair value accounting provided for under SFAS 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognised.

  Research and development

     Research and development costs are recorded as such costs are incurred. Cost of sales included research and development costs of approximately $913,000 and $153,000 in fiscal 1997 and 1996, respectively.

  Net income per share

     Net income per share is computed using the weighted average number of Ordinary Shares and Ordinary Share equivalents outstanding during the respective periods. Ordinary Share equivalents include Ordinary Shares issuable upon the exercise of stock options (using the treasury stock method).

     In February 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share," which is required to be adopted on December 31, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. The impact is expected to result in an increase in primary earnings per share for the years ended March 31, 1995 and 1997 to $0.54 and $0.56 per share, respectively. Statement 128 should have no effect on primary loss per share for the year ended March 31, 1996. The impact of Statement 128 on the calculation of fully diluted earnings per share for these years is not expected to be material.

  Financial statement prepared in accordance with accounting principles accepted in Singapore

     A separate financial statement for the same period has been prepared in accordance with accounting principles accepted in Singapore.

3. BANK BORROWINGS

  Line of Credit

     In March 1997 the Company terminated its $48 million US Dollar line of credit with the group of banks and obtained a new credit facility totalling $175 million representing $105 million revolving credit and $70 million through term loans amortized over a 5 year period and subject to mandatory prepayment provisions. As at March 31, 1997, the Company has utilized $111 million of the new credit facility.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     The lines of credits are collateralized by:

     (a) A floating charge over all the assets and the entire undertaking of the holding company;

     (b) Corporate guarantees from the Company and several of its subsidiaries;

     (c) First fixed charge over the securities and a pledge of the Company's shares in certain of its subsidiaries;

     (d) A lien on all accounts receivable and inventory of the Company and certain of its subsidiaries.

     The new credit facilities require that the Company maintains certain financial ratios and other covenants. In addition, the Company and its subsidiaries are not allowed to declare dividends for distribution out of retained earnings. As at March 31, 1997, the Company was in compliance with its covenants.

     In addition, five of the Company's subsidiaries have obtained from several banks working capital lines of credit, totalling approximately US$10.3 million, representing overdraft facilities, bridging loan, short term cash advances, letters of credit and letters of guarantee and trust receipts. Interest on borrowings is charged within the range 5.75% to 7% per annum.

     As of March 31, 1997, the Group had utilized the following credit facilities under the above lines of credit (in thousands):

        Short term cash advances..........................................  $111,075
        Letters of credits and guarantees.................................  $    985
                                                                            ========

     The remaining unused portion of lines of credit total $64 million.

                                                                         MARCH 31,
                                                                      ---------------
                                                                      1996      1997
                                                                      -----     -----
        The weighted average interest rate per annum on all short
          term borrowings outstanding as at year end are as
          follows:..................................................  6.41%     8.50%
                                                                      =====     =====

4. LONG TERM DEBT

     Long-term debt consisted of the following at March 31, 1996 and 1997.

                                                                       MARCH 31,
                                                                  --------------------
                                                                    1996        1997
                                                                  --------     -------
        Term loan at 4.5%.......................................       333          83
        Mortgage loans at 11.4%.................................     2,244       1,886
        Other loans at 8% -- 9%.................................     1,050         954
        Notes payable to Astron's former shareholders at 8%.....    15,000       5,000
                                                                  --------     -------
                                                                    18,627       7,923
        Less: current portion...................................   (11,073)     (5,758)
                                                                  --------     -------
                                                                  $  7,554     $ 2,165
                                                                  ========     =======

     Maturities of long-term debt for the five years succeeding March 31, 1997 are $5,758 by March 31, 1998, $469 by March 31, 1999, $469 by March 31, 2000,
$469 by March 31, 2001, $469 by March 31, 2002 and the balance thereafter.

     The notes payable is payable to the former shareholders of Astron as part of the purchase consideration.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

5. OTHER PAYABLES

     In accordance to the agreement signed to acquire Astron in February 1996, the Company will issue Ordinary Shares with a value of $10 million to the former Astron shareholders on June 30, 1998.

     In addition the Company agreed to pay $15 million in June 1998 to an entity affiliated with Stephen Rees as a consulting fee subject to certain conditions. In March 1997, the agreement with Mr. Rees' affiliate was revised, the conditions eliminated and the fee was reduced to $14 million. The cash portion of $5 million has been discounted at 8% over the period of the agreement and the remaining $9 million has not been discounted on the basis of the Company's intention to pay that portion in stock. The payment to former Astron shareholders and Mr. Rees' affiliate is interest-free and secured.

     The components of Other Payables are as follows:

                                                                        MARCH 31,
                                                                   -------------------
                                                                    1996        1997
                                                                   -------     -------
        Balance at beginning of the year.........................       --     $24,184
          Additions during the year..............................  $24,124          --
          Amortization of discount...............................       60         363
          Amendment of agreement.................................       --      (1,000)
                                                                   -------     -------
        Balance at end of the year...............................  $24,184     $23,547
                                                                   =======     =======

6. LEASE COMMITMENTS

  Capital Lease

     Following is a schedule by fiscal year, of future minimum lease payments under capital lease obligations for certain machinery and equipment, together with the present value of the net minimum lease payments (in thousands):

     Fiscal Years Ending March 31,

        1998...............................................................  $ 7,749
        1999...............................................................    5,514
        2000...............................................................    3,282
        2001...............................................................    2,164
        2002...............................................................      562
        Thereafter.........................................................       --
                                                                             -------
        Total installment payments.........................................   19,271
        Amount representing interest.......................................   (2,659)
                                                                             -------
        Present value of net installment payments..........................   16,612
        Less: current portion..............................................    6,475
                                                                             -------
        Long-term portion of capital lease.................................  $10,137
                                                                             =======

     Items costing $29,912 (1996: $28,387) with accumulated amortization $11,389 (1996: $8,781) purchased under capital leases have been included in machinery and equipment as of March 31, 1997. Lease amortization is included in depreciation expense.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

  Operating Leases

     The Company leases some of its facilities under operating leases. Future minimum lease payments under operating leases with a term of more than one year are as follows (in thousands):

     Fiscal Years Ending March 31,

                1998...............................................    3,302
                1999...............................................    3,078
                2000...............................................    2,404
                2001...............................................    1,697
                2002...............................................    1,406
                Thereafter.........................................    5,518
                                                                     -------
                                                                     $17,405
                                                                     =======

     The facilities lease of one of the subsidiaries provides for escalating rental payments over the lease period. Rent expense for the lease is being recognized on a straight-line basis over the term of the lease period. Total operating lease expenses were $1,957, $2,211 and $2,593 for the years ended March 31, 1995, 1996 and 1997 respectively.

7. CAPITAL COMMITMENTS

     Two of the subsidiaries, Flextronics (Malaysia) Sdn. Bhd. and Astron Group Limited have contracted to purchase $111 and $10,007 respectively, of fixed assets as of March 31, 1997. These fixed assets have not been delivered and are therefore not provided for in the accounts as of March 31, 1997.

     Astron Group Limited has authorised but not contracted to purchase $28,927 of fixed assets as at March 31, 1997. A commitment of $9,710 has also been made to contribute to a subsidiary of Astron Group Limited in PRC China for construction in progress in relation to the factory in Doumen.

8. INCOME TAXES

     The domestic and foreign components of income/(loss) before taxes are as follows:

                                                                  MARCH 31,
                                                       --------------------------------
                                                        1995         1996        1997
                                                       -------     --------     -------
        Singapore....................................  $(1,529)    $(21,977)    $  (392)
        Foreign......................................    9,148       10,636      10,067
                                                       -------     --------     -------
                                                       $ 7,619     $(11,341)    $ 9,675
                                                       =======     ========     =======

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     Income tax expense consists of the following:

                                                                    MARCH 31,
                                                           ----------------------------
                                                            1995       1996       1997
                                                           ------     ------     ------
        Current:
          Singapore......................................  $  366     $1,441     $1,608
          Foreign........................................     860      2,266      1,395
                                                           ------     ------     ------
                                                            1,226      3,707      3,003
                                                           ------     ------     ------
        Deferred:
          Singapore......................................     237         74       (559)
          Foreign........................................      --         10       (232)
                                                           ------     ------     ------
                                                              237         84       (791)
                                                           ------     ------     ------
                                                           $1,463     $3,791     $2,212
                                                           ======     ======     ======

     Total income tax expense differs from the amount computed by applying the Singapore statutory income tax rate of 26% (1996 and 1995: 26% and 27%) to income before taxes as follows:

                                                                   MARCH 31,
                                                        -------------------------------
                                                         1995        1996        1997
                                                        -------     -------     -------
        Computed expected income taxes................  $ 2,057     $(2,950)    $ 2,516
        Effect of Singapore income tax incentives.....       --         (82)         --
        Effect of losses from non-incentive Singapore
          operations..................................      367       7,822         498
        Effect of foreign operations..................   (1,609)     (1,785)     (2,336)
        Non-deductible items:
          Amortization of goodwill and intangibles....      205         329         436
          Loss on sale of investments.................       --          69          --
          Joint venture losses........................      216          --          --
          Bank commitment fee.........................       --          --         382
        Others........................................      227         388         716
                                                        -------     -------     -------
                                                        $ 1,463     $ 3,791     $ 2,212
                                                        =======     =======     =======

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     The components of deferred income taxes are as follows:

                                                                       MARCH 31,
                                                                 ---------------------
                                                                   1996         1997
                                                                 --------     --------
        Deferred tax liabilities:
          Fixed assets.........................................  $  1,343     $    801
          Intangible assets....................................     3,097        2,751
          Others...............................................       169          237
                                                                 --------     --------
                                                                    4,609        3,789
                                                                 --------     --------
        Deferred tax assets
          Fixed assets.........................................      (207)        (311)
          Provision for stock obsolescence.....................      (683)      (1,364)
          Provision for doubtful debts.........................      (361)      (1,636)
          Net operating loss carry forwards....................   (13,805)     (16,665)
          Unabsorbed capital allowances carry forwards.........      (539)        (606)
          Others...............................................      (611)        (645)
                                                                 --------     --------
                                                                  (16,206)     (21,227)
                                                                 --------     --------
        Valuation allowance....................................    15,690       20,740
                                                                 --------     --------
        Net deferred tax liability.............................  $  4,093     $  3,302
                                                                 ========     ========
        The net deferred tax liability is classified as
          follows:
          Non-current liability................................  $  4,353     $  3,710
          Current asset........................................      (260)        (408)
                                                                 --------     --------
                                                                 $  4,093     $  3,302
                                                                 ========     ========

     The Company's net deferred tax assets consist of the following:

                                                                       MARCH 31,
                                                                 ---------------------
                                                                   1996         1997
                                                                 --------     --------
        Net operating loss carried forward
          UK.................................................       2,596        3,291
          USA................................................      11,020       13,185
          Malaysia...........................................         189          189
        Others...............................................       2,145        4,483
                                                                 --------     --------
        Total deferred tax assets............................      15,950       21,148
        Valuation allowance..................................     (15,690)     (20,740)
                                                                 --------     --------
        Net deferred tax assets..............................    $    260     $    408
                                                                 ========     ========

     At March 31, 1997, the Company had net operating loss carryforwards of approximately $30,663 for U.S. federal income tax purposes which will expire between 2003 and 2011 if not previously utilized. Utilization of the U.S. net operating loss carryforwards may be subject to an annual limitation due to the change in ownership rules provided by the Internal Revenue Code of 1986. This limitation and other restrictions provided by the Internal Revenue Code of 1986 may reduce the net operating loss carryforward such that it would not be available to offset future taxable income of the U.S. subsidiary.

     At March 31, 1997, the Company had net operating loss carryforwards of approximately $9,973 and $632 in U.K. and Malaysia respectively. The utilization of these net operating loss carryforwards is limited to the future operations of the Company in the tax jurisdictions in which such carryforwards arose. These losses carryforward indefinitely.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     The Company has been granted the following tax incentives:

          (i) Investment allowance on approved fixed capital expenditure incurred within 5 years after August 1, 1990 subject to a maximum of $2,700 for its Singapore operations was granted by the Economic Development Board of Singapore. This investment allowance has been utilized by the Company to reduce taxable income of its Singapore subsidiary since 1991. This allowance is however fully utilized at the end of fiscal 1996.

          (ii) Pioneer status granted to one of its Malaysian subsidiary for a period of 5 years under the Promotion of Investment Act, 1986. This pioneer incentive provides a tax exemption on manufacturing income of this subsidiary.

          (iii) Product Export Enterprise incentive for a lower rate for its facility at Shekou. The Company's operations in Shekou is located in a "Special Economic Zone" and is an approved "Product Export Enterprise" which qualifies for a special corporate income tax rate of 10%. This special tax rate is subject to the Company exporting more than 70% of its total value of products manufactured in China. The Company's status as a Product Export Enterprise is reviewed annually by the Chinese government authorities.

     The Company's investments in its plants in Xixiang and Doumen, China fall under the "Foreign Investment Scheme" that entitles the Company to apply for a five-year tax incentive. The Company obtained the incentive for the Doumen plant in December 1995 and the Xixiang plant in October 1996. With the approval, the Company's tax rates on income from these facilities during the incentive period will be 0% in years 1 and 2 and 7.5% in years 3 through 5, commencing in the first profitable year.

     A portion of the Company's sales are carried out by its subsidiary in Labuan, Malaysia where the Company has opted to pay the Labuan tax authorities a fixed amount of US$8 tax each year in accordance with the Labuan tax legislation.

     A portion of the Company's sales are carried out by its subsidiary, an offshore ordinary company, in Mauritius where the tax rate is at 0% for such companies.

     The potential deferred tax asset arises substantially from tax losses available for carry-forward. These tax losses can only be set off against future income of the operations in respect of which the tax losses arose.

     As a result, management is uncertain as to when or whether these operations will generate sufficient profit to realise the deferred tax asset benefit.

9. SHAREHOLDERS' EQUITY

  Exercise of Options

     During the financial year ended March 31, 1997, certain employees exercised their options to purchase 239,633 Ordinary Shares at an exercise price of US$0.77 -- US$24.00 per share.

  Declaration of Dividends

     The Company in a general meeting may by ordinary resolution declare dividends but no dividend will be payable in excess of the amount recommended by the directors. As the Company is incorporated in Singapore, all dividends declared will be denominated in Singapore currency. The Company has not declared any dividends to date.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

  Acquisition of Flextronics International (UK) Limited ("FILUK) (formerly known as Assembly & Automation (Electronics) Limited)

     On April 12, 1995, the Company acquired all the outstanding stock of FILUK in exchange for $2,879 in cash and 66,908 Ordinary Shares of the Company, valued at $14.019 per share.

  Acquisition of Astron Group Limited ("Astron")

     On February 2, 1996, the Company acquired all the outstanding stock of Astron in exchange for $13,440 in cash; 238,684 Ordinary Shares of the Company, valued at $27.262 per share; issuance of a $10 million promissory note due one year after acquisition date; issuance of a $5 million promissory note due two years after acquisition date and the issuance of $10 million of Ordinary Shares of the capital of the Company on June 30, 1998. The promissory notes bear interest at the rate of 8% per annum.

     In addition, the Company will issue $9 million of Ordinary Shares of the Company on June 30, 1998, in accordance to the revised agreement with Mr. Stephen Rees' affiliate in March 1997.

  Acquisition of Fine Line Printed Circuit Design Inc. ("Fine Line")

     On November 25, 1996, the Company acquired all the outstanding stock of Fine Line in exchange for 223,321 Ordinary Shares of the Company, valued at $25.52 per share.

  Foreign Currency Payments in the Company's subsidiaries operating in the People's Republic of China

     The Company's subsidiaries operating in the People's Republic of China are required to obtain approval from the relevant authorities when making foreign currency payments.

  Issuance of non-employee stock options

     On June 3, 1996, the Company issued 20,000 stock options with an exercise price of $31.25 to a customer under a sales agreement with the customer that provided for the issuance of such options upon that customer's reaching a specified sales target.

     These options were valued as of the grant date using the Black-Scholes model. The resulting value of $380,000 was recorded as a discount in the accompanying fiscal 1997 income statement.

10. SHARE OPTION PLANS

     In July 1993, the Company adopted an Executives' Share Option Scheme ("SOS") and an Executives' Incentive Share Scheme ("ISS") for selected management employees of the Company. The Company granted stock options for 344,520 Ordinary Shares exercisable at $2.92 per share (fair market value at date of the grant) under the SOS and stock options for 54,618 Ordinary Shares at S$0.01 per share (fair market value at date of grant was $2.92 per share) under the ISS.

     The Company's 1993 Share Option Plan (the "Plan") that provides for the grant of incentive stock options, automatic option grants and non-statutory stock options to employees and other qualified individuals to purchase Ordinary Shares of the Company. In August 1996 the Company's 1993 Share Option Plan was amended to reserve an additional 500,000 Ordinary Shares for issuance. At March 31, 1997, the Company had reserved 2,000,000 Ordinary Shares for issuance under the Plan.

     In January 1995, the Company acquired nCHIP and thereby assumed the existing nCHIP stock option plan and employee stock options outstanding thereunder. The outstanding nCHIP employee stock options were converted into options to purchase approximately 345,389 of the Company's Ordinary Shares.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     Proforma information regarding net income and earnings per share is required by SFAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to March 31, 1995 under the fair value method of this Statement. The fair value of these options was estimated at the date of grant using the Black-Scholes multiple option pricing model with the following weighted average assumptions: risk-free interest rates ranging from 5.31% to 5.66% and from 5.40% to 5.77% for 1996 and 1997, respectively; a dividend yield of 0.0%, a volatility factor of the expected market price of the Company's common stock of 0.67, and a weighted-average expected life of the option of 0.13 years beyond each respective vesting period.

                                                                           MARCH 31,
                                                                         -------------
                                                                         1996     1997
                                                                         ----     ----
        Options granted 4 year vesting.................................   628      705
        Options granted 2 year vesting.................................    15       15
                                                                         ----     ----
        Total granted..................................................   643      720
                                                                         ====     ====
        Weighted average vesting period (years)........................  3.96     3.96

     The weighted average vesting period is rounded to 4 years.

     The amount of compensation expense recognized under all Flextronics Share Option Plans is $1,453 in 1996 and $3,290 in 1997.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those traded options, and because the changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Had the compensation cost for the Company's stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the SFAS 123, the Company's net income and earnings per share would have been reduced to the proforma amounts indicated below:

                                                                        MARCH 31,
                                                                   -------------------
                                                                     1996        1997
                                                                   --------     ------
        Net income/(loss):
          As reported............................................  $(15,132)    $7,463
          Proforma...............................................   (16,052)     5,380
        Net income/(loss) per share
          Primary
             As reported.........................................  $  (1.19)    $ 0.50
             Proforma............................................     (1.27)      0.36

     Because SFAS 123 is applicable only to awards granted subsequent to December 30, 1994, the proforma effect will not be fully reflected until 1998.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     The following table presents the activity for options.

                                              1995                   1996                   1997
                                      --------------------   --------------------   --------------------
                                                  WEIGHTED               WEIGHTED               WEIGHTED
                                                  AVERAGE                AVERAGE                AVERAGE
                                                  EXERCISE               EXERCISE               EXERCISE
                                       OPTIONS     PRICE      OPTIONS     PRICE      OPTIONS     PRICE
                                      ---------   --------   ---------   --------   ---------   --------
Outstanding -- beginning of year....  1,004,902    $ 3.47    1,026,052    $ 4.76    1,315,970    $12.52
Granted.............................    231,249      8.97      641,783     20.63      721,203     25.10
Exercised...........................   (143,699)     2.96     (304,201)     3.30     (239,633)     5.86
Forfeited...........................    (66,400)     3.88      (47,664)    11.03     (124,629)    17.81
Outstanding -- end of year..........  1,026,052      4.76    1,315,970     12.60    1,672,911     18.57
Exercisable at end of year..........    394,535                414,855                576,896
Weighted average fair value of
  options granted during the year...                 9.67                   9.22                  11.25

11. PROVISION FOR PLANT CLOSURE

     The provision for plant closure of $5,868 in fiscal 1997 relates to the costs incurred in the closure of the Texas facility, the write-off of obsolete equipment at the nChip semiconductor fabrication facility and downsizing the Singapore manufacturing operations. The provision includes $2 million provision for severance payment and $500 provision for the write-off of fixed assets in the Singapore manufacturing facilities. An amount of $2,808 associated with certain obsolete equipment at the Company's nChip and Texas facilities have been written off. The provision also includes severance payments amounting to $560 for the employees of the Texas and nChip facility. The Company has not recorded the remaining costs related to existing leases at the Texas facility as the Company is continuing to use the facility for certain administrative and warehousing functions, and believes it is probable that it will sublease this facility and that the sublease income will not be materially less than the remaining obligations under the lease.

     The provision for plant closure of $1,254 in fiscal 1996 was associated with the write off of certain obsolete equipment at the Company's facilities in Malaysia and Shekou, China.

     The components of plant closure costs are as follows:

                                                                         MARCH 31,
                                                                     -----------------
                                                                      1996       1997
                                                                     ------     ------
        Assets write-off...........................................  $1,254     $3,308
        Severance payment to employees.............................      --      2,560
                                                                     ------     ------
                                                                      1,254      5,868
                                                                     ------     ------
        Severance payment made during the year.....................      --     $  560
                                                                     ======     ======

12. BANK COMMITMENT FEES

     In March 1997, the Company incurred bank commitment fees of $750 which were related to a proposed $100.0 million credit facility. This proposed credit facility was not consummated, and the bank's commitment expired unused at the end of March, 1997. Accordingly, such fees were included in other expense in the fiscal 1997 income statement.

13. RELATED PARTY TRANSACTIONS

     For the year ended March 31, 1997, the Company had net sales of $1,548 to Metcal, Inc., a precision heating instrument company. The Company's Chairman and Chief Executive Officer, Michael E. Marks has a beneficial interest in Metcal, Inc.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     For the year ended March 31, 1996, the Company had net sales of $2,133 to Metcal, Inc.

     Prior to becoming the Company's Chief Officer in January 1994, Michael E. Marks was the President and Chief Executive Officer of Metcal, Inc. Michael E. Marks remained as a director of Metcal, Inc. during the year ended March 31, 1997.

     In March 1997, the Company revised the agreement to pay in June 1998 a $15 million consulting fee to an entity affiliated with Stephen JL Rees Senior Vice President, Worldwide Sales and Marketing. The Company and Mr. Rees agreed to remove the remaining conditions to payment of the fee and to reduce this amount of the fee which remains payable in June 1998 to $14 million.

     For the year ended March 31, 1997, the Company transacted with Croton Ltd and Mayfield International Limited ('Mayfield'), both companies of which Stephen JL Rees has beneficial interests. During the current fiscal year, $118 was paid for services rendered by Croton Ltd under a management service contract. Astron has also rented an office from Mayfield, and rentals charged to Astron during the period amounted to $208. At March 31, 1997 a loan balance in the amount of $2,554 was due from Mayfield. The loan is unsecured, interest bearing at 7.15% per annum and is wholly repayable by February 4, 1999.

14. MERGERS, ACQUISITIONS AND STRATEGIC INVESTMENTS

  Restatement

     The Company has reconsidered its accounting treatment for the acquisition of the Astron Group Limited ("Astron") and a new independent valuation was performed as of the date of the acquisition to address certain matters not addressed in the original valuation. The cost of acquiring Astron has also been changed from amounts previously reported to correct certain errors. The allocation of the revised purchase price to the assets acquired is based on the new valuation report.

     The originally reported consideration paid to acquire Astron at February 2, 1996 and the revised cost are as follows:

                                                              AS ORIGINALLY
                                                                REPORTED        AS RESTATED
                                                              -------------     -----------
        Cash................................................     $13,440          $13,440
        Ordinary shares.....................................       6,507            6,507
        Ordinary shares to be issued June 30, 1998..........      10,000           10,000
        Promissory notes....................................      15,000           15,000
        Contingent ("earnout") consideration................       3,125               --(i)
        Service agreement...................................          --           14,124(ii)
        Direct costs........................................         700              700
                                                                 -------          -------
        Total purchase consideration........................     $48,772          $59,771
                                                                 =======          =======

---------------

(i) Part of the conditions for the contingent earnout have been deemed by management to have been met based on the management accounts of Astron at March 31, 1996, but this amount was not accounted for as required by generally accepted accounting principles where any contingent additional consideration should be disclosed but not recorded as a liability.

(ii) The consultant and service agreement with an affiliate of the former Chairman of Astron ("Service Agreement") required a $15 million payment on June 30, 1998, of which $5 million is payable in cash and the balance in Ordinary Shares. The Service Agreement was originally deemed a contingent compensation agreement. However, no compensation expense was recorded in 1996 and no effect was given in the computation of earnings per share to the portion payable in Ordinary Shares as required by generally accepted accounting principles. On reconsideration, it was determined that the agreement should be accounted for as the payment of purchase consideration. The cash portion is included at its present value as of February 2, 1996, and the stock portion has been included in the computation of

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     earnings per share. This Service Agreement was subsequently revised on March 27, 1997 to remove the remaining conditions to payment of the fee and reduce the amount payable to $14 million.

     In the Company's original accounting for the allocation of the purchase price, certain intangible assets had been identified and valued. However, due to an oversight, no value was recorded. The allocation of the purchase price as originally reported and as reallocated on the basis of the new valuation are as follows:

                                                              AS ORIGINALLY
                                                                REPORTED        AS RESTATED
                                                              -------------     -----------
        Astron's net assets at fair value...................     $16,960          $17,200
        In-process research and development.................      31,562           29,000
        Intangible assets...................................         250           11,910
        Goodwill............................................          --            4,758
        Less: deferred tax liability........................          --           (3,097)
                                                                 -------          -------
        Total...............................................     $48,772          $59,771
                                                                 =======          =======

     The Company has restated its March 31, 1996 financial statements to give effect to the above changes in the consideration, and the new allocation of the purchase price. The $17.4 million net loss previously reported for the year ended March 31, 1996 has been reduced by $2.3 million ($0.20 per share) to give effect to the change in the amount of in-process research and development written off on acquisition offset in part by the amortization of the recorded goodwill and the increase in the acquired intangible assets. The per share amount also includes the effect of restating the weighted average number of outstanding Ordinary Shares and equivalents.

     The effects of the adjustments described above are as follows:

        Restatement of 1996 Net Loss

        Net loss as originally reported...................................    $(17,412)

        Decrease in amount of in-process research and development written
          off.............................................................       2,562
        Increase in:
          Intangible asset amortization...................................        (208)
          Goodwill amortization...........................................         (14)
          Interest expense due from discounting of $5 million cash........         (60)
                                                                              --------
        Net loss as restated..............................................    $(15,132)
                                                                              ========

     The discussion of the Astron acquisition below gives effect to the restatement of the 1996 amounts.

  Current Year

     In November 25, 1996, the Company acquired Fine Line Printed Circuit Design, Inc. ("Fine Line"), a circuit board layout and prototype operation located in San Jose, California. The acquisition was accounted for as a pooling of interests and the Company has issued 223,321 Ordinary Shares in exchange for all of the outstanding capital stock of Fine Line. Prior period financial statements were not restated because the financial results of Fine Line do not have a material impact on the consolidated result.

     On December 20, 1996, the Company acquired 40% of FICO Investment Holding Limited ("FICO") for $5.2 million of which $3 million was paid in December 1996 and the balance payment of $2.2 million which was paid in June 1997 was accrued for in March 1997. The excess of the purchase price over the fair market value of the net tangible assets acquired amounted to $3.2 million which are being amortized over ten years. The Company has an option to purchase the remaining of 60% of FICO in 1998; the consideration for the remaining 60% is dependent on the financial performance of FICO for the period ending December 31, 1997.

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     On March 27, 1997, the Company acquired the manufacturing facilities in Karlskrona, Sweden and related inventory, equipment and assets from Ericsson Business Networks AB ("Ericsson") for $82,354 which was financed by a bank loan. The transaction has been accounted for under the purchase method and accordingly, the purchase price has been allocated to the assets based on their estimated fair market values at the date of acquisition.

     The consolidated financial statements contain the results of the acquired companies from the date of acquisition.

  Previous Years

     On April 12, 1995, the Company acquired all of the issued share capital of Assembly & Automation (Electronics) Limited, a private limited company incorporated in the UK that provides contract manufacture of electronics and telecommunications equipment, for a total consideration of $4.1 million by way of cash and the issuance of 66,908 Ordinary Shares. The transaction has been accounted for under the purchase method, and accordingly, the purchase price has been allocated to the assets and liabilities assumed based upon their estimated fair market values at the date of acquisition. The excess of the purchase price over the fair market value of the net tangible assets acquired aggregated approximately $4.6 million of which $237 was allocated to intangibles which are being amortized on a straight line basis over their estimated useful life of three years. Goodwill is amortized over twenty years.

     On February 2, 1996, the Company acquired all of the issued share capital of Astron Group Limited, a private limited company incorporated in the Hong Kong who is a manufacturer of circuit boards used in electronics and telecommunications, for a consideration of $59.8 million by way of cash; issuance of 238,684 Ordinary Shares and $10 million of Ordinary Shares of the Company on June 30, 1998; and the issuance of promissory notes bearing interest at 8%. The Company had originally agreed to pay an earnout of up to $12.5 million contingent upon Astron meeting certain pre-tax profit for calendar year 1996.

     The transaction was accounted for under the purchase method, and accordingly, the purchase price has been allocated to the assets and liabilities assumed based upon their estimated fair market values at the date of acquisition. The valuation of Astron's in-process research & development was determined by an independent valuation firm to be $29 million, and the Company has written off this $29 million in the consolidated Statement of Operations for the year ended March 31, 1996. The valuation has also resulted in the allocation of $16.7 million to goodwill and identifiable intangible assets. Goodwill of $4.8 million and $11.9 million of identifiable intangible assets principally related to developed technology, customer list, assembly workforce and trademarks were recorded.

     The consulting and service agreements with an affiliate of the former Chairman of Astron, provided for an annual fee, plus a $15 million payment to be made on June 30, 1998 subject to certain terms and conditions. A new agreement was signed between the two parties in March 1997 which reduced the amount to $14 million and removed the original terms and conditions. This revision to the agreement has been accounted for as a reduction in the purchase price and goodwill as of this date of the new agreement.

     In March 1997, management negotiated with Stephen Rees, Chairman of Astron who was representing the former shareholders of Astron, a settlement of the earnout condition of the Astron purchase agreement discussed above, the amount of which was in dispute. Substantially all of the former shareholders of Astron were affiliates of Mr. Rees or members of his family. Concurrently with negotiation of the earnout payment, management and Mr. Rees renegotiated the terms and conditions of the Services Agreement among the Company and an affiliate of Mr. Rees. As a result of these negotiations, management agreed to pay to the former shareholders of Astron an earnout in the amount of $6.25 million, and Mr. Rees agreed to reduce to $14 million, the amount due to the affiliate under the Services Agreement. Because of the contemporaneous nature of these negotiations and the relationship of Mr. Rees to the parties to the agreements, management determined that the resulting adjustments should each be accounted for as an adjustment to the cost of

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

acquiring Astron. Accordingly, $5.25 million has been added in March 1997 to the goodwill acquired. This amount represents the agreed upon $6.25 million payment due under the earnout agreement less the $1.0 million reduction in the amount due under the Services Agreement.

     The consolidated financial statements contain the results of the acquired companies from the date of acquisition.

     In January 1995, the Company acquired nCHIP by the issuance of 2,104,602 ordinary shares of S$0.01 par value each, in exchange for all of the outstanding capital stock of nCHIP. In addition, outstanding nCHIP employee stock options were converted into options to purchase approximately 345,389 of the Company's ordinary shares. The transaction was accounted for as a pooling of interests and therefore, all prior period financial statements presented have been restated as if the acquisition took place at the beginning of such periods.

     nCHIP has a calendar year end and, accordingly, the nCHIP statement of income for the year ended December 31, 1993 have been combined with the Company's statement of income for the fiscal years ended March 1994. Effective April 1, 1994 nCHIP's fiscal year end has been changed from December 31 to March 31 to conform to the Company's fiscal year-end. Accordingly, nCHIP's operations for the three months ended March 31, 1994 including net sales of $2,302 and net loss of $596 have been excluded from consolidated results and have been reported as an adjustment to the April 1, 1994 consolidated retained earnings.

     Separate results of operations for the period prior to the acquisition are as follows:

                                                                           UNAUDITED
                                                                          NINE MONTHS
                                                                             ENDED
                                                                          DECEMBER 31,
                                                                              1994
                                                                          ------------
        Net sales
          Company.......................................................    $163,249
          nCHIP.........................................................       7,623
                                                                            --------
          Combined......................................................    $170,872
                                                                            ========
        Net income
          Company.......................................................    $  7,626
          nCHIP.........................................................      (3,400)
                                                                            --------
          Combined......................................................    $  4,226
                                                                            ========
        Other changes in shareholders' equity
          Company.......................................................    $   (144)
          nCHIP.........................................................       5,287
                                                                            --------
          Combined......................................................    $  5,143
                                                                            ========

     As of December 20, 1994, the Company had a 49% interest in FlexTracker and accounted for this investment using the equity method. On December 30, 1994, the Company acquired the net assets (except the $1.0 million loan made by the joint venture partner, HTS, to FlexTracker) for approximately $3.3 million.

     On March 1, 1994, the Company acquired all of the outstanding stock of FTI, a company that provides high value-added, high quality, just-in-time manufacturing services to original equipment manufacturers in the computer and electronics industry, for approximately $4.0 million. The transaction has been accounted for under the purchase method, and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair market values at the date of acquisition. Such allocation has been based on the valuation by an independent corporate valuation firm. The excess of the purchase price

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

over the fair market value of the net tangible assets acquired resulting in goodwill aggregated approximately $2.4 million and has been allocated to goodwill which is being amortized on a straight-line basis over its estimated useful life of twenty-five years.

     The operating results of FTI are included in the Company's consolidated results of operations from the date of acquisition.

     The following unaudited pro forma information of the Company reflects the results of operations for the years ended March 31, 1995 and 1996 as if the acquisitions of Assembly & Automation (Electronics) Limited and Astron Group Limited had occurred as of April 1, 1994 and as if the acquisitions of the net assets and business of Flextracker and FTI also had, occurred as of April 1, 1994 and after giving effect to certain adjustments including amortization of intangibles and goodwill. The unaudited proforma information does not include the effects of acquiring the Karlskrona Facilities in March 1997 because information relating to its operation prior to the company's acquisition is not available. The unaudited pro forma information is based on the acquired entities' results of operations for the years ended December 31, 1994 and 1995 as the fiscal year end of these entities and the rest of the group are not co-terminus. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisition actually took place at April 1, 1994 or 1995 or of operating results which may occur in the future.

                          YEAR ENDED MARCH 31,                      1995        1996
        --------------------------------------------------------  --------     -------
        Net sales...............................................  $292,219     466,039
        Net income..............................................      (872)*    11,977*
        Net income per share....................................     (0.07)       0.89

---------------

* Excludes the effects of the write-off of $29,000 of in-process research and development at the date of the acquisition of Astron.

15. SEGMENT REPORTING

     The Company operates in one primary business segment -- providing sophisticated electronics assembly and turnkey manufacturing services to a select group of original equipment manufacturers engaged in the computer, medical, consumer electronics and communications industries. Sales to major customers who accounted for more than 10% of net sales were as follows:

                                                                      MARCH 31,
                                                               ------------------------
                              CUSTOMER                         1995     1996      1997
        -----------------------------------------------------  ----     -----     -----
        Visioneer............................................  1.70%    13.14%     7.00%
        Lifescan.............................................  20.1%    14.10%    13.34%
        Global Village.......................................  4.50%    10.50%     8.26%
        U.S. Robotics........................................  0.00%     0.00%    10.63%

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

     Sales for similar classes of products within the Company's business segment is presented below (in thousands):

                                                                 MARCH 31,
                                                     ----------------------------------
                       PRODUCT TYPE                    1995         1996         1997
        -------------------------------------------  --------     --------     --------
        Medical....................................  $ 49,152     $ 78,322     $ 89,682
        Computer...................................    77,419      220,930      250,498
        Telecommunication..........................    43,399       60,466       75,947
        PCB........................................        --        4,485       28,470
        Industrial.................................        --        9,664        6,832
        Consumer products..........................    47,515       23,858       12,495
        MCMs.......................................  11,847..       19,817       19,214
        Others.....................................     8,054       30,804        7,447
                                                     --------     --------     --------
                                                     $237,386     $448,346     $490,585
                                                     ========     ========     ========

     A summary of the Company's operations by geographical area for the three years ended March 31, 1995, 1996 and 1997 was as follows (in thousands):

                                                                 MARCH 31,
                                                     ----------------------------------
                       PRODUCT TYPE                    1995         1996         1997
        -------------------------------------------  --------     --------     --------
        NET SALES:
          Singapore:
             Unaffiliated customers
               Domestic............................  $  3,596     $    653     $  1,401
               Export..............................     7,358        9,277          851
             Intercompany..........................    67,572       77,899       88,054
                                                     --------     --------     --------
                                                       78,526       87,829       90,306
          Hong Kong/China/Mauritius:
             Unaffiliated customers
               Domestic............................    17,757       11,838       11,398
               Export..............................        --        2,980       21,203
             Intercompany..........................    29,353       60,780      129,162
                                                     --------     --------     --------
                                                       47,110       75,598      161,763
          USA/Europe/Mexico:
             Unaffiliated customers
               Domestic............................  $ 50,506     $207,961     $208,225
               Export..............................        --       13,767        2,431
             Intercompany..........................        --           27            9
                                                     --------     --------     --------
                                                       50,506      221,755      210,665
          Malaysia:
             Unaffiliated customers
               Domestic............................        --           --           --
               Export..............................   158,168     $201,870     $245,075
             Intercompany..........................         4           --           --
                                                     --------     --------     --------
                                                      158,172      201,870      245,075
        Eliminations...............................   (96,928)    (138,706)    (217,224)
                                                     --------     --------     --------
                                                     $237,386     $448,346     $490,585
                                                     ========     ========     ========

           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION
                          UNLESS OTHERWISE INDICATED)

                                                                 MARCH 31,
                       PRODUCT TYPE                    1995         1996         1997
        -------------------------------------------  --------     --------     --------
        INCOME/(LOSS) FROM OPERATIONS:
          Singapore................................  $     90     $(25,334)    $   (184)
          Hong Kong/China/Mauritius................       638       (6,110)       4,787
          USA/Mexico...............................    (1,290)       4,570       (5,531)
          Europe...................................        15       (1,514)      (1,829)
          Malaysia.................................    10,754       18,953       17,626
                                                     --------     --------     --------
                                                     $ 10,207     $ (9,435)    $ 14,869
                                                     ========     ========     ========

                                                                 MARCH 31,
                                                     ----------------------------------
                       PRODUCT TYPE                    1995         1996         1997
                                                     --------     --------     --------
        IDENTIFIABLE ASSETS:
          Singapore................................  $ 23,426     $ 48,434     $ 50,118
          Hong Kong/China/Mauritius................    17,020       50,284       68,695
          USA/Mexico...............................    26,354       73,552       74,884
          Europe...................................        22       11,060      116,919
          Malaysia.................................    49,295       47,694       48,618
                                                     --------     --------     --------
                                                     $116,117     $231,024     $359,234
                                                     ========     ========     ========

     Geographic revenue transfers are based on selling prices to unaffiliated companies, less discounts. Income (loss) from operations is net sales less operating expenses, goodwill amortization and provision for plant closings, but prior to interest or other expenses and income taxes.

     The Company's subsidiaries, with the exception of Astron Group Limited, are interdependent and are not managed for stand alone results. Certain operational functions for the entire Company, such as marketing and administration, may be carried out by a subsidiary in one country. In addition, the Company may from time to time shift responsibilities from a subsidiary in one country to a subsidiary in another country, thereby changing the operating results of the impacted subsidiaries but not the Company as a whole. For these reasons, the Company believes that changes in results of operations in the individual countries in which it operates are not necessarily reflective of material changes in the Company's overall results.

                        PART I -- FINANCIAL INFORMATION

                FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                      SEPTEMBER 30,     MARCH 31,
                                                                          1997            1997
                                                                      -------------     ---------
                                                                       (UNAUDITED)
                                                                            (IN THOUSANDS)
Current assets
  Cash............................................................      $  17,825       $  23,645
  Accounts receivable, net........................................         90,270          69,331
  Inventories.....................................................        112,906         106,583
  Other current assets............................................         18,055          10,769
                                                                         --------        --------
          Total current assets....................................        239,056         210,328
                                                                         --------        --------
Property and equipment
  At cost.........................................................        196,147         153,137
  Accumulated depreciation........................................        (48,540)        (42,172)
                                                                         --------        --------
  Net property and equipment......................................        147,607         110,965
                                                                         --------        --------
Other non-current assets..........................................         39,637          37,941
                                                                         --------        --------
          Total Assets............................................      $ 426,300       $ 359,234
                                                                         ========        ========

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Bank borrowings.................................................      $  81,500       $ 111,075
  Current portion of capital lease and long-term debt.............         10,727          12,233
  Accounts payable................................................         96,683          73,631
  Other current liabilities.......................................         62,993          38,436
                                                                         --------        --------
  Total current liabilities.......................................        251,903         235,375
                                                                         --------        --------
Long term debt, less current portion..............................         66,680           2,165
Other long term payable...........................................             --          23,547
Obligations under capital leases and deferred income taxes........         10,750          13,847
Notes payable to shareholders.....................................            115             223
Minority interest.................................................            485             485
Shareholders' equity Ordinary shares, $0.01 par value:
  Authorized -- 100,000,000 shares at September 30, 1997 and March
     31, 1997
  Issued and outstanding -- 13,806,855 shares at September 30,
     1997 and 13,676,243 shares at March 31, 1997.................             89              88
  Additional paid-in capital......................................         96,559          95,570
  Accumulated deficit.............................................           (281)        (12,066)
                                                                         --------        --------
  Total shareholders' equity......................................         96,367          83,592
                                                                         --------        --------
          Total Liabilities and Shareholders' Equity..............      $ 426,300       $ 359,234
                                                                         ========        ========

           See notes to condensed consolidated financial statements.

                FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                   THREE MONTHS ENDED         SIX MONTHS ENDED
                                                      SEPTEMBER 30,             SEPTEMBER 30,
                                                  ---------------------     ---------------------
                                                    1997         1996         1997         1996
                                                  --------     --------     --------     --------
                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Net sales.......................................  $210,087     $122,470     $406,970     $240,359
Costs and expenses:
  Cost of sales.................................   188,806      108,207      366,018      214,350
  Selling, general and administrative
     expenses...................................     9,467        6,568       20,016       12,179
  Goodwill and intangible assets amortization...     1,006          660        1,748        1,319
  Interest expense, net.........................     4,169        1,078        7,116        2,127
  Other income, net.............................      (803)         (40)      (1,418)        (573)
                                                  --------     --------     --------     --------
                                                   202,645      116,473      393,480      229,402
Income before income taxes......................     7,442        5,997       13,490       10,957
Provision for income taxes......................       917          859        1,653        1,622
                                                  --------     --------     --------     --------
Net income......................................     6,525        5,138       11,837        9,335
                                                  ========     ========     ========     ========
Earnings per share:
  Net income per share..........................  $   0.43     $   0.36     $   0.78     $   0.65
                                                  ========     ========     ========     ========
Weighted average ordinary shares and
  equivalents...................................    15,152       14,277       15,107       14,372
                                                  ========     ========     ========     ========

           See notes to condensed consolidated financial statements.

                FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                           SIX MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1997         1996
                                                                         --------     --------
                                                                            (IN THOUSANDS)
Net cash provided by operating activities..............................  $ 19,131     $ 17,880
                                                                         --------     --------
Investing activities:
  Purchases of property and equipment..................................   (43,950)     (12,511)
  Proceeds from sale of property and equipment.........................       177           70
  Payment for Astron earnout...........................................    (6,250)          --
  Remaining payment to FICO for 40% interest...........................    (2,200)          --
  Other investment.....................................................    (2,000)          --
                                                                         --------     --------
Net cash used for investing activities.................................   (54,223)     (12,441)
                                                                         --------     --------
Financing activities:
  Proceeds from bank borrowings........................................   147,000        3,553
  Repayment of bank borrowings.........................................  (111,075)          --
  Repayment of capital lease obligations...............................    (5,820)      (2,518)
  Repayment of long-term debt..........................................    (1,101)        (517)
  Proceeds from loan to related party..................................        17        1,381
  Repayment of notes payable...........................................      (108)        (306)
  Net proceeds from issuance of share capital..........................       989          650
                                                                         --------     --------
Net cash provided by financing activities..............................    29,902        2,243
                                                                         --------     --------
Effect of exchange rate changes on cash................................      (630)          --
                                                                         --------     --------
Net increase/(decrease) in cash........................................    (5,820)       7,682
Cash, beginning of period..............................................    23,645        6,546
                                                                         --------     --------
Cash, end of period....................................................  $ 17,825     $ 14,228
                                                                         ========     ========

           See notes to condensed consolidated financial statements.

                FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending March 31, 1998.

NOTE B -- INVENTORIES

     Inventories consist of the following:

                                                          SEPTEMBER 30,     MARCH 31,
                                                              1997            1997
                                                          -------------     ---------
                                                                (IN THOUSANDS)
            Raw materials...............................    $  90,335       $  64,213
            Work-in-process.............................       20,740          16,561
            Finished goods..............................        1,831          25,809
                                                             --------        --------
            Total.......................................    $ 112,906       $ 106,583
                                                             ========        ========

NOTE C -- SUBSEQUENT EVENTS

     On October 8, 1997, the Company completed an equity offering of 2,185,000 Ordinary Shares including 285,000 shares issued upon the exercise of the underwriters' over-allotment option. The net proceeds from this offering were approximately $96.0 million.

     On October 15, 1997, the Company completed the sale of $150 million in senior subordinated notes due 2007. The notes bear interest at 8.75% per annum.

     On October 20, 1997, the Company entered into an exchange agreement with Neutronics Electronic Industries Holding AG (Neutronics), an Austrian PCB assembly company with operations in Austria and Hungary. Under this exchange agreement, 92% of the outstanding shares of Neutronics were exchanged for 2,806,000 Ordinary Shares of Flextronics International Ltd on October 30, 1997. The acquisition will be accounted for as a pooling-of-interests. The combined company will incur expenses of approximately $4.0 million during the fiscal quarter ending December 31, 1997 associated with this transaction.

NOTE D -- RECENT ACCOUNTING PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share". SFAS No. 128 establishes a different method of computing net income per share than is currently required under the provisions of Accounting Principles Board Opinion No. 15. Under SFAS No. 128, the Company will be required to present both basic net income per share and diluted net income per share.

     The Company plans to adopt SFAS No. 128 in its third fiscal quarter ending December 31, 1997 and at that time all historical net income per share data presented will be restated to conform to the provisions of SFAS No. 128. Under the provisions of SFAS 128, basic net income per share for the three month periods ended September 30, 1997 and September 30, 1996, would have been $0.47 and $0.39, respectively and basic

                FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

net income per share for the six month periods ended September 30, 1997 and September 30, 1996 would have been $0.86 and $0.70, respectively. The primary net income per share presented herein is equal to the diluted net income per share calculated in accordance with SFAS No. 128.

     In February 1997, FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure", which will be adopted by the Company in the fourth quarter of 1998. SFAS No. 129 requires companies to disclose certain information about their capital structure. The Company does not anticipate that SFAS No. 129 will have a material impact on its financial statements.

     In July 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years ending after December 15, 1997. The Company does not anticipate that SFAS No. 130 will have a material effect on its financial position, results of operations, or cash flows.

     In June 1997, FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information", which is effective for fiscal years beginning after December 15, 1997. The Company does not anticipate that SFAS No. 131 will have a material impact on its financial statements.

NOTE E -- NET INCOME PER SHARE

     Net income per share for each period is calculated by dividing net income by the weighted average shares of common stock and common stock equivalents outstanding during the period using the treasury stock method. Common stock equivalents consist of shares issuable upon the exercise of outstanding common stock options and warrants. Fully diluted net income per share is substantially the same as primary net income per share.

======================================================

     NO DEALER, SALES REPRESENTATIVE, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE NOTES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Summary...............................    2
Risk Factors..........................    9
Enforcement of Civil Liabilities......   21
Use of Proceeds.......................   21
Capitalization........................   22
Selected Financial Data...............   23
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   25
Business..............................   38
Management............................   49
Executive Compensation................   51
Description of the Credit Facility....   54
The Exchange Offer....................   56
Description of the Notes..............   63
Certain Tax Considerations............   89
Plan of Distribution..................   91
Legal Matters.........................   92
Independent Auditors..................   92
Available Information.................   92

======================================================
======================================================

                         Flextronics International Logo

                                  FLEXTRONICS
                               INTERNATIONAL LTD.
                                  $150,000,000
                         ------------------------------

                                   PROSPECTUS
                         ------------------------------

                               DECEMBER   , 1997

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Article 155 of the Company's Articles of Association provides that, subject to the Companies Act, every director or officer shall be entitled to be indemnified by the Company against all liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and (i) in which judgment is given in his favor (or the proceedings otherwise disposed of without finding or admission of any material breach of duty), (ii) in which he is acquitted or (iii) in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court and further, that no director or other officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for the Company or for the insufficiency or deficiency of any security upon which any of the monies of the Company are invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects are deposited or for any other loss or misfortune which happens in the execution of his duties unless the same happens through his own negligence, willful default, breach of duty or breach of trust. Section 172 of the Companies Act prohibits a company from indemnifying its directors or officers against liability which by law would otherwise attach to them in respect of any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to a Company, except to the extent permitted under Article 155 of the Company's Articles of Association, and any such indemnity is void and unenforceable. The Company has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Company's officers and directors with indemnification to the maximum extent permitted by the Companies Act.

     The Company has obtained a policy of directors' and officers' liability insurance that will insure directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

EXHIBIT
NUMBER                                       EXHIBIT TITLE
------     ---------------------------------------------------------------------------------
  2.1      Agreement and Plan of Reorganization dated as of September 12, 1994 among the
           Registrant, nCHIP Acquisition Corporation and nCHIP (the "Reorganization
           Agreement"). Certain Disclosure Schedules of nCHIP and the Registrant setting forth various exceptions to the representations and warranties pursuant to the
           Reorganization Agreement have been omitted. The Company agrees to furnish supple=mentally a copy of any omitted schedule to the Commission upon request.
           (Incorporated by reference to Exhibits 2.1 through 2.6 of the Registrant's registration statement on Form S-4, No. 33-85842.)
  2.2      Amendment No. 1 to the Reorganization Agreement dated as of December 8, 1994 among the Registrant, nCHIP Acquisition Corporation and nCHIP. (Incorporated by
           reference to Exhibit 2.7 of the Registrant's registration statement on Form S-4.
           No. 3385842.)
  2.3      Share Purchase Agreement dated as of April 12, 1995 among the Registrant, A&A and all of the shareholders of A&A. (Incorporated by reference to Exhibit 2.1 of the
           Registrant's Current Report on Form 8-K for the event reported on April 12,
           1995.)
  2.4      Asset Sale Agreement dated December 29, 1994 between FlexTracker Sdn. Bhd. and
           Flextronics Malaysia Sdn. Bhd. (Incorporated by reference to Exhibit 10.19 of the
           Registrant's registration statement on Form S-4, No. 33-85842.)

EXHIBIT
NUMBER                                       EXHIBIT TITLE
------     ---------------------------------------------------------------------------------
  2.5      Agreement among the Registrant, Alberton Holdings Limited and Omac Sales Limited
           dated as of January 6, 1996. (Incorporated by reference to Exhibit 2.1 of the
           Registrant's Current Report on Form 8-K for the event reported on February 2,
           1996.)
  2.6      Asset Transfer Agreement between Ericsson Business Networks AB and Flextronics
           International Sweden AB dated as February 12, 1997. Certain schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request. (Incorporated by reference to Exhibit
           2.6 of the Registrant's registration statement on Form S-3, No. 333-21715.)
  2.7      Exchange Agreement dated October 19, 1997 by and among Registrant, Neutronics
           Electronic Industries Holding A.G. and the named Shareholders of Neutronics
           Electronic Industries Holding A.G. (Incorporated by reference to Exhibit 2 of the
           Registrant's Current Report on Form 8-K for event reported on October 30, 1997.)
  3.1      Memorandum of Association of the Registrant. (Incorporated by reference to
           Exhibit 3.1 of the Registrant's registration statement on Form S-1, No.
           33-74622.)
  3.2      Articles of Association of the Registrant. (Incorporated by reference to Exhibit
           3.2 of the Registrant's registration statement on Form S-4, No. 33-85842.)
  4.1      Indenture dated as of October 15, 1997 between Registrant and State Street Bank and Trust Company of California, N.A., as trustee. (Incorporated by reference to
           Exhibit 10.1 of the Registrant's Current Report on Form 8-K for event reported on
           October 15, 1997.)
  5.1**    Opinion and Consent of Allen & Gledhill with respect to the Ordinary Shares being registered.
 10.1      Form of Indemnification Agreement between the Registrant and its Directors and certain officers. (Incorporated by reference to Exhibit 10.1 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.2      1993 Share Option Plan. (Incorporated by reference to Exhibit 10.2 of the
           Company's registration statement on Form S-1, No. 33-74622.
 10.3      Executives' Share Option Scheme, as amended. (Incorporated by reference to
           Exhibit 10.3 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.4      Executives' Incentive Share Scheme, as amended. (Incorporated by reference to
           Exhibit 10.4 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.5      nCHIP, Inc. Amended and Restated 1988 Stock Option Plan. (Incorporated by
           reference to Exhibit 10.5 of the Company's registration statement on Form S-4,
           No. 33-85842.)
 10.6*     Agreement to Grant Options dated as of June 9, 1995 between the Company and
           Lifescan. (Incorporated by reference to Exhibit 10.7 of the Company's Annual
           Report on Form 10-K for the fiscal year ended March 31, 1995.)
 10.7      Lease Agreement dated as of October 1, 1994 among Shenzhen Xinan Industrial
           Shareholdings Limited, Flextronics Industrial (Shenzhen) Limited and Flextronics
           Singapore Pte Ltd. (Incorporated by reference to Exhibit 10.25 of the Company's
           Annual Report on Form 10-K for the fiscal year ended March 31, 1995).
 10.8      Lease Agreement dated as of January 2, 1995 between Shenzhen Xinan Industrial
           Shareholdings Limited and Flextronics Industrial (Shenzhen) Limited.
           (Incorporated by reference to Exhibit 10.25 of the Company's Annual Report on
           Form 10-K for the fiscal year ended March 31, 1995.)
 10.9      Services Agreement between the Registrant and Stephen Rees dated as of January 6,
           1996. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K for the event reported on February 2, 1996.)

EXHIBIT
NUMBER                                       EXHIBIT TITLE
------     ---------------------------------------------------------------------------------
 10.10     Supplemental Services Agreement between Astron and Stephen Rees dated as of
           January 6, 1996. (Incorporated by reference to Exhibit 10.2 of the Company's
           Current Report on Form 8-K for the event reported on February 2, 1996.)
 10.11     Promissory Note dated April 17, 1995 executed by Michael E. Marks in favor of
           Flextronics Technologies, Inc. (Incorporated by reference to Exhibit 10.34 to the
           Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995.)
 10.12     Service Agreement dated July 8, 1993 between the Registrant and Dennis P.
           Stradford. (Incorporated by reference to Exhibit 10.36 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.13     Service Agreement dated July 8, 1993 between the Registrant and Tsui Sung Lam.
           (Incorporated by reference to Exhibit 10.37 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.14     Service Agreement dated July 8, 1993 between the Registrant and Goh Chan Peng.
           (Incorporated by reference to Exhibit 10.38 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.15*    Printed Circuit Board Assembly Services Agreement between Lifescan Inc., a
           Johnson & Johnson Company, and the Registration dated November 1, 1992.
           (Incorporated by reference to Exhibit 10.41 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.16     Tenancy of Flatted Factory Unit dated February 28, 1996 between Jurong Town
           Corporation and the Registrant. (Incorporated by reference to Exhibit 10.44 of the Company's Annual Report on Form 10-K for fiscal year ended March 31, 1990.)
 10.17     Tenancy of Flatted Factory Unit dated May 14, 1993 between Jurong Town
           Corporation and the Registrant. (Incorporated by reference to Exhibit 10.45 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.18     Flextronics Asia U.S.A. 401(k) plan. (Incorporated by reference to Exhibit 10.52 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.19     Acquisition and Subscription Agreement dated June 30, 1993 between FI Liquidating
           Company, Inc., Asian Oceanic Nominees and Custodians Limited, N.T. Butterfield
           Trustee (Bermuda) Limited, Overseas Asset Holdings, Inc., JF Asia Select Limited,
           the Executive Representative, Flex Holdings Pte Limited, CLG Partners, L.P. and
           the Liquidators of Asian Oceanic Nominees and Custodians Limited. (Incorporated
           by reference to Exhibit 10.53 of the Company's registration statement on Form
           S-1, No. 33-74622.)
 10.20     Revolving Credit and Term Loan Agreement dated as of March 27, 1997 among the
           Company, The First National Bank of Boston, as Agent, and the other lending institutions listed on Schedule 1 attached thereto. The Company agrees to furnish a copy of the omitted schedule to the Commission upon request. (Incorporated by reference to Exhibit 5(a) of the Company's Current Report on Form 8-K for the
           event reported on March 27, 1997.)
 10.21     Revolving Credit Agreement dated as of March 27, 1997 among Flextronics
           International USA, Inc., The First National Bank of Boston, as Agent, and the
           other lending institutions listed of Schedule 1 attached thereto. (Incorporated by reference to Exhibit 5(b) of the Company's Current Report on Form 8-K for the
           event reported on March 27, 1997.)
 10.22     Employment and Noncompetition Agreement dated as of April 30, 1997 between
           Flextronics International Sweden AB and Ronny Nilsson. (Incorporated by reference to Exhibit 10.29 of the Company's Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.23     Services Agreement dated as of April 30, 1997 between Flextronics International
           USA, Inc. and Ronny Nilsson. (Incorporated by reference to Exhibit 10.30 of the
           Company's Annual Report on Form 10-K for fiscal year ended March 31, 1997.)

EXHIBIT
NUMBER                                       EXHIBIT TITLE
------     ---------------------------------------------------------------------------------
 10.24     Promissory Note dated April 15, 1997 executed by Ronny Nilsson in favor of
           Flextronics International USA, Inc. (Incorporated by reference to Exhibit 10.31 of the Company's Annual Report on Form 10-K for fiscal year ended March 31,
           1997.)
 10.25     Letter Agreement dated March 27, 1997 among the Company, Astron Technologies
           Limited, Croton Technology Ltd. and Stephen Rees regarding the termination of the
           Services Agreement. (Incorporated by reference to Exhibit 10.32 of the Company's
           Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.26     Letter Agreement dated March 27, 1997 between Astron Group Limited and Stephen
           Rees regarding the termination of the Supplemental Services Agreement.
           (Incorporated by reference to Exhibit 10.33 of the Company's Annual Report on
           Form 10-K for fiscal year ended March 31, 1997.)
 10.27     Services Agreement between Flextronics Singapore Pte Limited and Goh Chan Peng effective as of April 1, 1997. (Incorporated by reference to Exhibit 10.34 of the
           Company's Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.28     Services Agreement between Astron Technologies Limited and Goh Chan Peng effective as of April 1, 1997. (Incorporated by reference to Exhibit 10.35 of the
           Company's Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.29     Services Agreement between Astron Technologies Limited and Tsui Sung Lam effective as of April 1, 1997. (Incorporated by reference to Exhibit 10.36 of the
           Company's Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.30     Services Agreement between Flextronics Singapore Pte Limited and Tsui Sung Lam effective as of April 1, 1997. (Incorporated by reference to Exhibit 10.37 of the
           Company's Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.31     First Amendment to Revolving Credit and Term Loan Agreement dated as of May 19,
           1997 among the Company, BankBoston, N.A. (formerly known as The First National
           Bank of Boston), as Agent, and the other lending institutions listed on Schedule
           1 attached thereto. (Incorporated by reference to Exhibit 10.38 of the Company's
           Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.32     First Amendment to Revolving Credit Agreement dated as of May 19, 1997 among
           Flextronics International USA, Inc., BankBoston, N.A., as Agent, and the other lending institutions listed on Schedule 1 attached thereto. (Incorporated by reference to Exhibit 10.39 of the Company's Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.33     Second Amendment to Revolving Credit and Term Loan Agreement dated as of June 30,
           1997 among the Company, BankBoston, N.A., as Agent, and the other lending institutions listed on Schedule 1 attached thereto. (Incorporated by reference to
           Exhibit 10.40 of the Company's Annual Report on Form 10-K for fiscal year ended
           March 31, 1997.)
 10.34     Second Amendment to Revolving Credit Agreement dated as of June 30, 1997 among
           Flextronics International USA, Inc., BankBoston N.A. as Agent, and the other lending institutions listed on Schedule 1 attached thereto. (Incorporated by reference to Exhibit 10.41 of the Company's Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.35**   Loan Agreement between Flextronics International USA, Inc. as lender, and Michael
           E. Marks, as borrower dated November 6, 1997.
 10.36**   Secured Full Recourse Promissory Note, dated November 6, 1997, executed by
           Michael E. Marks in favor of Flextronics International USA, Inc.
 12.1**    Statement regarding computation of ratios ratio of EBITDA to Interest Expense.
 12.2**    Statement regarding computation of ratio of Total Debt to EBITDA.
 12.3**    Statement regarding computation of ratio of earnings to Fixed Charges.

EXHIBIT
NUMBER                                       EXHIBIT TITLE
------     ---------------------------------------------------------------------------------
 21.1**    Subsidiaries of Registrant.
 23.1***   Consent of Independent Accountants.
 23.2      Consent of Allen & Gledhill (included in Exhibit 5.1).
 24.1      Power of Attorney (included in the signature page of this Registration
           Statement).
 25.1**    Statement of Eligibility of Trustee.


---------------

*   Confidential treatment requested for portions of agreement.


**  Previously filed.



*** To be filed by Amendment.


ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) (i) that is filed pursuant to paragraph (1) immediately preceding, or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on November 26, 1997.


                                          FLEXTRONICS INTERNATIONAL LTD.


                                          By:     /s/ ROBERT R.B. DYKES

                                            ------------------------------------

                                                     Robert R.B. Dykes


                                                  Senior Vice President of


                                                 Finance and Administration



     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registrant's registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



              SIGNATURE                               TITLE                        DATE
-------------------------------------    -------------------------------    ------------------

        */s/ MICHAEL E. MARKS            Chairman of the Board, and         December 19, 1997
-------------------------------------    Chief Executive Officer
          Michael E. Marks               (principal executive officer)

         */s/ TSUI SUNG LAM              President, Chief Operating         December 19, 1997
-------------------------------------    Officer and Director
            Tsui Sung Lam
        /s/ ROBERT R.B. DYKES            Senior Vice President of           December 19, 1997
-------------------------------------    Finance and Administration and
          Robert R.B. Dykes              Director (principal financial
                                         and accounting officer)

       */s/ STEPHEN J.L. REES            Chairman, Astron Group Limited     December 19, 1997
-------------------------------------    Director
          Stephen J.L. Rees

       */s/ MICHAEL J. MORITZ            Director                           December 19, 1997
-------------------------------------
          Michael J. Moritz

        */s/ RICHARD L. SHARP            Director                           December 19, 1997
-------------------------------------
          Richard L. Sharp

         */s/ PATRICK FOLEY              Director                           December 19, 1997
-------------------------------------
            Patrick Foley

          */s/ ALAIN AHKONG              Director                           December 19, 1997
-------------------------------------
            Alain Ahkong

        */s/ SHING LEONG HUI             Director                           December 19, 1997
-------------------------------------
           Shing Leong Hui

     *By: /s/ ROBERT R.B. DYKES
-------------------------------------
          Robert R.B. Dykes
          Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT                                                                          SEQUENTIALLY
NUMBER                           DESCRIPTION OF DOCUMENT                         NUMBERED PAGE
------     --------------------------------------------------------------------  -------------
  2.1      Agreement and Plan of Reorganization dated as of September 12, 1994 among the Registrant, nCHIP Acquisition Corporation and nCHIP (the
           "Reorganization Agreement"). Certain Disclosure Schedules of nCHIP
           and the Registrant setting forth various exceptions to the representations and warranties pursuant to the Reorganization
           Agreement have been omitted. The Company agrees to furnish supple=mentally a copy of any omitted schedule to the Commission upon request. (Incorporated by reference to Exhibits 2.1 through 2.6 of the Registrant's registration statement on Form S-4, No.
           33-85842.)
  2.2      Amendment No. 1 to the Reorganization Agreement dated as of December
           8, 1994 among the Registrant, nCHIP Acquisition Corporation and
           nCHIP. (Incorporated by reference to Exhibit 2.7 of the Registrant's registration statement on Form S-4. No. 3385842.)
  2.3      Share Purchase Agreement dated as of April 12, 1995 among the
           Registrant, A&A and all of the shareholders of A&A. (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form
           8-K for the event reported on April 12, 1995.)
  2.4      Asset Sale Agreement dated December 29, 1994 between FlexTracker
           Sdn. Bhd. and Flextronics Malaysia Sdn. Bhd. (Incorporated by
           reference to Exhibit 10.19 of the Registrant's registration statement on Form S-4, No. 33-85842.)
  2.5      Agreement among the Registrant, Alberton Holdings Limited and Omac
           Sales Limited dated as of January 6, 1996. (Incorporated by reference to Exhibit 2.1 of the Registrant's Current Report on Form
           8-K for the event reported on February 2, 1996.)
  2.6      Asset Transfer Agreement between Ericsson Business Networks AB and
           Flextronics International Sweden AB dated as February 12, 1997.
           Certain schedules have been omitted. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request. (Incorporated by reference to Exhibit 2.6 of the
           Registrant's registration statement on Form S-3, No. 333-21715.)
  2.7      Exchange Agreement dated October 19, 1997 by and among Registrant,
           Neutronics Electronic Industries Holding A.G. and the named
           Shareholders of Neutronics Electronic Industries Holding A.G.
           (Incorporated by reference to Exhibit 2 of the Registrant's Current
           Report on Form 8-K for event reported on October 30, 1997.)
  3.1      Memorandum of Association of the Registrant. (Incorporated by
           reference to Exhibit 3.1 of the Registrant's registration statement on Form S-1, No. 33-74622.)
  3.2      Articles of Association of the Registrant. (Incorporated by
           reference to Exhibit 3.2 of the Registrant's registration statement on Form S-4, No. 33-85842.)
  4.1      Indenture dated as of October 15, 1997 between Registrant and State
           Street Bank and Trust Company of California, N.A., as trustee.
           (Incorporated by reference to Exhibit 10.1 of the Registrant's
           Current Report on Form 8-K for event reported on October 15, 1997.)
  5.1**    Opinion and Consent of Allen & Gledhill with respect to the Ordinary
           Shares being registered.

EXHIBIT                                                                          SEQUENTIALLY
NUMBER                           DESCRIPTION OF DOCUMENT                         NUMBERED PAGE
------     --------------------------------------------------------------------  -------------
 10.1      Form of Indemnification Agreement between the Registrant and its
           Directors and certain officers. (Incorporated by reference to
           Exhibit 10.1 of the Company's registration statement on Form S-1,
           No. 33-74622.)
 10.2      1993 Share Option Plan. (Incorporated by reference to Exhibit 10.2 of the Company's registration statement on Form S-1, No. 33-74622.
 10.3      Executives' Share Option Scheme, as amended. (Incorporated by reference to Exhibit 10.3 of the Company's registration statement on
           Form S-1, No. 33-74622.)
 10.4      Executives' Incentive Share Scheme, as amended. (Incorporated by reference to Exhibit 10.4 of the Company's registration statement on
           Form S-1, No. 33-74622.)
 10.5      nCHIP, Inc. Amended and Restated 1988 Stock Option Plan.
           (Incorporated by reference to Exhibit 10.5 of the Company's registration statement on Form S-4, No. 33-85842.)
 10.6*     Agreement to Grant Options dated as of June 9, 1995 between the
           Company and Lifescan. (Incorporated by reference to Exhibit 10.7 of the Company's Annual Report on Form 10-K for the fiscal year ended
           March 31, 1995.)
 10.7      Lease Agreement dated as of October 1, 1994 among Shenzhen Xinan
           Industrial Shareholdings Limited, Flextronics Industrial (Shenzhen)
           Limited and Flextronics Singapore Pte Ltd. (Incorporated by
           reference to Exhibit 10.25 of the Company's Annual Report on Form
           10-K for the fiscal year ended March 31, 1995).
 10.8      Lease Agreement dated as of January 2, 1995 between Shenzhen Xinan
           Industrial Shareholdings Limited and Flextronics Industrial
           (Shenzhen) Limited. (Incorporated by reference to Exhibit 10.25 of the Company's Annual Report on Form 10-K for the fiscal year ended
           March 31, 1995.)
 10.9      Services Agreement between the Registrant and Stephen Rees dated as of January 6, 1996. (Incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K for the event reported on
           February 2, 1996.)
 10.10     Supplemental Services Agreement between Astron and Stephen Rees dated as of January 6, 1996. (Incorporated by reference to Exhibit
           10.2 of the Company's Current Report on Form 8-K for the event reported on February 2, 1996.)
 10.11     Promissory Note dated April 17, 1995 executed by Michael E. Marks in favor of Flextronics Technologies, Inc. (Incorporated by reference to Exhibit 10.34 to the Company's Annual Report on Form 10-K for the
           fiscal year ended March 31, 1995.)
 10.12     Service Agreement dated July 8, 1993 between the Registrant and
           Dennis P. Stradford. (Incorporated by reference to Exhibit 10.36 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.13     Service Agreement dated July 8, 1993 between the Registrant and Tsui
           Sung Lam. (Incorporated by reference to Exhibit 10.37 of the
           Company's registration statement on Form S-1, No. 33-74622.)
 10.14     Service Agreement dated July 8, 1993 between the Registrant and Goh
           Chan Peng. (Incorporated by reference to Exhibit 10.38 of the
           Company's registration statement on Form S-1, No. 33-74622.)

EXHIBIT                                                                          SEQUENTIALLY
NUMBER                           DESCRIPTION OF DOCUMENT                         NUMBERED PAGE
------     --------------------------------------------------------------------  -------------
 10.15*    Printed Circuit Board Assembly Services Agreement between Lifescan
           Inc., a Johnson & Johnson Company, and the Registration dated
           November 1, 1992. (Incorporated by reference to Exhibit 10.41 of the
           Company's registration statement on Form S-1, No. 33-74622.)
 10.16     Tenancy of Flatted Factory Unit dated February 28, 1996 between
           Jurong Town Corporation and the Registrant. (Incorporated by
           reference to Exhibit 10.44 of the Company's Annual Report on Form
           10-K for fiscal year ended March 31, 1990.)
 10.17     Tenancy of Flatted Factory Unit dated May 14, 1993 between Jurong
           Town Corporation and the Registrant. (Incorporated by reference to
           Exhibit 10.45 of the Company's registration statement on Form S-1,
           No. 33-74622.)
 10.18     Flextronics Asia U.S.A. 401(k) plan. (Incorporated by reference to
           Exhibit 10.52 of the Company's registration statement on Form S-1,
           No. 33-74622.)
 10.19     Acquisition and Subscription Agreement dated June 30, 1993 between
           FI Liquidating Company, Inc., Asian Oceanic Nominees and Custodians
           Limited, N.T. Butterfield Trustee (Bermuda) Limited, Overseas Asset
           Holdings, Inc., JF Asia Select Limited, the Executive
           Representative, Flex Holdings Pte Limited, CLG Partners, L.P. and
           the Liquidators of Asian Oceanic Nominees and Custodians Limited.
           (Incorporated by reference to Exhibit 10.53 of the Company's registration statement on Form S-1, No. 33-74622.)
 10.20     Revolving Credit and Term Loan Agreement dated as of March 27, 1997 among the Company, The First National Bank of Boston, as Agent, and
           the other lending institutions listed on Schedule 1 attached thereto. The Company agrees to furnish a copy of the omitted schedule to the Commission upon request. (Incorporated by reference to Exhibit 5(a) of the Company's Current Report on Form 8-K for the
           event reported on March 27, 1997.)
 10.21     Revolving Credit Agreement dated as of March 27, 1997 among
           Flextronics International USA, Inc., The First National Bank of
           Boston, as Agent, and the other lending institutions listed of
           Schedule 1 attached thereto. (Incorporated by reference to Exhibit
           5(b) of the Company's Current Report on Form 8-K for the event reported on March 27, 1997.)
 10.22     Employment and Noncompetition Agreement dated as of April 30, 1997 between Flextronics International Sweden AB and Ronny Nilsson.
           (Incorporated by reference to Exhibit 10.29 of the Company's Annual
           Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.23     Services Agreement dated as of April 30, 1997 between Flextronics
           International USA, Inc. and Ronny Nilsson. (Incorporated by
           reference to Exhibit 10.30 of the Company's Annual Report on Form
           10-K for fiscal year ended March 31, 1997.)
 10.24     Promissory Note dated April 15, 1997 executed by Ronny Nilsson in favor of Flextronics International USA, Inc. (Incorporated by
           reference to Exhibit 10.31 of the Company's Annual Report on Form
           10-K for fiscal year ended March 31, 1997.)
 10.25     Letter Agreement dated March 27, 1997 among the Company, Astron
           Technologies Limited, Croton Technology Ltd. and Stephen Rees
           regarding the termination of the Services Agreement. (Incorporated by reference to Exhibit 10.32 of the Company's Annual Report on Form
           10-K for fiscal year ended March 31, 1997.)

EXHIBIT                                                                          SEQUENTIALLY
NUMBER                           DESCRIPTION OF DOCUMENT                         NUMBERED PAGE
------     --------------------------------------------------------------------  -------------
 10.26     Letter Agreement dated March 27, 1997 between Astron Group Limited and Stephen Rees regarding the termination of the Supplemental
           Services Agreement. (Incorporated by reference to Exhibit 10.33 of the Company's Annual Report on Form 10-K for fiscal year ended March
           31, 1997.)
 10.27     Services Agreement between Flextronics Singapore Pte Limited and Goh
           Chan Peng effective as of April 1, 1997. (Incorporated by reference to Exhibit 10.34 of the Company's Annual Report on Form 10-K for
           fiscal year ended March 31, 1997.)
 10.28     Services Agreement between Astron Technologies Limited and Goh Chan
           Peng effective as of April 1, 1997. (Incorporated by reference to
           Exhibit 10.35 of the Company's Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.29     Services Agreement between Astron Technologies Limited and Tsui Sung
           Lam effective as of April 1, 1997. (Incorporated by reference to
           Exhibit 10.36 of the Company's Annual Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.30     Services Agreement between Flextronics Singapore Pte Limited and
           Tsui Sung Lam effective as of April 1, 1997. (Incorporated by reference to Exhibit 10.37 of the Company's Annual Report on Form
           10-K for fiscal year ended March 31, 1997.)
 10.31     First Amendment to Revolving Credit and Term Loan Agreement dated as of May 19, 1997 among the Company, BankBoston, N.A. (formerly known as The First National Bank of Boston), as Agent, and the other lending institutions listed on Schedule 1 attached thereto.
           (Incorporated by reference to Exhibit 10.38 of the Company's Annual
           Report on Form 10-K for fiscal year ended March 31, 1997.)
 10.32     First Amendment to Revolving Credit Agreement dated as of May 19,
           1997 among Flextronics International USA, Inc., BankBoston, N.A., as
           Agent, and the other lending institutions listed on Schedule 1 attached thereto. (Incorporated by reference to Exhibit 10.39 of the
           Company's Annual Report on Form 10-K for fiscal year ended March 31,
           1997.)
 10.33     Second Amendment to Revolving Credit and Term Loan Agreement dated as of June 30, 1997 among the Company, BankBoston, N.A., as Agent, and the other lending institutions listed on Schedule 1 attached thereto. (Incorporated by reference to Exhibit 10.40 of the
           Company's Annual Report on Form 10-K for fiscal year ended March 31,
           1997.)
 10.34     Second Amendment to Revolving Credit Agreement dated as of June 30,
           1997 among Flextronics International USA, Inc., BankBoston N.A. as
           Agent, and the other lending institutions listed on Schedule 1 attached thereto. (Incorporated by reference to Exhibit 10.41 of the
           Company's Annual Report on Form 10-K for fiscal year ended March 31,
           1997.)
 10.35**   Loan Agreement between Flextronics International USA, Inc. as lender, and Michael E. Marks, as borrower dated November 6, 1997.
 10.36**   Secured Full Recourse Promissory Note, dated November 6, 1997, executed by Michael E. Marks in favor of Flextronics International
           USA, Inc.
 12.1**    Statement regarding computation of ratio of EBITDA to Interest
           Expense.
 12.2**    Statement regarding computation of ratio of Total Debt to EBITDA.
 12.3**    Statement regarding computation of ratio of earnings to Fixed
           Charges.
 21.1**    Subsidiaries of Registrant.

EXHIBIT                                                                          SEQUENTIALLY
NUMBER                           DESCRIPTION OF DOCUMENT                         NUMBERED PAGE
------     --------------------------------------------------------------------  -------------
23.1***    Consent of Independent Accountants.
23.2**     Consent of Allen & Gledhill (included in Exhibit 5.1).
24.1**     Power of Attorney (included in the signature page of this
           Registration Statement).
25.1**     Statement of Eligibility of Trustee.


---------------

*   Confidential treatment requested for portions of agreement.


**  Previously filed.



*** To be filed by Amendment.